As filed with the Securities and Exchange Commission on September 16, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TMX FINANCE LLC

TITLEMAX FINANCE CORPORATION

(as Issuers)

SEE TABLE OF ADDITIONAL REGISTRANTS ON THE FOLLOWING PAGE

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	61590000 61590000	20-1106313 27-2875015
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15 Bull Street, Suite 200

Savannah, Georgia 31401

Telephone: (912) 525-2675

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John W. Robinson, III

President

TMX Finance LLC

15 Bull Street, Suite 200

Savannah, Georgia 31401

Telephone: (912) 525-2675

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

M. Hill Jeffries Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Telephone: (404) 881-7000 Facsimile: (404) 881-7777	Marvin A. Fentress Gray & Pannell LLP 24 Drayton Street, Suite 1000 Savannah, Georgia 31401 Telephone: (912) 443-4040 Facsimile: (912) 443-4041

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
13.25% Senior Secured Notes due 2015	$60,000,000	100%	$60,000,000	$6,966
Guarantees of the 13.25% Senior Secured Notes due 2015 (2)	—	—	—	—

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	See the Table of Additional Registrants on the following page for a list of the guarantors. No separate consideration will be received for the guarantees, and pursuant to Rule 457(n), no separate fee is payable with regard to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of TMX Finance LLC are guarantors of the notes and are co-registrants:

Exact Name of Registrant as Specified in Its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
EquityAuto Loan, LLC	Georgia	20-4756278
TitleMax Funding, Inc.	Florida	58-2657930
TitleMax of Alabama, Inc.	Alabama	63-1256753
TitleMax of Arizona, Inc.	Delaware	27-4212718
TitleMax of Georgia, Inc.	Georgia	58-2547327
TitleMax of Illinois, Inc.	Delaware	20-5957376
TitleMax of Mississippi, Inc.	Delaware	20-5957077
TitleMax of Missouri, Inc.	Delaware	36-4583337
TitleMax of Nevada, Inc.	Delaware	27-3992809
TitleMax of South Carolina, Inc.	South Carolina	75-3019790
TitleMax of Tennessee, Inc.	Tennessee	75-3019795
TitleMax of Texas, Inc.	Delaware	26-3143052
TitleMax of Virginia, Inc.	Delaware	20-5957186
TMX Credit, Inc.	Delaware	80-0720760
TMX Finance of Florida, Inc.	Delaware	27-4059361

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2011

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

TMX FINANCE LLC

TITLEMAX FINANCE CORPORATION

(as Issuers)

Offer to Exchange up to

$60,000,000

13.25% Senior Secured Notes due 2015

which have been registered under the

Securities Act of 1933

For any and all outstanding unregistered

13.25% Senior Secured Notes due 2015

This exchange offer will expire at midnight,

New York City time, on                     , 2011, unless extended.

•

We are offering to exchange $60,000,000 aggregate principal amount of our 13.25% senior secured notes due 2015, and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended, or the “Securities Act,” and referred to in this prospectus as the “new notes,” for all $60,000,000 aggregate principal amount of outstanding unregistered 13.25% senior secured notes due 2015, and the guarantees thereof, that were issued on July 22, 2011, which are referred to in this prospectus as the “old notes.” We refer to the old notes and the new notes collectively as “notes.”

•	Subject to the terms of this exchange offer, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer.
•

The new notes will be identical in all material respects to the old notes, except that the new notes will be registered under the Securities Act and will generally not be subject to transfer restrictions or registration rights. The old notes were issued in reliance upon an available exemption from the registration requirements of the Securities Act.

•	We will pay interest on the new notes on each January 15 and July 15, beginning on January 15, 2012.
•

The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our existing and future domestic restricted subsidiaries, other than immaterial subsidiaries, who have guaranteed our obligations with respect to the old notes.

•

The exchange of old notes for new notes pursuant to this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

•	There is no public market for the new notes. We have not applied, and do not intend to apply, for listing of the new notes on any national securities exchange or automated quotation system.
•	We will not receive any proceeds from this exchange offer.

Investing in the new notes involves risks. You should consider carefully the risk factors beginning on page 11 of this prospectus before tendering your old notes in this exchange offer.

Neither the Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any sale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with sales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such sale until the earlier of 90 days after the closing of this exchange offer or the date on which each such broker-dealer has sold all new notes acquired by it in this exchange offer. See “Plan of Distribution.”

The date of this prospectus is                     , 2011.

You should rely only on the information in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

We are not making an offer to exchange and issue the new notes in any jurisdiction where the offer or exchange is not permitted.

CERTAIN DEFINED TERMS

In this prospectus, unless the context requires otherwise: (i) “TMX Finance LLC” and “issuer” refer to TMX Finance LLC; (ii) “TitleMax Finance Corporation” and “co-issuer” refer to TitleMax Finance Corporation, the co-issuer of the old notes and the new notes; (iii) “guarantors” refers to our domestic subsidiaries who are guaranteeing our obligations under the new notes and who have guaranteed our obligations with respect to the old notes; (iv) “non-guarantor subsidiaries” refers to those of our subsidiaries that are not guaranteeing our obligations under the notes; (v) the “Company,” “we,” “us” and “our” refer either to TMX Finance LLC and/or TitleMax Finance Corporation as the issuer and/or the co-issuer or to TMX Finance LLC, TitleMax Finance

i

Corporation and their subsidiaries on a consolidated basis, as the context indicates; (vi) “initial purchasers” refers to Jefferies & Company, Inc. and Stephens Inc., as the initial purchasers of the old notes pursuant to a Purchase Agreement dated July 19, 2011 entered into with us and the guarantors; (vii) “old notes” refers to the 13.25% senior secured notes due 2015 that we issued on July 22, 2011; (viii) “new notes” refers to the 13.25% senior secured notes due 2015 that we registered under the Securities Act and that we are offering in exchange for the old notes; and (ix) “notes” refers to the old notes and the new notes collectively.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-4, of which this prospectus is a part, with the SEC to register the new notes under the Securities Act. This prospectus does not contain all of the information included in that registration statement. For further information about us and the new notes offered by this prospectus, you should refer to the registration statement and its exhibits. You can access the registration statement by any of the means described in the following paragraph.

We file annual, quarterly and current reports and other information with the SEC. You can review and obtain copies of the registration statement, these reports and other information on the SEC’s Internet site at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Additionally, you may review and obtain certain of these documents on our Internet site at http://www.Titlemax.biz or by writing or telephoning us at the following address or telephone number:

TMX Finance LLC

15 Bull Street, Suite 200

Savannah, Georgia 31401

Attn: Investor Relations

(912) 525-2675

Our web site and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have agreed that if at any time after the completion of this exchange offer the Company is no longer subject to the reporting requirements of the Exchange Act, the Company will nevertheless continue filing the reports and other information referred to in the preceding paragraph with the SEC for so long as any of the notes remain outstanding and the SEC will accept such filings.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from industry publications, studies and surveys conducted by third parties. While we believe our internal estimates and research are reliable, such estimates and research have not been verified by any independent source. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. Further, certain industry and market data are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus.

ii

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements in addition to historical information. These forward-looking statements are included throughout this prospectus, including in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We use the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will” and similar terms and phrases to identify forward-looking statements in this prospectus.

Our business and operations involve numerous risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from the results suggested in any forward-looking statements. Factors that could cause our actual results to differ materially from our projected results include, among others, those set forth in the section entitled “Risk Factors.”

We do not intend to update our forward-looking statements unless we are required to do so under applicable securities laws. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

NON-GAAP FINANCIAL MEASURES

We disclose in this prospectus our earnings before interest expense, depreciation and amortization, or “EBIDA.” EBIDA, which is a “non-GAAP financial measure” as defined under the rules of the SEC, is intended as a supplemental measure of our performance that is not required by, or presented in accordance with, U.S. generally accepted accounting principles, or “GAAP.”

We present EBIDA because we believe that, when viewed with the Company’s GAAP results and the accompanying reconciliation, EBIDA provides useful information about our operating performance and period-over-period growth, as well as information that is useful for evaluating the operating performance of our core business without regard to potential disruptions. Additionally, we believe that EBIDA is commonly used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBIDA when reporting their results. However, EBIDA should not be considered as an alternative to income from continuing operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with GAAP. Our presentation of EBIDA should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

For a reconciliation of our EBIDA to our income from continuing operations, see the section entitled “Selected Financial Data.”

iii

SUMMARY

The following summary provides important information about us and the exchange offer but may not contain all of the information that may be important to you. You should read this entire prospectus, including the section entitled “Risk Factors” and the financial statements and related notes thereto, before deciding whether to participate in the exchange offer.

The Company

We are a privately-owned automobile title lending company with 692 company-owned stores in the states of Georgia, Alabama, South Carolina, Tennessee, Missouri, Illinois, Mississippi, Texas, Virginia, Florida, Arizona and Nevada as of June 30, 2011. We serve individuals who generally have limited access to consumer credit from banks, thrift institutions, credit card lenders and other traditional sources of consumer credit. We provide our customers with access to funds through loans secured by a first or second lien on the customer’s automobile. Our loan products allow our customers to meet their liquidity needs by borrowing against the value of their vehicles while allowing the customer to retain use of the vehicle during the term of the loan. As of June 30, 2011, we had approximately 320,000 customers and had approximately $379.3 million in title loans receivable. We believe we are the largest automobile title lender in the United States based on title loans receivable.

Our automobile title lending business provides a simple, quick and confidential way for consumers to meet their liquidity needs. We offer title loans in amounts ranging from $100 to $5,000 at rates that we believe are typically around 50% less than those offered by other title lenders, with an average loan size of approximately $1,100. Our asset-based loans have conservative loan to value ratios (at origination, our receivables had an approximately 69% weighted average loan to appraised wholesale value, and based on retail values reported by the Black Book published by the National Auto Research Division of Hearst Business Media Corporation, an approximately 25% weighted average loan to retail value). The typical time for a customer to receive a loan from the time he or she enters our store is approximately 40 minutes.

We seek to develop and maintain a large presence in each of the markets in which we operate. Our stores are located in highly visible, accessible locations, usually in free-standing buildings and end units of shopping centers. Our growth strategy includes expanding our title loans receivable in our existing stores, opening new stores in existing markets and expanding into new markets with favorable characteristics.

TMX Finance LLC is a limited liability company that was formed in Delaware in 2003 and exists solely as a holding company to own the stock of its subsidiaries. TitleMax Finance Corporation is a Delaware corporation that was formed in 2010 as a wholly-owned subsidiary of TMX Finance LLC and exists solely for the purpose of serving as co-issuer of the notes and the existing registered notes (as defined herein). Our operating subsidiaries include TitleMax of Alabama, Inc., TitleMax of Georgia, Inc., TitleMax of Illinois, Inc., TitleMax of Mississippi, Inc., TitleMax of Missouri, Inc., TitleMax of South Carolina, Inc., TitleMax of Tennessee, Inc., TitleMax of Virginia, Inc, TitleMax of Texas, Inc., TMX Finance of Florida, Inc., TitleMax of Nevada, Inc., TitleMax of Arizona, Inc. and EquityAuto Loan, LLC. Our operating subsidiaries operate under the names TITLEMAX, TITLEBUCKS, EQUITYAUTO LOAN and U.S. TITLE PAWN.

Our corporate offices are located at 15 Bull Street, Suite 200, Savannah, Georgia 31401, and our telephone number is (912) 525-2675. Our website address is www.Titlemax.biz. The information on our website is not a part of this prospectus.

The Exchange Offer

On July 22, 2011, TMX Finance LLC and TitleMax Finance Corporation issued in a private offering $60.0 million aggregate principal amount of the old notes and entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old notes.

The summary below describes the principal terms of the exchange offer. Please see “The Exchange Offer” for further information regarding the exchange offer.

Old Notes	$60.0 million aggregate principal amount of 13.25% Senior Secured Notes due 2015 that are not registered under the Securities Act and are subject to certain transfer restrictions, registration rights and additional interest upon any failure by us to fulfill our obligations under the registration rights agreement. The old notes were issued under an indenture pursuant to which we issued $250.0 million aggregate principal amount of 13.25% Senior Secured Notes due 2015 on June 21, 2010. On May 25, 2011, we exchanged these initial notes for a like principal amount of notes, which we refer to as the “existing registered notes,” that had been registered under the Securities Act. The old notes have substantially the same terms as the existing registered notes.

New Notes	13.25% Senior Secured notes due 2015. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes are registered under the Securities Act and generally are not subject to transfer restrictions, registration rights or additional interest penalties.

Exchange Offer	We are offering to exchange $1,000 principal amount of our new notes due July 15, 2015, for each $1,000 principal amount of our old notes due July 15, 2015. Currently, there is $60.0 million in aggregate principal amount of old notes outstanding.

Old notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. New notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Subject to the terms of this exchange offer, we will exchange new notes for all of the old notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer. In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will issue new notes in exchange for corresponding old notes in this exchange offer, if consummated, promptly upon the expiration of this exchange offer.

Expiration Date	This exchange offer will expire at midnight, New York City time, on , 2011, unless we extend it. We may extend the expiration date for any reason. We do not currently intend to extend the expiration date.

Sale of New Notes	Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for sale, sell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act if you:

•	acquire the new notes in the ordinary course of your and any beneficial owner’s business;

•

are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes issued in the exchange offer;

•	are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act; and

•	are not a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities.

By tendering your notes as described in “The Exchange Offer—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the interpretive letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the new notes.

If you are a broker-dealer that acquired old notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with sales of the new notes, as described in this summary under “Restrictions on Sales by Broker-Dealers” below. If you are an affiliate of ours and hold old notes, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to you.

As noted above, we base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sales by Broker-Dealers	If you are a broker-dealer that has received new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any sale of the new notes. A broker-dealer may use this prospectus for sales of new notes for a period of 90 days commencing on the day the exchange offer is consummated.

Withdrawal of Tenders	You may withdraw the tender of your old notes at any time prior to the expiration date.

Taxation	The exchange of old notes for new notes in this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Conditions to the Exchange Offer	This exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer; Waivers.”

Procedures for Tendering	If you wish to accept this exchange offer and your old notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct this custodial entity to tender your old notes on your behalf pursuant to the procedures of the custodial entity. If your old notes are registered in your name, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

Custodial entities that are participants in The Depository Trust Company, or “DTC,” may tender old notes through DTC’s Automated Tender Offer Program, or “ATOP,” which enables a custodial entity and the beneficial owner on whose behalf the custodial entity is acting to electronically agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP.

See “The Exchange Offer—Effect of Surrendering Old Notes.”

Consequences of Failure to Exchange	If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any further registration or exchange rights (subject to certain very limited exceptions) and your old notes will continue to be subject to the existing transfer restrictions. These transfer restrictions and the availability of the new notes could adversely affect the trading market for your notes.

Use of Proceeds	We will not receive any proceeds from the exchange of notes pursuant to the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for this exchange offer. The address and telephone number of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.” Wells Fargo Bank, National Association is also the trustee under the indenture governing the notes.

Risk Factors	Participation in the exchange offer involves substantial risk. See “Risk Factors—Risks Related to the Exchange Offer” for a description of some of the risks you should consider before participating in the exchange offer.

The New Notes

The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes generally will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The new notes will evidence the same debt as the old notes. The new notes will be governed by the same indenture under which the old notes were issued.

The summary below describes the principal terms of the new notes. Please see “Description of the New Notes” for further information regarding the new notes.

Issuers	TMX Finance LLC and TitleMax Finance Corporation.

Guarantors	Our existing and future domestic restricted subsidiaries, other than immaterial subsidiaries, have guaranteed our obligations in respect of the new notes on a senior secured basis. As of the date of this prospectus, the guarantees rank senior to all of the guarantors’ other obligations.

Notes Offered	$60.0 million aggregate principal amount of 13.25% Senior Secured Notes due 2015.

Maturity Date	July 15, 2015.

Interest Payment Dates	July 15 and January 15, commencing January 15, 2012.

Security	The new notes and the guarantees will be secured by first-priority liens on substantially all of our and the guarantors’ assets, subject to certain exceptions. The collateral will not include assets constituting Excluded Collateral (as defined herein). See “Description of the New Notes—Security.”

Ranking	The new notes and the guarantees will rank senior in right of payment to all of our and the guarantors’ other indebtedness outstanding as of the date of this prospectus.

Optional Redemption	On or after July 15, 2013, we may redeem some or all of the notes at a premium that will decrease over time as set forth in this prospectus, plus accrued and unpaid interest, if any, to the applicable date of redemption.

Prior to July 15, 2013, we may redeem from time to time up to 35% of the aggregate principal amount of the notes at a redemption price equal to 113.250% of the principal amount thereof plus accrued and unpaid interest, if any, with the proceeds of certain equity offerings.

In addition, we may, at our option, redeem some or all of the notes at any time prior to July 15, 2013 by paying a “make whole” premium, plus accrued and unpaid interest, if any, to the date of redemption. See “Description of the New Notes—Optional Redemption.”

Excess Cash Flow Offer

Subject to certain conditions, within 95 days of the end of each fiscal year we must make an offer to purchase new notes with the lesser of (a) $30 million and (b) 75% of excess cash flow for the prior fiscal year, commencing with the fiscal year ending December 31, 2011, at 102% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase; provided that for the fiscal year ending December 31, 2011, excess cash flow will be calculated for the eighteen month period ending December 31, 2011.

Change of Control Offer	If a change of control occurs, the holders of the new notes will have the right to require us to purchase their new notes, in whole or in part, at a repurchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Offer	Upon certain asset sales, we may have to use the proceeds of the asset sale to offer to purchase some of the new notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the New Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Indenture Provisions	The Indenture (as defined in “Description of the New Notes—General”) limits our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue disqualified capital stock;
•	pay dividends, redeem subordinated debt or make other restricted payments;
•	make certain investments or acquisitions;
•	issue stock of subsidiaries;
•	grant or permit certain liens on our assets;
•	enter into certain transactions with affiliates;
•	merge, consolidate or transfer substantially all of our assets;
•	incur dividend or other payment restrictions affecting certain of our subsidiaries;
•	transfer, sell or acquire assets, including capital stock of our subsidiaries; and
•	change the business we conduct.

These covenants are subject to a number of important exceptions. See “Description of the New Notes—Certain Covenants.”

Contingent Payment Debt Instruments

We will treat, and each holder will agree in the indenture to treat, the new notes as “contingent payment debt instruments” for U.S. federal income tax purposes and to be bound by our application of the Treasury Regulations that govern contingent payment debt instruments, including our projected payment schedule and our determination of the rate at which interest will be deemed to accrue for U.S. federal income tax purposes. Based on such agreement, (i) each holder will be required to accrue interest at this rate, with the result that a holder that is subject to U.S. income taxation on a net basis generally will recognize taxable income in advance of the receipt of cash attributable to such income and (ii) such holder will generally be required to recognize ordinary income on the gain, if any, realized on a sale, exchange or redemption of the new notes. See “Material U.S. Federal Income Tax Considerations.”

Transfer Restrictions; Absence of a Public Market	The new notes will generally be freely transferable but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or automated dealer quotation system.

Trustee	Wells Fargo Bank, National Association.

Governing Law	The new notes and the Indenture are governed by the laws of the State of New York.

Risk Factors	An investment in the new notes as a result of participation in the exchange involves substantial risk. See “Risk Factors—Risks Related to the New Notes” for a description of the risks you should consider before investing in the new notes through participation in the exchange offer.

Summary Historical Financial and Operating Data

The following table sets forth summary historical consolidated financial data and other operating data for the Company as of and for the fiscal years ended December 31, 2008, 2009 and 2010, for the six months ended June 30, 2010 and as of and for the six months ended June 30, 2011. The summary historical consolidated financial data as of and for the fiscal years ended December 31, 2008, 2009 and 2010 have been derived from our audited consolidated financial statements. The summary historical consolidated financial data as of June 30, 2011 and for the six months ended June 30, 2011 and 2010 have been derived from our unaudited consolidated financial statements, have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such information. The financial data presented for the interim periods is not necessarily indicative of the results for the full fiscal year or any future period.

Because the financial and other operating data in the table below are only a summary and do not provide all of the information contained in our consolidated financial statements, you should read this data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Financial Data” and our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.

	Fiscal Year Ended December 31,			Six Months Ended June 30,
(Dollars in thousands)	2008	2009	2010	2010	2011
				(unaudited)	(unaudited)
Statement of Operations Data:
Interest and fee income	$262,635	$312,022	$389,449	$177,425	$224,910
Provision for loan losses	(45,318)	(51,184)	(63,932)	(20,661)	(27,442)

Net interest and fee income	217,317	260,838	325,517	156,764	197,468

Costs, expenses and other:
Salaries and related expenses	78,046	90,234	116,090	55,670	74,160
Occupancy costs	32,698	33,366	34,939	16,472	22,662
Depreciation and amortization (1)	8,670	9,027	10,353	4,600	6,368
Advertising	13,242	6,206	10,243	2,433	6,311
Other operating expenses	26,992	28,559	41,066	18,256	27,855
Interest expense, net (2)	13,286	11,674	26,251	7,093	19,248
Loss on disposal of property and equipment	529	805	264	264	41
Loss on aircraft held for sale	2,824	4,356	77	77	–

Total expenses	176,287	184,227	239,283	104,865	156,645

Income from continuing operations before reorganization items	41,030	76,611	86,234	51,899	40,823

Reorganization items (3)	–	6,655	4,548	2,962	–

Income before discontinued operations	41,030	69,956	81,686	48,937	40,823
(Loss) gain from discontinued operations	(2,184)	145	–	–	–

Net income	$38,846	$70,101	$81,686	$48,937	$40,823

	Fiscal Year Ended December 31,			Six Months Ended June 30,
(Dollars in thousands)	2008	2009	2010	2010	2011
				(unaudited)	(unaudited)
Non-GAAP Financial Measures (4):
Net income	$38,846	$70,101	$81,686	$48,937	$40,823
Interest expense, net	13,286	11,674	26,251	7,093	19,248
Depreciation and amortization	8,999	9,027	10,353	4,600	6,368

EBIDA	$61,131	$90,802	$118,290	$60,630	$66,439

	Fiscal Year Ended December 31,			Six Months Ended June 30,
(Dollars in thousands)	2008	2009	2010	2010	2011
				(unaudited)	(unaudited)
Other Operating Data (unaudited):
Store count (end of period)	553	557	590	557	692
Same store interest and fee income growth	30.8%	20.8%	24.9%	27.1%	25.7%
Net charge-offs (5)	13.6%	12.5%	11.8%	10.1%	9.7%

Statement of Cash Flow Data:
Net cash provided by operating activities	$105,208	$144,225	$175,811	$72,302	$68,323
Net cash used in investing activities	(75,524)	(95,279)	(155,097)	(21,299)	(61,024)
Net cash (used in) provided by financing activities	(27,716)	(32,126)	5,863	1,027	(4,627)
Purchase of property and equipment	(10,699)	(4,023)	(18,601)	(4,917)	(15,019)
Depreciation and amortization expense	8,999	9,027	10,353	4,600	6,368

	December 31,			June 30,
(Dollars in thousands)	2008	2009	2010	2011
				(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$10,188	$27,008	$53,585	$56,257
Title loans receivable	232,450	282,917	360,325	379,288
Unamortized loan origination costs	1,251	1,160	2,139	1,942
Allowance for loan losses	(29,885)	(40,280)	(52,048)	(54,327)

Title loans receivable, net	203,816	243,797	310,416	326,903
Total assets	283,648	338,763	470,331	508,505
Total debt	193,884	178,353	273,401	277,434
Total liabilities	208,550	207,489	329,195	331,961
Member’s equity and non-controlling interests	75,098	131,274	141,136	176,544

(1)        Represents depreciation and amortization of property, equipment and aircraft (except for depreciation of aircraft held for sale/lease).

(2)        Includes amortization of debt issuance costs and discount of $3,144, $1,210, $2,035, $95 and $1,908 for the fiscal years ended December 31, 2008, 2009 and 2010 and the six months ended June 30, 2010 and 2011, respectively. The amount excludes interest on aircraft held for sale/lease.

(3)        Reorganization items refer to expenses incurred in connection with our reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code. These items include professional fees and interest earned on accumulated cash resulting from the Chapter 11 proceeding. See “Business—Overview.”

(4)        We present EBIDA because we believe that, when viewed with the Company’s GAAP results and the accompanying reconciliation, EBIDA provides useful information about our operating performance and period-over-period growth, as well as information that is useful for evaluating the operating performance of our core business without regard to potential disruptions. Additionally, we believe that EBIDA is commonly used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBIDA when reporting their results. However, EBIDA should not be considered as an alternative to income from continuing operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with GAAP. Our presentation of EBIDA should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

(5)        Net charge-offs are shown as a percentage of originations.

RISK FACTORS

You should consider carefully the following risks, as well as the other information set forth in this prospectus, before you decide to tender your old notes. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment in the notes. The risks discussed below also include forward-looking statements, and our actual results could differ materially from those discussed in the forward-looking statements. See “Forward-Looking Statements.”

Risks Related to the Exchange Offer

If you fail to exchange your old notes for new notes, you will continue to hold notes subject to transfer restrictions, and it may be harder for you to sell the old notes.

The old notes were not registered under the Securities Act or under the securities laws of any state. Any old notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. Thus, if you do not exchange your old notes for new notes in this exchange offer, or if you do not properly tender your old notes in this exchange offer, you will not be able to sell, offer to sell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you sell them, offer to sell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. After this exchange offer, holders of old notes will not have any further rights to have their old notes exchanged for new notes registered under the Securities Act (subject to certain very limited exceptions).

Because we anticipate that most holders of old notes will elect to participate in this exchange offer, we expect that the liquidity of the market for the old notes after the completion of this exchange offer will be substantially reduced. Old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of old notes outstanding. Accordingly, the liquidity of the market for any old notes could be adversely affected, and it may be difficult for you to sell them.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased old notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to sell their new notes.

An active trading market may not develop for the new notes, and you may be unable to sell the new notes or to sell them at a price you deem sufficient.

The new notes will be securities for which there is no established trading market. The new notes will have a different CUSIP number, and will trade separately, from the existing registered notes, even though those notes and the new notes have substantially the same terms. You may find it difficult to sell your new notes because an active trading market for the new notes may not develop. We do not intend to list the new notes on any exchange or maintain a trading market for them. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

If a market for the new notes does develop, it is possible that you will not be able to sell your notes at a particular time or that the prices that you receive when you sell them will be favorable. It is also possible that any trading market that does develop for the new notes will not be liquid. Future trading prices of the new notes will depend on many factors, including:

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the alternative financial services industry generally;

•	the number of holders of the new notes;

•	the interest of securities dealers in making a market for the new notes;

•	prevailing interest rates;

•	the market for similar debt securities; and

•	the securities markets generally.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the new notes develops, it is possible that the market for the new notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the new notes, regardless of our operating performance, financial condition and prospects.

Late deliveries of old notes and other required documents could prevent a holder from exchanging its old notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

Risks Related to the New Notes

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We have substantial indebtedness. As of June 30, 2011, we had approximately $277.4 million of total debt outstanding, all of which was secured. Subject to restrictions in the Indenture governing the notes, we may incur additional indebtedness.

Our substantial level of indebtedness could have important consequences to you and significant effects on our business, including the following:

•	it may be more difficult for us to satisfy our financial obligations, including with respect to the notes;

•	our ability to obtain additional financing for working capital, capital expenditures, strategic acquisitions or general corporate purposes may be impaired;

•

we must use a substantial portion of our cash flow from operations to pay interest on the notes and our other indebtedness as well as to fund excess cash flow offers on the notes, which will reduce the funds available to use for operations and other purposes;

•	our ability to fund a change of control offer may be limited;

•	our substantial level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

•	our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

•	our substantial level of indebtedness may make us more vulnerable to economic downturns and adverse developments in our business.

We expect to obtain the funds to pay our expenses and to repay our indebtedness primarily from our operations and, in the case of our indebtedness, from a refinancing thereof. Our ability to meet our expenses and make these payments therefore depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future, and our currently anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the notes, or to fund other liquidity needs. If we do not have enough funds, we may be required to refinance all or part of our then existing debt, sell assets or borrow more funds, which we may not be able to accomplish on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements may restrict us from pursuing any of these alternatives.

Despite our current indebtedness level, we and any of our existing or future subsidiaries may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial leverage.

We and any of our existing and future subsidiaries may be able to incur substantial additional indebtedness in the future. Although the terms of the Indenture contain limitations on our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions. If we incur any additional indebtedness that ranks equally with the notes, the holders of that additional debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company, subject to any collateral securing the notes. If new debt is added to our or any of our existing and future subsidiaries’ current debt levels, the related risks that we now face could be exacerbated. See “Description of Other Indebtedness.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our debt agreements, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our business may not generate sufficient cash flow from operations in the future, and our currently anticipated levels of revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the notes, or to fund other liquidity needs. Therefore, we may not be able to maintain or realize a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes offered hereby.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including our indebtedness under the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous borrowing covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including the Indenture, may restrict us from adopting some of these alternatives. In addition, any failure to make payments of principal and interest on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

We have a holding company structure, and the issuer and the co-issuer will depend in part on distributions from the subsidiaries in order to pay amounts due on the notes. Certain provisions of law or contractual restrictions could limit distributions from the subsidiaries.

TMX Finance LLC derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. The effect of this structure is that TMX Finance LLC and TitleMax Finance Corporation will depend in part on the earnings of TMX Finance LLC’s subsidiaries, and the payment or other distribution to it of these earnings, in order to meet their obligations under the notes and other outstanding debt. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of the subsidiaries to make payments or other distributions to TMX Finance LLC. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. These restrictions could also render the subsidiary guarantors financially or contractually unable to make payments under their guarantees of the notes.

The Indenture imposes significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

The Indenture imposes, and future debt agreements may impose, operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

•	incur additional indebtedness unless certain financial tests are satisfied or issue disqualified capital stock;

•	pay dividends, redeem subordinated debt or make other restricted payments;

•	make certain investments or acquisitions;

•	issue stock of subsidiaries;

•	grant or permit certain liens on our assets;

•	enter into certain transactions with affiliates;

•	merge, consolidate or transfer substantially all of our assets;

•	incur dividend or other payment restrictions affecting certain of our subsidiaries;

•	transfer, sell or acquire assets, including capital stock of our subsidiaries; and

•	change the business we conduct.

These covenants could adversely affect our ability to finance our future operations or capital needs, withstand a future downturn in our business or the economy in general, engage in business activities, including future opportunities that may be in our interest, and plan for or react to market conditions or otherwise execute our business strategies. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders or holders of such indebtedness could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. Acceleration of our other indebtedness could result in a default under the terms of the Indenture.

The value of the collateral securing the notes may not be sufficient to pay the amounts owed under the notes. As a result, holders of the notes may not receive full payment on their notes following an event of default.

The proceeds of any sale of collateral securing the notes following an event of default with respect thereto may not be sufficient to satisfy, and may be substantially less than, amounts due on the notes. No appraisal has been made of the collateral. The value of the collateral in the event of liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. The collateral does not include contracts, agreements, licenses and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to us, and such exclusion could have a material adverse effect on the value of the collateral. The value of the collateral could be impaired in the future as a result of changing economic and market conditions, our failure to successfully implement our business strategy, competition and other factors. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation.

To the extent that liens, security interests and other rights granted to other parties encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the trustee under the Indenture or the holders of the notes to realize or foreclose on that collateral. Consequently, we can give no assurance that liquidating the collateral securing the notes would produce proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior claims on the collateral.

Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the trustee or any holder of the notes to obtain the benefit of any collateral securing the notes. Such delays could have a material adverse effect on the value of the collateral.

If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our remaining assets.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees. There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the notes and the guarantees will be released automatically, including a sale, transfer or other disposal of such collateral in a transaction not prohibited under the Indenture; with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and to the extent we have defeased or satisfied and discharged the Indenture governing the notes.

In addition, the guarantee of a subsidiary guarantor will be automatically released to the extent it is released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the Indenture.

The Indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate such a subsidiary guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the Indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

Any future pledge of collateral might be voidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent for the notes, including pursuant to security documents delivered after the date of the Indenture, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party and that certain property and rights acquired after the grant of a general security interest, such as equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The trustee or the collateral agent for the notes may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. A failure to do so may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

In addition, the security interest of the collateral agent for the notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the notes will not be entitled to the collateral or any recovery with respect to the collateral. The collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease.

The pledge of the capital stock of our subsidiaries that will secure the notes will automatically be released from the lien on them and no longer constitute collateral when the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The notes and the related guarantees will be secured by a pledge of the equity of our subsidiaries. Under the SEC regulations in effect as of the issue date of the notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the Indenture and the collateral documents provide that any capital stock and other securities of our subsidiaries will be excluded from the collateral to the extent that the pledge of such capital stock or other securities to secure the notes would cause such companies to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of the SEC’s Regulation S-X (as in effect from time to time).

As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of the New Notes.”

The collateral securing the notes may be diluted under certain circumstances.

The collateral that will secure the notes may secure on a pari passu basis additional senior indebtedness that we incur in the future, subject to restrictions on our ability to incur debt and liens under the Indenture. In particular, the Indenture permits us to incur up to $25.0 million of indebtedness under revolving credit facilities, and we may also issue additional notes subject to satisfaction of a fixed charge coverage ratio. See “Description of the New Notes.” Your rights to the collateral would be diluted by any increase in the indebtedness secured on a pari passu basis by this collateral.

Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval, which may not be given. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such time as the bankruptcy court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “under-secured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “under-secured claims” during the debtor’s bankruptcy case.

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or any guarantee could be voided as a fraudulent transfer or conveyance if (1) we or any guarantor, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any guarantor, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof: we or any guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees; the issuance of the notes or the incurrence of the guarantees left us or any guarantor, as applicable, with an unreasonably small amount of capital to carry on its business; or we or any guarantor intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or such guarantor were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantee would not be further subordinated to our or any guarantor’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness: the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantees or further subordinate the notes or such guarantees to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Although any guarantee entered into in connection with the issuance of the notes will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect such guarantee from being voided under fraudulent transfer law or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the notes and the guarantees. There are also certain other categories of property that are also excluded from the collateral.

The Indenture permits liens in favor of third parties to secure certain indebtedness, such as purchase money indebtedness and capital lease obligations, and assets subject to such liens will in certain circumstances be excluded from the collateral securing the notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to limitations as described in “Description of the New Notes.” In addition, certain categories of assets are excluded from the collateral securing the notes and the guarantees. See “Description of the New Notes—Security.” If an event of default occurs and the notes are accelerated, the notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property and effectively subordinated to holders of obligations secured by a lien on such excluded property.

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

Our ability to repurchase the notes upon a change of control may be limited.

Upon the occurrence of specific change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. Any of our future debt agreements may contain a provision regarding the lender’s right to accelerate the indebtedness upon a change of control. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of notes or repayment of our other indebtedness.

If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the Indenture which, in turn, could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default. Important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the Indenture and thus not permit the holders of the notes to require us to repurchase or redeem the notes. See “Description of the New Notes—Repurchase at the Option of Holders—Change of Control.”

You may not be able to determine when a change of control giving rise to mandatory repurchase rights has occurred following a sale of “substantially all” of our assets and our restricted subsidiaries’ assets.

The definition of change of control in the Indenture includes a phrase relating to the direct or indirect sale, conveyance, transfer, lease or other disposition of “all or substantially all” of our assets and our restricted subsidiaries’ assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase notes as a result of a sale, conveyance, transfer, lease or other disposition of less than all of our assets and our restricted subsidiaries’ assets to another individual, group or entity may be uncertain.

Because each guarantor’s liability under its guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

The guarantees of the notes are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the New Notes—Guarantees.”

Risks Relating to Our Business and Industry

The industry in which we operate is strictly regulated at both the state and federal levels. Changes in applicable laws and regulations governing consumer protection, lending practices and other aspects of our business, or our failure to comply with applicable laws and regulations, could have a significant adverse impact on our business, results of operations, financial condition and ability to service our debt obligations.

Our business and products are subject to extensive regulation by state, federal and local governments that may impose significant costs or limitations on the way we conduct or expand our business. In general, these regulations are intended to protect consumers and not our investors or creditors. See “Business—Regulation” for a discussion of the regulatory environment governing our business and industry.

Our business operates under a variety of state statutes and regulations, including those relating to:

•	licensing and posting of fees;

•	lending practices, including disclosure requirements such as those contained in state truth in lending laws and related consumer protection laws;

•	interest rates and fees;

•	currency reporting;

•	recording and reporting of certain financial transactions;

•	privacy and data security of personal consumer information;

•	prompt remittance of excess proceeds from the sale of repossessed automobiles in certain states in which we operate; and

•	serving as a credit services organization, or “CSO,” in certain states in which we may expand our operations.

Most states with laws that specifically regulate our products and services establish allowable fees, interest and other financial terms. In addition, many states regulate the maximum amount, maturity and renewal or extension terms of the loans we provide. The terms of our products and services vary from state to state in order to comply with the specific laws and regulations of those states. For example, we are prohibited from providing automobile title loans in excess of $2,500 in Mississippi and Tennessee, while the maximum automobile title loan we may provide in Illinois is $4,000 (under certain circumstances). In addition, we may not provide an automobile title loan to a customer under the age of 19 in Alabama and under the age of 18 in Georgia, Mississippi, Missouri and Tennessee. Our business is primarily regulated at the state level, although at the federal level we are subject to requirements applicable to military personnel, and we are subject to certain federal lending requirements, such as Truth in Lending disclosure requirements. Our failure or the failure of any of our employees to comply with applicable state and federal requirements, whether voluntary or involuntary, could require us to discontinue our automobile title lending business in applicable jurisdictions, which could negatively impact our business. Failure to comply with applicable laws or regulations could result in sanctions by regulatory agencies, civil money penalties or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations.

The laws and regulations governing our business are subject to change. In recent years, certain consumer advocacy groups and federal and state legislators have asserted that laws and regulations should be tightened so as to severely limit, if not eliminate, the availability of certain consumer loan products, including title loans.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as proposed legislation in various states if adopted, could negatively affect our business and results of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” that took effect on July 21st of this year is extensive and significant legislation that, among other things:

•	creates a liquidation framework for the resolution of large bank holding companies and systemically significant nonbank financial companies;

•	creates a new framework for the regulation of over-the-counter derivatives activities;

•	strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

•

created the Consumer Financial Protection Bureau, or the “CFPB,” a new federal authority responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act will impact the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include the products and services offered by the Company. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions, which could include the Company. Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for or place limits on pricing with respect to finance companies such as the Company. Until implementing regulations are issued, no assurance can be given that these new requirements imposed by the Dodd-Frank Act will not increase our cost of doing business, impose new restrictions on the way in which we conduct our business or add significant operational constraints that might impair our profitability. The CFPB also has the power to define and ban “unfair, deceptive, or abusive” practices in connection with consumer products.

We are currently following legislative and regulatory developments in Congress and in individual states where we do business. It is difficult to assess the likelihood of the enactment of any unfavorable federal or state legislation, and there can be no assurance that additional legislative or regulatory initiatives will not be enacted which would severely restrict, prohibit or eliminate our ability to offer title loans. Any federal or state legislative or regulatory action that would serve to restrict the types of activities in which the Company is engaged could have a material adverse impact on our business, prospects, results of operations, financial condition and cash flows and could impair our ability to service our debt obligations and to continue current operations. Examples of such actions include, among others, the imposition of limits on annual percentage rates, or “APRs,” on consumer loan transactions, or the prohibition of cash advance and similar services. The extent of the impact of any future legislative or regulatory changes will depend on the nature of the legislative or regulatory change, the jurisdictions to which the new or modified laws would apply and the amount of business we do in that jurisdiction. Moreover, similar actions by states in which we do not currently operate could limit our opportunities to pursue our growth strategies.

In addition to state and federal laws and regulations, our business is subject to various local rules and regulations such as local zoning regulation and permit licensing. Local jurisdictions’ efforts to restrict the business of alternative financial services product providers through the use of local zoning and permitting laws have been on the rise. Actions taken in the future by local governing bodies to require special use permits or impose other restrictions on such lenders could have a material adverse effect on us. For example, the Dallas and Austin, Texas City Councils both recently passed ordinances that would restrict extensions of consumer credit by title lenders within city limits by, among other things, linking maximum allowable loan size to 3 percent of a consumer’s gross annual income, mandating a 25 percent principal reduction requirement on refinances or renewals, and limiting the term of a loan to no more than four months.

Our President, John Robinson, has announced his decision to resign as President, effective December 31, 2011. If we lose additional members of key management, are unable to timely hire qualified replacements or are otherwise unable to attract and retain the management talent required to operate and grow our business, our business, results of operations, cash flows, financial condition and ability to service our debt obligations could be negatively affected.

Our continued growth and future success will depend on our ability to retain the members of our senior management team, who possess valuable knowledge of, and experience with, the legal and regulatory environment of our industry and who have been instrumental in developing our strategic plans and procuring capital to enable the pursuit of those plans. Our President, John Robinson, has announced his decision to resign as President, effective December 31, 2011. Mr. Robinson has been a key executive officer of the Company for almost eight years and has been instrumental in developing and implementing our business strategies and otherwise contributing to the growth and success of the Company.

See “Management.” We have initiated a search process to hire a replacement for Mr. Robinson. Our inability to timely hire a qualified replacement for Mr. Robinson or the loss of the services of additional members of senior management, including particularly Mr. Young and our Chief Financial Officer, Don Thomas, together with any inability to attract new skilled management, could harm our business and future development.

Failure to maintain certain criteria required by state and local regulatory bodies could result in fines or the loss of our licenses to conduct business.

Most states in which we operate require licenses to conduct our business. These states or their respective regulatory bodies have established criteria we must meet in order to obtain, maintain and renew those licenses. For example, many of the states in which we operate require us to maintain a minimum amount of net worth or equity. From time to time, we are subject to audits in these states to ensure we are meeting the applicable requirements to maintain these licenses. Failure to meet these requirements could result in the revocation of our existing licenses, the denial of our new licensing requests or the imposition of fines, which could adversely affect our results of operations, cash flows and ability to service our debt obligations. We cannot guarantee that future license applications or renewals will not be denied. If we were to lose any of our licenses to conduct our business, it could result in the temporary or permanent closure of stores, which could adversely affect our results of operations, cash flows and ability to service our debt obligations.

Media reports and public perception of consumer loans, such as automobile title loans, as being predatory or abusive could materially adversely affect our business.

As discussed above, certain consumer advocacy groups and federal and state legislators have asserted that laws and regulations should be tightened so as to severely limit, if not eliminate, the availability of certain loan products, such as automobile title loans, to consumers. The consumer advocacy groups and media reports generally focus on the cost to a consumer for this type of loan, which is often alleged to be higher than the interest typically charged by banks or similar lending institutions to consumers with better credit histories. The consumer advocacy groups and media reports characterize these consumer loans as predatory or abusive without discussing the lack of viable alternatives for our customers’ borrowing needs or the comparatively higher cost to the customer when alternatives are not available. If the negative characterization of these types of loans becomes increasingly accepted by consumers, demand for automobile title loans could significantly decrease, which could have a material adverse effect on our business, results of operations and financial condition. Additionally, if the negative characterization of these types of loans is accepted by legislators and regulators, we could become subject to more restrictive laws and regulations, which could have a material adverse effect on our business, results of operations and financial condition.

Legal proceedings may have a material adverse impact on our results of operations, cash flows, financial condition and ability to service our debt obligations.

In the past, we and our competitors have been subject to regulatory proceedings, class action lawsuits and other litigation regarding the offering of alternative financial services. We are currently a defendant in multiple legal proceedings. See “Business—Legal Proceedings.” It is likely that in the future we will be subject to currently unforeseen legal proceedings. The adverse resolution of any current or future legal proceeding could cause us to have to refund fees and interest collected, refund the principal amount of advances, pay damages or other monetary penalties or modify or terminate our operations in certain local, state or federal jurisdictions. The defense of such legal proceedings, even if successful, requires significant time and attention of our senior officers and other management personnel that would otherwise be spent on other aspects of our business and requires the expenditure of substantial amounts for legal fees and other related costs. Settlement of lawsuits may also result in significant cash payouts and modifications to our operations. Due to the uncertainty surrounding the litigation process, except for those matters for which an accrual has been provided, we are unable to reasonably estimate the range of loss, if any, at this time in connection with the legal proceedings in which we are currently involved. An adverse judgment or settlement of a legal proceeding may substantially exceed any amount currently accrued and could have a material adverse effect on our business, future results of operations, financial condition and ability to service our debt obligations.

Judicial decisions, CFPB rule-making or amendments to the Federal Arbitration Act could render the arbitration agreements we use illegal or unenforceable.

We include pre-dispute arbitration provisions in our loan agreements. These provisions are designed to allow us to resolve any customer disputes through individual arbitration rather than in court. Our arbitration provisions explicitly provide that all arbitrations will be conducted on an individual and not on a class basis. Thus, our arbitration agreements, if enforced, have the effect of shielding us from class action liability. They do not generally have any impact on regulatory enforcement proceedings.

We take the position that the Federal Arbitration Act requires the enforcement in accordance with the terms of arbitration agreements containing class action waivers of the type we use. While many courts, particularly federal courts, have agreed with this argument in cases involving other parties, an increasing number of courts, including courts in California, Missouri, Washington, New Jersey, and a number of other states, have concluded that arbitration agreements with class action waivers are “unconscionable” and hence unenforceable, particularly where a small dollar amount is in controversy on an individual basis.

While the U.S. Supreme Court recently ruled in the AT&T Mobility v. Concepcion case that consumer arbitration agreements meeting certain specifications are enforceable, our arbitration agreements differ in several respects from the agreement at issue in that case, thereby potentially limiting the precedential effect of the decision on our business. In addition, Congress has considered legislation that would generally limit or prohibit mandatory pre-dispute arbitration in consumer contracts and has adopted such a prohibition with respect to certain mortgage loans and also certain consumer loans to members of the military on active duty and their dependents. Further, the Dodd-Frank Act directs the CFPB to study consumer arbitration and report to Congress, and it authorizes the CFPB to adopt rules limiting or prohibiting consumer arbitration, consistent with the results of its study. Any such rule would apply to arbitration agreements entered into more than six months after the final rule becomes effective (and not to prior arbitration agreements).

Any judicial decisions, legislation or other rules or regulations that impair our ability to enter into and enforce pre-dispute consumer arbitration agreements could significantly increase our exposure to class action litigation as well as litigation in plaintiff-friendly jurisdictions. Such litigation could have a material adverse effect on our business, results of operations and financial condition.

If our insurance coverage limits are inadequate to cover our liabilities or we suffer losses due to one or more of our insurance carriers defaulting on their obligations, our financial condition and results of operations could be materially adversely affected.

As a result of the liability risks inherent in our line of business, we maintain liability insurance intended to cover various types of property, casualty and other risks. The types and amounts of insurance that we obtain vary from time to time, depending on availability, cost and our decisions with respect to risk retention. The policies are subject to deductibles and exclusions that result in our retention of a level of risk on a self-insured basis. Our insurance policies are subject to annual renewal. The coverage limits of our insurance policies may not be adequate, and we may not be able to obtain liability insurance in the future on acceptable terms or at all. Furthermore, the losses that are insured through commercial insurance are subject to the credit risk of those insurance companies. While we believe our commercial insurance providers are currently credit worthy, we cannot assure you that such insurance companies will remain so in the future. Inadequate insurance coverage limits or losses suffered due to one or more of our insurance carriers defaulting on their obligations could have a material adverse effect on our financial condition and results of operations.

A significant portion of our revenue is generated by our stores in Georgia, Alabama, Tennessee and South Carolina.

Approximately 33%, 16%, 15% and 11% of our stores are located in Georgia, Alabama, Tennessee and South Carolina, respectively, which accounted for approximately 44%, 19%, 15% and 14% of our revenue, respectively, for the six months ended June 30, 2011. As a result, if any of the events noted in these risk factors were to occur in these states, including changes in the regulatory environment or worsening of economic conditions, it could significantly reduce our revenue and cash flow and could have a material adverse effect on our business, prospects, results of operations and financial condition.

The interests of our sole member may be different than yours.

Tracy Young is our founder, Chairman of the Board and Chief Executive Officer, and the sole member/owner of all of the outstanding equity interests in our parent holding company, TMX Finance LLC. As a result, subject to the limitations in the agreements governing our indebtedness, including the Indenture, Mr. Young has the ability to control substantially all matters of significance to the Company, including the strategic direction of our business, the election and removal of the managers of TMX Finance LLC, the appointment and removal of our officers, the approval or rejection of a sale, merger, consolidation or other business combination, the issuances of additional equity or debt securities of ours, amendments of our organizational documents, the entering into of related party transactions and the dissolution and liquidation of the Company, regardless of whether noteholders believe that any such action is in their best interests.

As a result of Mr. Young’s complete ownership and control of our Company, his interests could conflict with your interests as a holder of the notes. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, Mr. Young’s interests as our sole equity owner might conflict with your interests as a holder of the notes. Mr. Young might also have an interest in pursuing transactions that, in his judgment, could enhance his equity investment, even though such transactions might involve risks to you as a holder of the notes. In addition, Mr. Young could cause us to make acquisitions that increase the amount of our indebtedness or sell assets, either of which may impair our ability to make payments under the notes.

Economic recession, unemployment and other factors that result in a reduction in demand for our products and services and failure by us to adapt to such a reduction could adversely affect our business and results of operations, as well as our ability to service our debt obligations.

Factors that influence demand for our products and services include macroeconomic conditions such as employment, personal income and consumer sentiment. If consumers become more pessimistic regarding the outlook for the economy and therefore spend less and save more, demand for title loans may decline. In addition, weakened economic conditions may result in an increase in loan defaults and loan losses. We can give no assurance that we will be able to sustain our current bad debt rates or that we will not experience increasing difficulty in collecting defaulted loans. Further, in an economic slowdown, we could be required to tighten our underwriting standards, which likely would reduce our loan balances.

Should we fail to adapt to significant changes in consumers’ demand for our products or services, our revenues could decrease significantly and our operations could be harmed. Even if we do make changes to existing products or services or introduce new products or services to fulfill consumer demand, consumers may resist or may reject such products or services.

We are subject to liabilities for claims related to repossession of automobiles.

We use approved third party providers in connection with the repossession of defaulting customers’ automobiles. We typically enter into agreements with these providers in which they indemnify us for all losses related to claims arising from a repossession and warrant that they maintain insurance sufficient to cover such claims and indemnification obligations; however, we do not enter into these agreements with every third party provider. We are subject to the risk that any third party provider that we use may not have sufficient insurance to cover such claims or indemnification obligations. In such event, we may be subject to claims of customers related to repossession, which could have an adverse effect on our business.

Disruptions in the credit and capital markets could negatively impact the availability and cost of borrowing, which could adversely affect our results of operations, cash flows, financial condition and ability to service our debt obligations.

Borrowed funds represent a significant portion of our capital. We rely on borrowed capital, together with cash flows from operations, to fund our working capital needs, including making title loans. Disruptions in the credit and capital markets, such as those experienced in 2008 and 2009, could adversely affect our ability to obtain capital to make title loans and to refinance existing debt obligations. Efficient access to these markets is critical to our ongoing financial success; however, our future access to the credit and debt capital markets could become restricted due to a variety of factors, including a deterioration of our earnings, cash flow, balance sheet quality or overall business or industry prospects, a sustained disruption or further deterioration in the state of the credit or capital markets or a negative bias toward our industry by market participants. The disruptions and volatility in the credit and capital markets in 2008 and 2009 have caused banks and other credit providers to restrict availability of new credit facilities and require higher pricing upon renewal of existing credit facilities. Our ability to obtain additional financing in the future will depend in part upon prevailing credit and capital markets conditions, and the current state of the credit and capital markets may adversely affect our efforts to arrange additional financing on satisfactory terms. If adequate funds are not available, or are not available on acceptable terms, we may not be able to make future title loans, take advantage of acquisitions or other opportunities or respond to competitive challenges.

Changes in credit ratings issued by statistical rating organizations could adversely affect our costs of financing.

Credit rating agencies rate our indebtedness based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our indebtedness or placing us on a watch list for possible future downgrading could limit our ability to access the capital markets to meet liquidity needs and refinance maturing liabilities or could increase the interest rates and our cost of financing.

Competition in the financial services industry could cause us to lose market share and revenues.

The industry in which we operate has low barriers to entry and is highly fragmented and very competitive. We encounter significant competition from other automobile title lending companies, pawnshops, installment lending companies, online lenders, consumer finance companies and providers of other forms of alternative financial services, many of which have significantly greater financial resources than we do. Significant increases in the number or size of competitors or other changes in competitive influences could cause us to lose market share and experience slowing or declining revenues, thereby affecting our ability to generate sufficient cash flow to fund our operations and service our indebtedness. We cannot assure you that we will be able to compete successfully with our competitors.

Competition for market share will likely intensify. Increased competition could lead to consolidation within the industry. If our competitors get stronger through consolidation and we are unable to identify attractive consolidation opportunities, we could be at a competitive disadvantage and experience declining market share and revenue. If these events materialize, they could negatively affect our ability to generate sufficient cash flow to fund our operations and service our indebtedness.

In addition to increasing competition among traditional providers of alternative financial services to consumers, there is a risk of losing market share to new market entrants such as banks and credit unions. Several large financial institutions have introduced payday-like products in the last few years. Broad consumer adoption of these alternatives could reduce the number of loans we make and adversely affect our cash flows.

Our growth strategy calls for opening additional stores, both in states in which we currently operate and states into which we are looking to expand. If our competitors aggressively pursue store expansion, competition for store sites could result in a failure to open the planned number of stores and could result in increased costs to procure desired locations, both of which could impair our results of operations.

External factors and other circumstances over which we have limited control or that are beyond our control could adversely affect our ability to grow through the opening of new stores.

Our expansion strategy includes opening new stores. The success of this strategy is subject to numerous external factors, including, but not limited to:

•	the availability of sites with acceptable restrictions and suitable terms;

•	our ability to attract, train and retain qualified store management personnel;

•	our ability to access capital;

•	our ability to obtain required government permits and licenses;

•	the prevailing laws and regulatory environment of each state or jurisdiction in which we operate or seek to operate, which are subject to change at any time; and

•	the degree of competition in new markets and its effect on our ability to attract new customers and our ability to adapt our infrastructure and systems to accommodate our growth.

Some of these factors are beyond our control. The failure to execute our expansion strategy would adversely affect our ability to expand our business and could materially adversely affect our business, prospects, results of operations and financial condition.

If our estimates of allowance for loan losses are not adequate to absorb losses, our results of operations and financial condition may be negatively affected.

We maintain an allowance for loan losses for estimated probable losses on our title loans. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” for factors considered by management in estimating the allowance for loan losses. As of June 30, 2011, our allowance for loan losses on title loans was $54.3 million. These reserves, however, are estimates, and if actual losses are greater than our reserves, our results of operations and financial condition could be adversely affected.

Our business and results of operations may be adversely affected if we are unable to manage our growth effectively.

There can be no assurance that we will be able to continue to grow our business or that our current business, results of operations and financial condition will not suffer if we fail to prudently manage our growth. Failure to grow the business and generate estimated future levels of cash flow could inhibit our ability to service our debt obligations. Our expansion strategy, which contemplates growing our title loans receivable in existing stores, opening new stores in existing markets and opening new stores in new markets, is subject to significant risks. Our current business and results of operations and any future growth depend upon a number of factors, including the ability to obtain and maintain financing to support these opportunities, the ability to hire, train and retain an adequate number of qualified employees, the ability to obtain and maintain any required government permits and licenses, the ability to successfully integrate any acquired operations and other factors, some of which are beyond our control, such as the continuation of favorable regulatory and legislative environments. Further, expansion into additional states will increase our regulatory and legal risks. Regulatory and legal actions could divert management attention away from executing our growth strategy. The profitability of our current operations could suffer as management’s attention is diverted toward our expansion plans.

We may not be successful at entering new businesses or broadening the scope of our existing product and service offerings.

We may enter into new businesses that are adjacent or complementary to our existing businesses and that broaden the scope of our existing product and service offerings. We may not achieve our expected growth if we are not successful in these efforts. In addition, entering new businesses and broadening the scope of our existing product and service offerings may require significant upfront expenditures that we may not be able to recoup in the future. These efforts may also divert management’s attention and expose us to new risks and regulations. As a result, entering businesses and broadening the scope of our existing product and service offerings may have a material adverse effect on our business, results of operations and financial condition.

In certain states, we rely on third parties to make loans to our customers, and the loss of access to any of these service providers could significantly increase our costs and change the way we operate in these jurisdictions.

In certain states we operate as a CSO and therefore arrange for an unrelated third party to make loans to our customers. There are a limited number of third parties that make these types of loans, and there is significant demand and competition for the services of these third parties. These third parties rely on borrowed funds in order to make consumer loans. If these third parties lose their ability to make loans or become unwilling to make loans and we are unable to find another lending partner, our cost of arranging these loans may increase significantly and we could be forced to change the way we operate in these jurisdictions, which may have a material adverse effect on our financial results, make it difficult to operate profitably in these locations and negatively affect our ability to service our debt obligations.

We depend on hiring an adequate number of hourly employees to run our business and are subject to government regulations concerning these and our other employees, including minimum wage laws.

Our workforce is comprised primarily of employees who work on an hourly basis. In certain areas where we operate, there is significant competition for employees. The lack of availability of an adequate number of hourly employees or an increase in wages and benefits to current employees could adversely affect our business, results of operations, cash flows, financial condition and ability to service our debt obligations. We are subject to applicable rules and regulations relating to our relationship with our employees, including minimum wage and break requirements, health benefits, unemployment and sales taxes, overtime and working conditions and immigration status. Accordingly, legislated increases in the federal minimum wage, as well as increases in additional labor cost components such as employee benefit costs, workers’ compensation insurance rates, compliance costs and fines, would increase our labor costs, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

Any disruption in the availability or security of our information systems could adversely affect our business operations.

We rely heavily upon our information systems to process customer loan transactions, account for our business activities and generate the reporting used by management for analytical and decision-making purposes. Each of our stores is part of an integrated data network designed to facilitate underwriting decisions, reconcile cash balances and report revenue and expense transaction data. Our back-up systems and security measures could fail to prevent a disruption in the availability or performance of our information systems. Any disruption in the availability or performance of our information systems could significantly disrupt our operations and cause us to lose customers and revenue. Further, a security breach of our information systems could also interrupt or damage our operations or harm our reputation. We could be subject to liability if confidential customer information is misappropriated from our information systems. Despite the implementation of significant security measures, our information systems may still be vulnerable to physical break-ins, computer viruses, programming errors, employee misappropriation and attacks by third parties or similar disruptive problems, which could require us to incur significant expense to eliminate these problems and address related data security concerns.

We may be unable to protect our proprietary technology or keep up with that of our competitors.

The success of our business depends to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to deter misappropriation of our proprietary information, detect unauthorized use or take appropriate steps to enforce our intellectual property rights. In addition, competitors could, without violating our proprietary rights, develop technologies that are as good as or better than our technology. Our failure to protect our software and other proprietary intellectual property rights or to develop technologies that are as good as our competitors’ could put us at a disadvantage to our competitors. Any such failures could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our business may suffer if our trademarks or service marks are infringed.

We rely on trademarks and service marks to protect our various brand names in our markets. Many of these trademarks and service marks have been a key part of establishing our business in the communities in which we operate. We believe these trademarks and service marks have significant value and are important to the marketing of our services. We cannot assure you that the steps we have taken or will take to protect our proprietary rights will be adequate to prevent misappropriation of our rights or the use by others of features based upon, or otherwise similar to, ours. In addition, although we believe we have the right to use our trademarks and service marks, we cannot assure you that our trademarks and service marks do not or will not violate the proprietary rights of others, that our trademarks and service marks will be upheld if challenged, or that we will not be prevented from using our trademarks and service marks, any of which occurrences could harm our business.

Adverse real estate market fluctuations could affect our profits.

We currently lease all of our locations. A significant rise in real estate prices or real property taxes could result in an increase in store lease costs as we open new locations and renew leases for existing locations. Any such increase, especially in Georgia, Alabama, Tennessee or South Carolina, could have a material adverse effect on our business, prospects, results of operations and financial condition.

Our business is seasonal, which causes our revenues to fluctuate and may adversely affect our ability to service our debt.

Our business typically declines slightly in the first quarter as a result of customers’ receipt of tax refund checks. Demand for our services is generally greatest during the fourth quarter. This seasonality requires us to manage our cash flows over the course of the year. If the state or federal government were to pursue economic stimulus actions or issue additional tax refunds or tax credits at other times during the year, such actions could have a material adverse effect on our business, prospects, results of operations and financial condition during those periods. If our revenues were to fall substantially below what we would normally expect during certain periods, our annual financial results would be adversely impacted and our ability to service our debt may also be adversely affected.

As a result of becoming a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the trading market for the new notes.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish an annual report by management assessing, among other things, the effectiveness of our internal control over financial reporting beginning as of December 31, 2012. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. We will be testing our internal controls in connection with the Section 404 requirements and could, as part of that documentation and testing, identify material weaknesses, significant deficiencies or other areas for further attention or improvement. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers and employees, require the hiring of additional finance, accounting and other personnel, entail substantial costs to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business.

If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement into which we entered when we issued the old notes. We will not receive any cash proceeds from this exchange offer.

In exchange for the old notes that you tender pursuant to this exchange offer, you will receive new notes in like principal amount that are identical in all material respects to the old notes, except that the transfer restrictions, certain registration rights and rights to additional interest applicable to the old notes generally do not apply to the new notes. The old notes that are surrendered in exchange for the new notes will be retired and cancelled by us upon receipt and cannot be reissued. Accordingly, the issuance of the new notes under this exchange offer will not result in any increase in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the fiscal years ended 2006 through 2010 and the six months ended June 30, 2011 was as follows:

	Year Ended December 31,					Six Months Ended June 30,
	2006	2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges (1)	2.49	2.32	3.02	4.72	3.42	2.69

(1)  For purposes of calculating this ratio, “earnings” consists of income from continuing operations before income taxes and income from equity affiliate plus fixed charges minus interest capitalized during the period. Fixed charges consist of interest expense, capitalized interest, amortization of discount on indebtedness and an appropriate portion of rental expense representative of the interest factor.

SELECTED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data and other operating data for the Company as of and for the fiscal years ended December 31, 2006, 2007, 2008, 2009 and 2010, for the six months ended June 30, 2010, and as of and for the six months ended June 30, 2011. The selected historical consolidated financial data as of and for the fiscal years ended December 31, 2006, 2007, 2008, 2009 and 2010 have been derived from our audited consolidated financial statements. The selected historical consolidated financial data as of June 30, 2011 and for the six months ended June 30, 2010 and 2011 have been derived from our unaudited consolidated financial statements, have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such information. The financial data presented for the interim periods is not necessarily indicative of the results for the full fiscal year or any future period.

Because the financial and other operating data in the table below are only a summary and do not provide all of the information contained in our consolidated financial statements, you should read this data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.

	Fiscal Year Ended December 31,					Six Months Ended June 30,
(Dollars in thousands)	2006	2007	2008	2009	2010	2010	2011
						(unaudited)	(unaudited)
Statement of Operations Data:
Interest and fee income	$146,155	$205,535	$262,635	$312,022	$389,449	$177,425	$224,910
Provision for loan losses	(23,989)	(36,594)	(45,318)	(51,184)	(63,932)	(20,661)	(27,442)

Net interest and fee income	122,166	168,941	217,317	260,838	325,517	156,764	197,468

Costs, expenses and other:
Salaries and related expenses	37,331	57,928	78,046	90,234	116,090	55,670	74,160
Occupancy costs	17,041	24,676	32,698	33,366	34,939	16,472	22,662
Depreciation and amortization (1)	4,471	7,532	8,670	9,027	10,353	4,600	6,368
Advertising	7,353	10,318	13,242	6,206	10,243	2,433	6,311
Other operating expenses	16,627	23,929	26,992	28,559	41,066	18,256	27,855
Interest expense, net (2)	11,447	16,556	13,286	11,674	26,251	7,093	19,248
Loss on disposal of property and equipment	520	225	529	805	264	264	41
Loss (income) on aircraft held for sale	142	(1,391)	2,824	4,356	77	77	–

Total expenses	94,932	139,773	176,287	184,227	239,283	104,865	156,645

Income from continuing operations before reorganization items	27,234	29,168	41,030	76,611	86,234	51,899	40,823

Reorganization items (3)	–	–	–	6,655	4,548	2,962	–

Income before discontinued operations	27,234	29,168	41,030	69,956	81,686	48,937	40,823
(Loss) gain from discontinued operations	(4,084)	(4,562)	(2,184)	145	–	–	–

Net income	$23,150	$24,606	$38,846	$70,101	$81,686	$48,937	$40,823

	Fiscal Year Ended December 31,					Six Months Ended June 30,
(Dollars in thousands)	2006	2007	2008	2009	2010	2010	2011
						(unaudited)	(unaudited)
Non-GAAP Financial Measures (4) (unaudited):
Net income	$23,150	$24,606	$38,846	$70,101	$81,686	$48,937	$40,823
Interest expense, net	11,447	16,556	13,286	11,674	26,251	7,093	19,248
Depreciation and amortization	5,051	8,031	8,999	9,027	10,353	4,600	6,368

EBIDA	$39,648	$49,193	$61,131	$90,802	$118,290	$60,630	$66,439

	Fiscal Year Ended December 31,					Six Months Ended June 30,
(Dollars in thousands)	2006	2007	2008	2009	2010	2010	2011
						(unaudited)	(unaudited)
Other Operating Data (unaudited):
Store count (end of period)	386	503	553	557	590	557	692
Same store interest and fee income growth	34.4%	19.9%	30.8%	20.8%	24.9%	27.1%	25.7%
Net charge-offs (5)	9.9%	12.2%	13.6%	12.5%	11.8%	10.1%	9.7%

Statement of Cash Flow Data:
Net cash provided by operating activities	$53,008	$72,991	$105,208	$144,225	$175,811	$72,302	$68,323
Net cash used in investing activities	(84,962)	(110,152)	(75,524)	(95,279)	(155,097)	(21,299)	(61,024)
Net cash provided by (used in) financing activities	30,633	41,934	(27,716)	(32,126)	5,863	1,027	(4,627)
Purchase of property and equipment	(13,131)	(17,744)	(10,699)	(4,023)	(18,601)	(4,917)	(15,019)
Depreciation and amortization expense	5,051	8,031	8,999	9,027	10,353	4,600	6,368

	December 31,					June 30,
(Dollars in thousands)	2006	2007	2008	2009	2010	2011
						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$3,447	$8,221	$10,188	$27,008	$53,585	$56,257
Title loans receivable	149,539	199,836	232,450	282,917	360,325	379,288
Discontinued operations receivables	3,584	5,566	–	–	–	–

Total gross title loans receivable	153,123	205,402	232,450	282,917	360,325	379,288
Unamortized loan origination costs	2,013	2,024	1,251	1,160	2,139	1,942
Allowance for loan losses	(15,900)	(21,369)	(29,885)	(40,280)	(52,048)	(54,327)

Title loans receivable, net	139,236	186,057	203,816	243,797	310,416	326,903
Total assets	197,133	268,782	283,648	338,763	470,331	508,505
Total debt	141,844	197,869	193,884	178,353	273,401	277,434
Total liabilities	150,479	208,402	208,550	207,489	329,195	331,961
Member’s equity and non-controlling interests	46,654	60,380	75,098	131,274	141,136	176,544

(1)	Represents depreciation and amortization of property, equipment and aircraft (except for depreciation of aircraft held for sale/lease).

(2)	Includes amortization of debt issuance costs and discount of $3,144, $1,210, $2,035, $95 and $1,908 for the fiscal years ended December 31,2008, 2009 and 2010 and the six months ended June 30, 2010 and 2011, respectively. The amount excludes interest on aircraft held for sale/lease.

(3)	Reorganization items refer to expenses incurred in connection with our reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code. These items include professional fees and interest earned on accumulated cash resulting from the Chapter 11 proceeding. See “Business—Overview.”

(4)	We present EBIDA because we believe that, when viewed with the Company’s GAAP results and the accompanying reconciliation, EBIDA provides useful information about our operating performance and period-over-period growth, as well as information that is useful for evaluating the operating performance of our core business without regard to potential disruptions. Additionally, we believe that EBIDA is commonly used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBIDA when reporting their results. However, EBIDA should not be considered as an alternative to income from continuing operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with GAAP. Our presentation of EBIDA should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

(5)	Net charge-offs are shown as a percentage of originations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section is intended to provide information that will assist you in understanding our consolidated financial statements, the changes in those financial statements from period to period and the primary factors contributing to those changes. The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus.

In addition to historical financial information, the following discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs, but that also involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus. See particularly “Risk Factors” and “Forward-Looking Statements.”

Company Overview

We are a privately-owned automobile title-lending company with 692 company-owned stores in the states of Georgia, Alabama, South Carolina, Tennessee, Missouri, Illinois, Mississippi, Texas, Virginia, Florida, Arizona and Nevada as of June 30, 2011. We serve individuals who generally have limited access to consumer credit from banks, thrift institutions, credit card lenders and other traditional sources of consumer credit. We provide our customers with access to loans secured by a lien on the customers’ automobiles while allowing the customers to retain use of the vehicles during the term of the loans. As of June 30, 2011, we had approximately 320,000 customers and had approximately $379.3 million in title loans receivable. We believe that we are the largest automobile title lender in the United States based on title loans receivable.

Our business provides a simple, quick and confidential way for consumers to meet their liquidity needs. We offer title loans in amounts ranging from $100 to $5,000 at rates that we believe, based on market research, are up to 50% less than those offered by other title lenders, with an average loan size of approximately $1,100. Our asset-based loans have loan-to-value ratios that we believe are conservative. At origination, our weighted average loan amount is approximately 69% of appraised wholesale value and approximately 25% of the Black Book retail value. Our title loans do not impact our customers’ credit ratings as we do not run credit checks on our customers and we do not make negative credit reports if we are unable to collect loan balances.

We seek to develop and maintain a large presence in each of the markets in which we operate. Our growth strategy includes expanding our title loans receivable in our existing stores, opening new stores in existing markets and expanding into new markets with favorable characteristics. Our stores are located in highly visible and accessible locations, usually in free-standing buildings and end-units of strip shopping centers.

During the six months ended June 30, 2011, we continued to execute our growth strategy and opened or acquired 99 new stores. We opened 49 stores in Texas after completing software development efforts necessary to enable us to do business in the state. In addition, we entered Nevada, Arizona and Florida by acquiring and opening 18 stores in Las Vegas, opening 6 stores in Tucson and opening 1 store in Pensacola. We opened the remaining stores in existing markets.

For the three months ended June 30, 2011, the Company had revenues of approximately $113.7 million, an increase of $23.6 million, and net income of approximately $10.9 million, a decrease of $11.1 million, from the corresponding results for the same period in 2010. For the six months ended June 30, 2011, the Company had revenues of approximately $224.9 million, an increase of $47.5 million, and net income of approximately $40.8 million, a decrease of $8.1 million, from the corresponding results for the same period in 2010. Our strategy has enabled consistent growth throughout the Company’s history that has included fluctuating market conditions. The contraction of consumer credit that began in the fourth quarter of 2008 has led to higher average loan volumes for our stores, which continues to improve the Company’s financial results.

For the three and six months ended June 30, 2011, due in part to costs related to the addition of the new stores discussed above, we experienced a decline in net income when compared to the same period in 2010. We believe the Company’s earnings will continue to be impacted by growth related increases in costs until late 2011 when we expect profit from new stores to begin to offset some of the costs. In addition, our results for the first two quarters of 2011 were impacted by a change in our estimation method for the allowance for loan losses to include a seasonality factor. The provision for loan losses for the second quarter of 2011 was approximately $6 million higher than it would have been under the method used in 2010, and the provision for loan losses for the first quarter of 2011 was approximately $6 million lower than it would have been under the method used in 2010. This change in estimation method is a non-cash change in estimate that does not impact the year to date results through June 30, 2011, and which will not impact the full year results. Net charge-offs rates through June 30, 2011 are consistent with historical trends and are estimated to be slightly less than net-charge-offs for the same period in 2010.

Regulatory Environment

The industry in which we operate is subject to strict state and federal laws and regulations, as well as local rules and regulations (such as zoning ordinances and rules related to permit licensing). For example, the Dallas, Texas, City Council recently passed an ordinance that would restrict extensions of consumer credit by title lenders within the city limits by, among other things, linking maximum allowable loan size to 3 percent of a consumer’s gross annual income, mandating a 25 percent principal reduction requirement on refinances or renewals, and limiting the term of a loan to no more than four months. Changes in applicable laws and regulations governing consumer protection, lending practices and other aspects of our business could have a significant adverse impact on our business, liquidity, capital resources, net sales or revenues or income from continuing operations, and ability to service our debt obligations.

Federal, state or local legislative or regulatory actions could negatively impact us by, for example:

•	imposing limits on annual percentage rates on consumer loan transactions;

•	prohibiting cash advances and similar services;

•	imposing zoning restrictions limiting areas in which we can open new stores; and

•	requiring that we obtain special use permits for the operation of our business in certain areas.

Any of the above actions could result in a decrease in demand for our services which could decrease interest and fee income accordingly, as well as decrease demand for employees and stores, and possibly affect our need for additional capital resources. Moreover, similar actions by states in which we do not currently operate could limit our opportunities to pursue our growth strategies.

In some cases we believe regulatory changes have resulted in a constriction of the availability of unsecured credit for consumers with poor or no credit history (for example, the Card Accountability Responsibility and Disclosure Act of 2009, which, among other things, disallowed the issuance of a credit card to anyone under 21 without a co-signer or proof of ability to repay and also curtailed the amount of fees that banks can assess on cardholders). The Company believes that this constriction in available sources of credit has resulted in, and will continue to result in, an increased demand for our services, which has produced a corresponding growth in our interest and fee income, as well as an increase in our need for employees and opportunities for opening new stores.

Although regulatory uncertainties are outside of our control, the Company will continue to monitor legislative activity closely and attempt to mitigate the risk by expanding our geographic footprint to new states as well as expanding the types of products we offer (such as our introduction of a second lien product).

Key Performance Indicators

We measure our performance through certain key performance indicators, or “KPIs,” that drive our revenue and profitability. Our KPIs include total originations, average originations per store, receivable balance, average receivable balance per store and net charge-off rate as a percent of aggregate originations over the period. We influence our KPIs through operational execution, information systems and proper incentives for our field-level employees. Externally, our KPIs are affected by competition and macroeconomic conditions, including unemployment, consumer confidence, consumer spending habits and state and federal regulations.

The following table reflects our results as measured by these KPIs:

	Fiscal Year Ended December 31,			Six Months Ended June 30,
	2008	2009	2010	2010	2011
Originations	$271,162	$326,138	$441,222	$191,325	$258,750
Average originations per store	490	586	748	343	374
Total title loans receivable	232,450	282,917	360,325	292,659	379,288
Average title loans receivable per store	420	508	611	525	548
Net charge-offs as a percent of originations	13.6%	12.5%	11.8%	10.1%	9.7%

(In thousands, except percentages)

Same-Store Interest and Fee Income

One of the common measures of performance in the retail industry is a comparison of performance metrics on a same-store basis between periods. The Company considers interest and fee income from stores open more than 13 months in its calculation of same-store interest and fee income. The following summarizes the Company’s same-store interest and fee income for the fiscal years ended December 31, 2008, 2009, and 2010 and for the six months ended June 30, 2010 and 2011:

	Fiscal Year Ended December 31,			Six Months Ended June 30,
	2008	2009	2010	2010	2011
Interest and fee income	$257,934	$311,577	$389,269	$176,351	$221,670
Number of stores open more than 13 months	476	540	550	545	557

(In thousands, except stores)

The increase in same-store interest and fee income was due to increased title loan receivable balances.

Results of Operations

Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

Interest and fee income

Interest and fee income was $113.7 million for the three months ended June 30, 2011, an increase of $23.6 million, or 26.2%, compared to $90.1 million for the comparable 2010 period. The increase is primarily due to strong same-store performance as customers turned more to title lending because of a contraction of credit from other sources. Same-store interest and fee income increased 24.6% for the three months ended June 30, 2011 compared to the same period in 2010. The Company considers interest and fee income from stores open more than 13 months in its calculation of same-store interest and fee income. Interest and fee income also was higher in the three months ended June 30, 2011 due to the contribution of approximately $2.4 million from stores open less than 13 months. There were no store openings in the three months ended June 30, 2010 and no material interest and fee income from stores open less than 13 months in 2010.

Provision for loan losses

Our provision for loan losses was $21.5 million for the three months ended June 30, 2011 compared to $11.0 million in the comparable 2010 period, representing an increase of $10.5 million, or 95.5%. The allowance for loan losses is based on loan loss experience, contractual delinquency of title loans receivable, the value of underlying collateral, economic and other qualitative considerations and management’s judgment. As a percent of title loans receivable, the allowance for loan losses was 14.3% and 14.4% at June 30, 2011 and December 2010, respectively. Net charge-offs as a percent of originations decreased to 8.0% for the 2011 quarter from 8.3% for the comparable period in 2010 due to our collection processes, continuous internal compliance reviews and incentive-based compensation plans, which take charge-offs into consideration and are designed to monitor and limit loan losses. In addition, our provision for loan losses for the second quarter of 2011 was impacted by a change in our estimation method for the allowance for loan losses to include a seasonality factor. The provision for loan losses for the second quarter of 2011 was approximately $6 million higher than it would have been under the method used in 2010, and the provision for loan losses for the first quarter of 2011 was approximately $6 million lower than it would have been under the method used in 2010. This change in estimation method is a non-cash change in estimate that does not impact the year to date results through June 30, 2011, and will not impact the full year results.

Costs, expenses and other

Salaries and related expenses

Salaries and related expenses increased by $9.3 million, or 31.5%, to $38.8 million for the three months ended June 30, 2011 compared to $29.5 million for the comparable 2010 period. This expense increased approximately $9.3 million due to growth-related increases in headcount. The headcount increases were primarily related to operational personnel necessary to service the higher volume of loans and as a result of opening new stores. Also contributing to the increase was higher corporate headcount, primarily in the areas of information technology, recruiting and real estate and construction. In addition, a significant portion of our employees’ compensation is incentive-based, which increased $2.5 million due to higher profitability at the store, district and regional levels. These increases were partially offset by $2.5 million less expense in the 2011 quarter related to a phantom stock award held by an officer of the Company as compared to the 2010 quarter.

Occupancy costs

Occupancy costs were $11.3 million for the three months ended June 30, 2011, an increase of $3.3 million, compared to $8.0 million for the same period in 2010. This increase was primarily due to an increase in rent, related utilities and maintenance costs associated with opening new stores as well as expanding corporate office space.

Depreciation and amortization

Depreciation and amortization for the three months ended June 30, 2011 was $3.5 million compared to $2.3 million in the comparable 2010 period, an increase of $1.2 million, or 52.2%. The increase was primarily attributable to remodeling and relocating stores, fitting out new stores, expanding corporate office space and the acquisition of an aircraft in the fourth quarter of 2010. Also contributing to the increase was depreciation expense related to an upgrade to our proprietary loan system, which was placed in service in the second quarter of 2011.

Advertising

Advertising expense for the three months ended June 30, 2011 was $3.7 million, a $2.1 million increase from $1.6 million in the comparable 2010 period. The increase in advertising expense was primarily due to increased television advertising costs in the 2011 quarter related to airtime costs for our “short on cash” marketing campaign.

Other operating expenses

Other operating expenses for the three months ended June 30, 2011 were $14.3 million, representing an increase of $3.8 million, or 36.2%, compared to $10.5 million for the comparable 2010 period. The increase was primarily driven by growth-related increases in costs including recruiting and relocation costs, charitable contributions, professional fees, travel expenses, expense associated with guaranteeing loans under our Credit Service Organization, or “CSO,” arrangements in Texas, repossession fees, general corporate office expenses and sales and use taxes.

Interest expense, net, including amortization of debt issuance costs and discount

Interest expense, net, including amortization of debt issuance costs and discount, increased $5.5 million, or 131.0%, to $9.7 million for the three months ended June 30, 2011 from $4.2 million for the comparable 2010 period. We paid the default rate of interest on our term loan during the 2010 quarter during our bankruptcy proceedings. The Company filed for federal bankruptcy protection on April 20, 2009 and exited on April 12,

2010. During the 2010 quarter, we also incurred 13.25% interest on our $250 million senior secured notes from the date of issuance on June 21, 2010 through June 30, 2010. During the 2011 quarter our senior secured notes were outstanding for the entire quarter so we incurred a full quarter of interest. Also contributing to the increase was $0.9 million of expense related to the amortization of the senior secured notes debt issuance costs and discount.

Reorganization Items

Reorganization items, consisting of professional fees related to the bankruptcy, decreased $1.1 million for the three months ended June 30, 2011 compared to the same period in 2010 due to the winding down of activities related to the bankruptcy proceeding. On June 16, 2011 the final Chapter 11 decree closing the bankruptcy case was signed and filed with the court.

Net Income

As a result of the above factors, net income for the three months ended June 30, 2011 was $10.9 million, a decrease of $11.1 million compared to $22.0 million for comparable period in 2010.

Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

Interest and fee income

Interest and fee income was $224.9 million for the six months ended June 30, 2011, an increase of $47.5 million, or 26.8%, compared to $177.4 million for the comparable 2010 period. The increase is primarily due to strong same-store performance as customers turned more to title lending because of a contraction of credit from other sources. Same-store interest and fee income increased 25.7% for the six months ended June 30, 2011 compared to the same period in 2010. The Company considers interest and fee income from stores open more than 13 months in its calculation of same-store interest and fee income. Interest and fee income also was higher in the six months ended June 30, 2011 due to the contribution of approximately $3.2 million from stores open less than 13 months. There were no store openings in the six months ended June 30, 2010 and no material interest and fee income from stores open less than 13 months in the 2010 period.

Provision for loan losses

Our provision for loan losses was $27.4 million for the six months ended June 30, 2011 compared to $20.7 million in the comparable 2010 period, representing an increase of $6.7 million, or 32.4%. The provision normally trends with changes in title loans receivable as we maintain an adequate allowance for loan losses. The allowance for loan losses is based on loan loss experience, contractual delinquency of title loans receivable, the value of underlying collateral, economic and other qualitative considerations and management’s judgment. As a percent of title loans receivable, the allowance for loan losses was 14.3% and 14.4% at June 30, 2011 and December 2010, respectively. Net charge-offs as a percent of originations decreased to 9.7% for the six months ended June 30, 2011 from 10.1% for the comparable period in 2010 due to our collection processes, continuous internal compliance reviews and incentive-based compensation plans, which take charge-offs into consideration and are designed to monitor and limit loan losses.

Costs, expenses and other

Salaries and related expenses

Salaries and related expenses increased by $18.5 million, or 33.2%, to $74.2 million for the six months ended June 30, 2011 compared to $55.7 million for the comparable 2010 period. This expense increased approximately $14.9 million due to growth-related increases in headcount. The headcount increases were primarily related to operational personnel necessary to service the higher volume of loans and as a result of opening new stores. Also contributing to the increase was higher corporate headcount, primarily in the areas of information technology, recruiting and real estate and construction. In addition, a significant portion of our employees’ compensation is incentive-based, which increased $6.6 million due to higher profitability at the store, district and regional levels. These increases were partially offset by $3.1 million less in the 2011 period related to a phantom stock award held by an officer of the Company as compared to the same period in 2010.

Occupancy costs

Occupancy costs were $22.7 million for the six months ended June 30, 2011, an increase of $6.2 million, compared to $16.5 million for the same 2010 period. This increase was primarily due to an increase in rent, related utilities and maintenance costs associated with opening new stores as well as expanding corporate office space.

Depreciation and amortization

Depreciation and amortization for the six months ended June 30, 2011 was $6.4 million compared to $4.6 million in the comparable 2010 period, an increase of $1.8 million, or 39.1%. The increase was primarily attributable to remodeling and relocating stores, fitting out new stores, expanding corporate office space and the acquisition of an aircraft in the fourth quarter of 2010. In addition, contributing to the increase was depreciation expense related to an upgrade to our proprietary loan system, which was placed in service in the second quarter of 2011.

Advertising

Advertising expense for the six months ended June 30, 2011 was $6.3 million, a $3.9 million increase from $2.4 million in 2010. The increase in advertising expense was primarily due to increased television advertising costs in the 2011 quarter related to airtime costs for our “short on cash” marketing campaign.

Other operating expenses

Other operating expenses for the six months ended June 30, 2011 were $27.9 million, representing an increase of $9.3 million, or 50.0%, compared to $18.6 million for the comparable 2010 period. The increase was primarily driven by growth-related increases in costs including recruiting and relocation costs, professional fees, travel expenses, repossession fees, charitable contributions, general corporate office expenses, expense associated with guaranteeing loans under our CSO arrangements in Texas, bank charges and sales and use taxes.

Interest expense, net, including amortization of debt issuance costs and discount

Interest expense, net, including amortization of debt issuance costs and discount, increased $12.1 million, or 170.4%, to $19.2 million for the six months ended June 30, 2011 from $7.1 million for the comparable 2010 period. We paid the default rate of interest on our term loan during the 2010 quarter during our bankruptcy proceedings. During the 2010 period, we also incurred 13.25% interest on our $250 million senior secured notes from the date of issuance on June 21, 2010 through June 30, 2010. During the six months ended June 30, 2011 our senior secured notes were outstanding for the entire six months so we incurred interest for the entire period. Also contributing to the increase was $1.9 million of expense related to the amortization of the senior secured notes debt issuance costs and discount.

Reorganization Items

Reorganization items, consisting of professional fees related to the bankruptcy, decreased $3.0 million for the six months ended June 30, 2011 compared to the same period in 2010 due to the winding down of activities related to the bankruptcy proceeding. On June 16, 2011 the final Chapter 11 decree closing the bankruptcy case was signed and filed with the court.

Net Income

As a result of the above factors, net income for the six months ended June 30, 2011 was $40.8 million, a decrease of $8.1 million compared to $48.9 million for comparable period in 2010.

Fiscal Year Ended December 31, 2010 Compared to Fiscal Year Ended December 31, 2009

Interest and fee income

Interest and fee income was $389.4 million for the year ended December 31, 2010, an increase of $77.4 million, or 24.8%, compared to $312.0 million for the comparable 2009 period. The increase is primarily due to strong same store performance as customers turned more to title lending because of a contraction of credit from other sources. Same store interest and fee income increased 24.9% for the year ended December 31, 2010 compared to the same period in 2009. The Company considers interest and fee income from stores open more than 13 months in its calculation of same store interest and fee income. The Company increased its store count by 31 stores during 2010; however, these stores were opened late in the fourth quarter and did not significantly contribute to interest and fee income. We anticipate the pace of same store interest and fee income growth to moderate in 2011. We expect that this moderation will be balanced by new store interest and fee income from stores opened in the fourth quarter of 2010 and expected to be opened in 2011.

Provision for loan losses

Our provision for loan losses increased to $63.9 million for the year ended December 31, 2010 from $51.2 million, representing an increase of $12.7 million, or 24.8% from the 2009 comparable period. The provision normally increases with increases in title loans receivable. Title loans receivable increased 27.4% at December 31, 2010 from the comparable 2009 period. Net charge-offs as a percent of originations decreased to 11.8% for the year ended December 31, 2010 from 12.5% for the comparable period in 2009 due to our collection processes, continuous internal compliance reviews and incentive-based compensation plans, which take charge-offs into consideration and are designed to monitor and limit loan losses.

Costs, expenses and other

Salaries and related expenses

Salaries and related expenses increased by $25.9 million, or 28.7%, to $116.1 million for the year ended December 31, 2010 compared to $90.2 million for the comparable 2009 period. This expense increased approximately $11.3 million due to growth-related increases in headcount. The headcount increases were primarily related to operational personnel necessary to service the higher volume of loans. Also contributing to the increase was higher corporate headcount, primarily in the areas of information technology, recruiting and real estate and construction. In addition, a significant portion of our employees’ compensation is incentive-based, which increased $8.9 million due to higher profitability at the store, district and regional levels. Finally, $5.7 million of the increase is due to the cost associated with the phantom stock award/employee stock option held by our President.

Occupancy costs

Occupancy costs were $34.9 million for the year ended December 31, 2010, an increase of $1.5 million, or 4.5%, compared to $33.4 million for the same 2009 period. This increase was primarily due to an increase in rent, related utilities and maintenance costs associated with opening 31 new stores as well as expanding corporate office space.

Depreciation and amortization

Depreciation and amortization for the year ended December 31, 2010 was $10.4 million compared to $9.0 million in 2009, an increase of $1.4 million, or 15.6%. The increase was attributable to remodeling and relocating stores, fitting out new stores and expanding corporate office space. Also contributing to the increase was the acquisition of an aircraft in the fourth quarter of 2010.

Advertising

Advertising expense for the year ended December 31, 2010 was $10.2 million, a $4.0 million, or 64.5%, increase from $6.2 million for the comparable period in 2009. The increase in advertising expense was primarily due to increased television advertising costs in 2010 related to production and airtime costs for our “short on cash” marketing campaign.

Other operating expenses

Other operating expenses for the year ended December 31, 2010 were $41.4 million, representing an increase of $7.7 million, or 22.8%, compared to $33.7 million for the comparable 2009 period. The increase is due in part to approximately $1.1 million in professional fees associated with a bridge loan facility of up to $40 million that we did not draw upon prior to the issuance of $250 million of senior secured notes in June 2010. See

“—Liquidity and Capital Resources.” The remaining increase is primarily related to growth-related increases in costs including repossession fees, travel expenses, legal and accounting fees, recruiting and relocation costs, information technology consulting fees, bank charges, tag and title fees, political contributions and general corporate office expenses.

Interest expense, net, including amortization of debt issuance costs and discount

Interest expense, net, including amortization of debt issuance costs and discount, increased $14.6 million, or 124.8%, to $26.3 million for the year ended December 31, 2010 from $11.7 million for the comparable 2009 period. The increase was due to several factors. We paid the default rate of interest on a term loan during the first 3 1/2 months of 2010 during our bankruptcy proceedings. The Company filed for federal bankruptcy protection on April 20, 2009 and exited on April 12, 2010. See “Business—Overview.” Upon emergence from bankruptcy, we paid LIBOR plus 1100 basis points on a term loan exit facility from mid-April through June 21, 2010. Finally, we incurred 13.25% interest on $250 million of senior secured notes from their issuance on June 21, 2010 to December 31, 2010. Also contributing to the increase was $2.0 million of amortization expense on the senior secured notes debt issuance costs and discount. We expect interest expense to be higher in the future relative to prior periods as a result of the issuance of the senior secured notes, which have a five year term.

Reorganization Items

Reorganization items, consisting of professional fees related to the bankruptcy, decreased $2.2 million for the year ended December 31, 2010 compared to the same period in 2009 due to the timing of activities for the bankruptcy proceeding.

Net Income

As a result of the above factors, net income for the year ended December 31, 2010 was $81.7 million, an increase of $11.6 million, or 16.5%, compared to $70.1 million for the comparable period in 2009.

Fiscal Year Ended December 31, 2009 Compared to Fiscal Year Ended December 31, 2008

Interest and fee income

Interest and fee income totaled $312.0 million for the fiscal year ended December 31, 2009 compared to $262.6 million for the fiscal year ended December 31, 2008, an increase of $49.4 million, or 18.8%. This increase was primarily due to strong same store performance as customers turned more to title lending because of a contraction of credit from other sources. Same store interest and fee income were up 20.8% for the fiscal year ended December 31, 2009 compared to the comparable 2008 period.

Provision for loan losses

The provision for loan losses was $51.2 million for the fiscal year ended December 31, 2009 compared to $45.3 million for the comparable 2008 period, a $5.9 million, or 13%, increase. This increase was primarily due to an increase in title loans receivable. Title loans receivable increased 21.7% to $282.9 million for the fiscal year ended December 31, 2009 from $232.5 million for the fiscal year ended December 31, 2008. As a percent of originations, actual net charge-offs were 12.5% for the fiscal year ended December 31, 2009, and 13.6% for the comparable 2008 period due to our collection processes, continuous audit efforts and incentive-based compensation plans, which take charge-offs into consideration and are designed to monitor and limit loan losses.

Costs, expenses and other

Salaries and related expenses

Salaries and related expenses increased $12.2 million, or 15.6%, to $90.2 million for the fiscal year ended December 31, 2009 from $78.0 million for the comparable fiscal 2008 period. The increase was primarily related to $6.8 million in higher incentive-based compensation due to higher profitability at the store, district and regional levels. In addition, we recorded non-cash compensation expense of $3.2 million related to an employee stock option held by our President.

Occupancy costs, other than depreciation

Occupancy costs, other than depreciation, were $33.4 million for the fiscal year ended December 31, 2009, an increase of $0.7 million, or 2.1%, from $32.7 million in fiscal 2008.

Depreciation and amortization of property, equipment and aircraft (except depreciation on aircraft held for sale)

Depreciation and amortization of property, equipment and aircraft (except depreciation on aircraft held for sale) for the fiscal year ended December 31, 2009 was $9.0 million compared to $8.7 million in fiscal 2008, an increase of $0.3 million, or 3.4%. The increase was primarily attributable to the acquisition of new assets primarily related to remodeling and relocating stores.

Advertising

Advertising expense for the fiscal year ended December 31, 2009 was $6.2 million, a $7.0 million, or 53.0%, decrease from $13.2 million in fiscal 2008. The decrease in advertising expense was primarily due to reduced television advertising during the first two quarters of 2009 due to uncertainty related to the bankruptcy.

Other operating expenses

Other operating expenses for the fiscal year ended December 31, 2009 were $28.6 million, a $1.6 million, or 5.9%, increase from the 2008 total of $27.0 million. The increase was primarily related to a $1.0 million increase in repossession fees due to the 21.7% increase in receivables.

Interest expense, net, including debt issuance costs (except interest on aircraft held for sale)

Interest expense, net, including debt issuance costs (except interest on aircraft held for sale), decreased by $1.6 million, or 12.0%, to $11.7 million for the fiscal year ended December 31, 2009 from $13.3 million for fiscal 2008. The decrease was primarily due to a $1.9 million decrease in debt origination costs, which were fully amortized in April of 2009.

Reorganization Items

Reorganization items consisting of professional fees related to the bankruptcy totaled $6.7 million for the fiscal year ended December 31, 2009. We filed for bankruptcy protection in April 2009 and therefore had no reorganization items in the fiscal year ended December 31, 2008.

Net Income

Net income was $70.1 million for the fiscal year ended December 31, 2009, a $31.3 million, or 80.7%, increase compared to $38.8 million for the fiscal year ended December 31, 2008.

Liquidity and Capital Resources

Our principal sources of cash are cash on hand and cash flows from operations, supplemented by borrowings from time to time as permitted under the indenture governing our senior secured notes, or the “Indenture.” Cash and cash equivalents were $56.3 million at June 30, 2011 as compared to $53.6 million at December 31, 2010.

The Indenture limits our ability to incur additional indebtedness. However, we are permitted to obtain a $25 million secured revolving loan facility that would be equal in priority with the senior secured notes. We may also borrow additional funds on an unsecured basis as long as the borrowing does not cause us to maintain less than a 3:1 earnings to fixed charge ratio, as defined in the Indenture. We may seek to draw on the additional permitted sources of borrowing in the foreseeable future to continue to facilitate our growth strategy. For a description of our outstanding borrowings, see “Other Indebtedness.”

On July 22, 2011, TMX Finance LLC and TitleMax Finance Corporation, or the “Issuers”, closed on the issuance of $60 million aggregate principal amount of their 13.25% senior secured notes due 2015, or the “2011 Notes.” The 2011 Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the “Securities Act,” and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The 2011 Notes were issued with terms substantially identical to the terms of the $250 million aggregate principal amount of the Issuers’ previously issued senior secured notes and at a $4.2 million premium, which resulted in gross proceeds to the Issuers of $64.2 million. The issuance of the 2011 Notes used substantially all of the available borrowing capacity under the Indenture based on the 3:1 earnings to fixed charge ratio, as defined in the Indenture. For further information see Part II, Item 5, “Other Information” in this report.

Additional covenants in the Indenture restrict, among other things, our ability to dispose of assets, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the Indenture, engage in mergers or consolidations, change the business conducted by the Company and its subsidiaries, engage in certain transactions with affiliates and make distributions to our sole member. Such restrictions, together with the highly leveraged nature of the Company and recent disruptions in the credit markets, could limit the Company’s ability to respond to changing market conditions, fund its capital spending program, provide for unexpected capital investments or take advantage of business opportunities.

To the extent permitted by the Indenture, the Company expects to make periodic distributions to the sole member in amounts sufficient for him to pay some or all of the taxes due on the Company’s items of income, deductions, losses, and credits which have been allocated for reporting on the sole member’s income tax return. At June 30, 2011, the remaining availability of permitted distributions to our sole member was $7.3 million (net of an estimate for taxes) under the terms of the Indenture. The Company anticipates that it will make distributions to the sole member for estimated income taxes for 2011 totaling approximately $35-$40 million. The Company may make future distributions to the sole member in addition to those required for income taxes.

The Indenture requires the Company, in the first quarter of 2012 and each year thereafter, to make “excess cash flow offers” (as defined in the Indenture) to all holders of notes to purchase the maximum principal amount of notes that may be purchased with the lesser of $30.0 million or 75% of excess cash flow (as defined in the Indenture) for the applicable fiscal year.

In May 2010, the Internal Revenue Service, or the “IRS,” initiated an examination of the 2008 income tax return of our subsidiary, TitleMax of Georgia, Inc. The examination was expanded to cover all of the Company’s wholly-owned subsidiaries and TitleMax Aviation, Inc., or “Aviation.” The IRS completed its fieldwork and issued its report in April 2011. The resolution of this examination is not expected to have a material impact on the Company’s financial condition, results of operations or cash flow.

In November 2010, the Company acquired an aircraft for $17.5 million that satisfied the requirements of Section 1031 of the Internal Revenue Code to complete the like-kind exchange for an aircraft sold in May 2010. The purchase of the aircraft was funded by notes payable to the sole member. In February 2011, these notes were refinanced into one note payable to the sole member with a principal balance of $17.4 million, due December 2015, and bearing interest at 10% per year.

Cash flows from operating activities

Net cash provided by operating activities was $68.3 million for the six months ended June 30, 2011, a decrease of $4.0 million, or 5.5%, from the comparable 2010 amount of $72.3 million. The decrease in cash provided by operating activities was due to an $8.1 million decrease in net income, offset by a $10.1 million increase in adjustments to reconcile net income to cash provided by operating activities and a $6.0 million decrease in cash from net changes in operating assets and liabilities. The increase in adjustments to reconcile net income to cash provided by operating activities was driven primarily by the increase in the provision for loan losses and depreciation and amortization. The decrease in cash from changes in operating assets and liabilities was primarily a result of a decrease in accounts payable and accrued expenses and more cash used in other assets. The increase in cash used by other assets was primarily attributable to higher security deposits, prepaid rent and inventory related to opening new stores.

Cash flows from investing activities

Net cash used in investing activities was $61.0 million for the six months ended June 30, 2011, representing an increase of $39.7 million, or 186.4%, from the comparable 2010 amount of $21.3 million cash used in investing activities. The higher use of cash in investing activities was primarily attributable to the increase in loans originated. Also contributing to the higher use of cash was capital expenditures of $15.0 million, which was a $10.1 million increase in the use of cash over the 2010 amount. Of this increase, $4.9 million was related to an ongoing project to upgrade our technology and the remainder was primarily related to managing our store portfolio through remodels or movement of locations, fitting out new stores and installing new signs. In addition, $6.4 million of the increase in cash used for investing activities was used for the Cashback acquisition. These increases were partially offset by $1.8 million of cash provided by our consolidation for financial reporting purposes of two of our three third-party lenders under our CSO arrangements, or the “CSO Lenders.” The 2010 amount benefited $12.7 million from cash provided by the sale of an aircraft in May 2010.

Cash flows from financing activities

For the six months ended June 30, 2011, net cash used in financing activities was $4.6 million, representing a decrease in cash flow of $5.6 million, or 560.0%, as compared to cash provided by financing activities of $1.0 million in the 2010 period. The cash provided by financing activities in the 2010 period was the result of the net proceeds from the issuance of $250 million of our senior secured notes, less the $151 million repayment of our term loan previously outstanding. The use of cash in the 2011 period was primarily related to distributions to our sole member and payments on notes payable and capital leases, partially offset by cash from the issuance of notes payable.

Other Indebtedness

As of June 30, 2011 we have $27.2 million of notes payable in the aggregate, consisting of one unsecured note payable to a bank, two unsecured notes payable to individuals, three unsecured notes payable to related parties and four notes payable to individuals issued by our two consolidated CSO Lenders. The note payable to a bank is a $0.4 million note payable by Aviation that incurs interest at the prime rate plus 2.0% (5.25% at June 30, 2011). The two unsecured notes payable to individuals have a total principal balance of $0.6 million with interest payable monthly at 16%. These notes have a demand feature that can be exercised by the holders at any time with 30 days notice and may be prepaid at any time without penalty. Included in notes payable to related parties is a $1.5 million note payable to our President and a note payable to our sole member in the amount of $17.4 million in the aggregate. The note payable to our President may only be prepaid upon certain conditions set forth in his employment contract and bears interest at 20%. Also included in notes payable to related parties is a $3.2 million note payable to our sole member. This note is collateralized by an aircraft owned by Aviation and guaranteed by the Company. This note has a fixed interest rate of 6.35% and is payable in monthly installments of $35,000, including interest and principal, with a final payment of $2.1 million due in October 2015. In 2011, the Company’s consolidated CSO Lenders issued a total of $4.1 million in four notes payable to third parties. One consolidated CSO Lender issued three notes due in April 2012, bearing interest at 15% and secured by the assets of the CSO Lender. These notes allow the CSO Lender to take one or more draws up to a total maximum principal of $3.2 million. As of June 30, 2011, a total of $2.2 million was drawn under these notes. The other consolidated CSO Lender issued an unsecured note in the amount of $1.9 million that bears interest at 6% and is due in May 2012. The note has an automatic annual renewal provision with a 1% increase in the interest rate with each renewal.

Management believes that our currently available short-term and long-term capital resources will be sufficient to fund our anticipated cash requirements, including working capital requirements, additional title loans, capital expenditures, scheduled principal and interest payments, payments pursuant to any excess cash flow offers and income tax obligations of our sole member, for at least the next 12 months.

Contractual Payment Obligations

The following table summarizes our material contractual payment obligations (excluding the Notes offered hereby), including periodic interest payments as of December 31, 2010. The future contractual requirements include payments required for our debt obligations, operating leases and contractual purchase obligations.

	Payments due by December 31,
	2011	2012	2013	2014	2015	Thereafter
Senior secured notes (1)	$35,333	$33,125	$33,125	$33,125	$283,125	$-
Notes payable to individuals	11,436	6,752	3,427	3,177	2,430	-
Other notes payable	50	409	-	-	-	-
Obligations under capital leases	252	256	261	267	272	2,306
Obligations under operating leases	23,181	19,540	15,478	12,256	9,419	24,350

Total	$70,252	$60,082	$52,291	$48,825	$295,246	$26,656

(Dollars in thousands)

(1) The Indenture requires the Company to make excess cash flow offers in the first quarter of 2012 and each year thereafter for the lesser of $30 million or 75% of excess cash flow (as defined in the Indenture). See “Description of the Notes—Repurchase at the Option of Holders—Excess Cash Flow.” These contractual payments do not include the effects of any such payments as the amounts, if any, are not presently determinable.

Seasonality

Our business is seasonal due to fluctuating demand for our title loans during the year. Historically, we have experienced our highest demand in the fourth quarter of each fiscal year, with approximately 31% of our annual originations occurring in this period. Also, we have historically experienced a reduction of 9% to 14% in our title loans receivable in the first quarter of each fiscal year, primarily associated with our customers’ receipts of tax refund checks. Accordingly, we typically experience a higher use of cash in the fourth quarter while generating more cash in the first quarter (exclusive of any other capital usage). Due to the seasonality of our business, results of operations for any fiscal quarter are not necessarily indicative of the results of operations that may be achieved for the full fiscal year or any future period.

Concentration of Risk

Our Georgia, Alabama, Tennessee and South Carolina stores represent approximately 45%, 19%, 15% and 14%, respectively, of our interest and fee income for the year ended December 31, 2010, and 46%, 21%, 14% and 13%, respectively, of our interest and fee income for the fiscal year ended December 31, 2009. Our customers’ ability to honor their contracts may be affected by economic conditions in these areas. Also, to the extent that laws and regulations are passed that adversely affect the manner in which we conduct business in any one of these states, our financial position, results of operations and cash flows could be adversely affected. In addition, we are exposed to a concentration of credit risk inherent in providing alternate financing to borrowers who cannot obtain traditional bank financing.

Critical Accounting Policies

Use of Estimates

In the ordinary course of business, we make a number of estimates, assumptions and judgments relating to the reporting of results of operations and financial condition in the preparation of our consolidated financial statements in conformity with generally accepted accounting principles in the U.S. We evaluate these estimates on an ongoing basis. We base these estimates, assumptions and judgments on information currently available to us and on various other factors that we believe are reasonable under the circumstances. Actual results could vary under different estimates, assumptions, judgments or conditions. We believe that the following critical accounting policies affect the more significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of losses on title loans receivable. This estimate is based on an analytical model that contemplates several factors, including historical delinquencies, charge-offs and recovery rates. Additional factors, such as length of time stores have been open in a state, relative mix of new stores within a state and other relevant factors, are evaluated on a periodic basis to determine the adequacy of the reserve. Based on the results of this analytical model, we provide for estimated probable losses for title loans receivable as an addition to the allowance for doubtful accounts. Loans that are deemed to be uncollectible are charged-off against the allowance when they become 61 days contractually past due. Recoveries on losses previously charged to the allowance are credited to the allowance when collected. This allowance is netted against the respective account or loan receivable balance for presentation on the consolidated balance sheets. For the six months ended June 30, 2011, if default rates were 2.5% higher or lower, the allowance for loan losses would change by approximately $9.5 million.

Income Recognition

Interest and fee income is recognized using the interest method. Accrual of interest and fee income on title loans receivable is discontinued when no payment has been received for 35 days or more. Effective October 1, 2009, management changed its accounting estimate related to the suspension of interest and fee income. Prior to this date, accrual of interest and fee income on title loans receivable ceased when no payment was received for 30 days or more pursuant to contractual terms. Based on additional information and analysis of current customer payment trends, management determined that the likelihood of receiving a payment from a customer diminishes when no payment is received for 35 days. As a result, we revised our policy for the suspension of interest and fee income. The effect of this change in estimate for the fiscal year ended December 31, 2009 was an increase in interest receivable and interest and fee income of $2.7 million.

Income Taxes and Distributions

The Company, with the consent of its sole member, elected in prior years to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporate income taxes, our sole member separately accounts for taxes on the Company’s items of income, deduction, losses and credits. The financial statements generally will not include a provision for income taxes as long as these elections remain in effect, and as long as our tax status and income tax elections remain in effect, we may from time to time make distributions to our sole member in amounts sufficient to pay some or all of the taxes due on our items of income, deductions, losses and credits which have been allocated to our sole member for reporting on his income tax return. Certain subsidiaries operate in states that impose an entity-level tax that is a percent of income. In May 2010, the IRS initiated an examination of the income tax return of TitleMax of Georgia, Inc., or “TMG.” The examination and has been expanded to cover all of the Company’s wholly-owned subsidiaries and Aviation. The IRS completed its fieldwork and issued its report in April 2011. For more information regarding the examination, see “—Liquidity and Capital Resources” above.

Impact of Recent Accounting Pronouncements

Recent Accounting Standards

In January 2010, the FASB amended existing fair value disclosures by requiring additional disclosure of activity within and transfers between the three levels of fair value measurements and additional disclosure about inputs and valuation techniques for fair value measurements using Levels 2 or 3. The new requirements are effective for fiscal years beginning after December 15, 2009, except that disclosures of Level 3 activity are not effective until fiscal years beginning after December 15, 2010. The new standard relates only to additional disclosures of financial information and is not expected to have a future impact on the Company’s financial position, results of operations or cash flows.

In July 2010, the FASB issued ASC No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. This standard amends the Accounting Standards Codification’s guidance on receivables by requiring more robust and disaggregated disclosure about the credit quality of an entity’s loans and its allowance for loan losses. The disclosures required as of the end of a reporting period were adopted in 2010, which significantly expanded the existing disclosure requirements but did not have any impact on the Company’s financial position, results of operations or cash flows. The amendments that require disclosures about activity that occurs during a reporting period are effective for periods beginning on or after December 15, 2010. The adoption of this item in 2011 did not have an impact on the Company’s financial position, results of operations or cash flows.

In May 2011, the FASB issued ASU No. 2011-04 to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between GAAP and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is not expected to have an impact on the Company’s financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures about Market Risk

The Company does not have any financial instruments that expose it to material cash flow or earnings fluctuations as a result of market risks.

BUSINESS

Overview

We are a privately-owned automobile title lending company with 692 company-owned stores in the states of Georgia, Alabama, South Carolina, Tennessee, Missouri, Illinois, Mississippi, Texas, Virginia, Florida, Arizona and Nevada as of June 30, 2011. We serve individuals who generally have limited access to consumer credit from banks, thrift institutions, credit card lenders and other traditional sources of consumer credit. We provide our customers with access to funds through loans secured by a first or second lien on the customer’s automobile. Our loan products allow our customers to meet their liquidity needs by borrowing against the value of their vehicles while allowing the customer to retain use of the vehicle during the term of the loan. As of June 30, 2011, we had approximately 320,000 customers and had $379.3 million in title loans receivable. We believe we are the largest automobile title lender in the United States based on title loans receivable. We generated $66.4 million in EBIDA for the six months ended June 30, 2011. We generated $118.3 million in EBIDA for the year ended December 31, 2010.

Our automobile title lending business provides a simple, quick and confidential way for consumers to meet their liquidity needs. We offer title loans in amounts ranging from $100 to $5,000 at rates that we believe are typically around 50% less than those offered by other title lenders, with an average loan size of approximately $1,100. Our asset-based loans have conservative loan to value ratios (at origination, our receivables had an approximately 69% weighted average loan to appraised wholesale value and an approximately 25% weighted average loan to Black Book retail value).

We seek to develop and maintain a large presence in each of the markets in which we operate. Our stores are located in highly visible, accessible locations, usually in free-standing buildings and end units of strip shopping centers. Our growth strategy includes expanding our title loans receivable in our existing stores, opening new stores in existing markets and expanding into new markets with favorable characteristics.

In May 2011, the Company closed on an asset purchase agreement with Cashback Title Loans, Inc., or “Cashback,” in which the Company acquired all the title loans related to 19 Cashback locations in Nevada. Cashback assigned to the Company all leases related to the 19 Cashback locations, and the Company acquired all related furniture and fixtures. The purchase price was $6.7 million. The Company previously made deposits totaling $4.5 million to Cashback. The remainder of the purchase price was funded in May 2011.

In July 2011, the Company closed on an asset purchase agreement with Mid-America Credit, Inc., Midwest General Finance Corp., and Rainbow Loan Company, or the “Sellers,” in which the Company acquired all the title loans related to 8 locations in Missouri and 6 locations in Nevada. The Sellers assigned to the Company all leases related to the 14 locations and the Company acquired all related furniture and fixtures. The purchase price was $1.6 million.

On April 20, 2009, we filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in the Southern District of Georgia. We filed for bankruptcy because of our inability to reach an agreement with our lenders to extend the maturity of our credit facility or to obtain replacement financing with a new lender. During the bankruptcy proceedings, we continued to make all required payments on our outstanding indebtedness, as well as paid down approximately $37.5 million of principal. None of our debt was cancelled as a result of our bankruptcy petition. At the conclusion of our bankruptcy case, our pre-petition lending group provided us with a $126.5 million two-year amortizing credit facility and our sole member retained 100% ownership of the Company. A portion of the proceeds from the June 2010 sale of senior secured notes was used to repay such credit facility. We emerged from bankruptcy on April 12, 2010 and the case was closed on June 16, 2011.

Growth Strategy

A key objective of our growth strategy is to establish a leading position as a title lender in each market in which we operate and into which we intend to expand. The three elements of our growth strategy are as follows:

Grow Existing Store Receivables. Our store title loans receivable on average have grown at a compound annual rate of 30.2% over the first four years of the stores’ lives and 6.3% thereafter. Originations for the six months ended June 30, 2011 increased 35.2% compared to the same period in 2010. We believe there are significant opportunities to grow earnings of all of our existing stores. Our store managers have a strong incentive to continue the growth of our stores because they are evaluated and compensated in significant part based on their achievement of certain operating and growth goals, which we adjust each year to account for the continued improvement in our business. We believe that by focusing on these specific goals and tying them to employee compensation, we can further enhance the operating efficiency of our stores as well as overall operating margins.

Open New Stores Within Our Current Footprint. We believe we have significant room to grow by opening additional stores in markets in which we currently operate. When considering whether we should open new stores in these markets, we examine a number of factors, including consumer demand for our product and the extent that new stores will be able to leverage existing stores’ marketing efforts. We believe that Illinois, Mississippi and Virginia, where we have 22, 3 and 12 stores, respectively, are strong markets for growth through the addition of new stores.

Expand Into New Markets. We have identified several key geographic areas or markets for the development of additional stores. These markets were identified following a review of demographics, a determination of whether state regulation is favorable and an internal evaluation of each market’s ability to support our store development program. Based on this review in the last twelve months, we have expanded into markets in the south and west regions of the United States, including Florida, Arizona, Texas and Nevada. As is the case with our strategy to open new stores in existing markets, we believe we have trained management and capital resources sufficient to support our growth strategy.

Industry Overview

We operate in the alternative financial services industry, providing automobile title loans to consumers who own, in most instances, their vehicle free and clear and need convenient and simple access to funds. Other products offered in this industry include other forms of consumer loans, check cashing, money orders and money transfers. Consumers who use alternative financial services are often referred to as “underserved” or “underbanked” by banks and other traditional financial institutions.

Customers use the services provided by the alternative financial services industry for a variety of reasons, including that they often:

•	do not have access to traditional credit-based lenders like banks, thrift institutions and credit card companies;

•	have a sudden and unexpected need for cash due to common financial challenges like medical emergencies, vehicle repairs, divorce, job changes or other unexpected expenses;

•	are self-employed small business owners with an immediate need for short-term working capital;

•	need a small amount of cash immediately and do not have time to wait for a traditional lender to approve a loan; and

•	see such services as a sensible alternative to potentially higher costs and negative credit consequences of other alternatives, such as overdraft fees, bounced check fees or late fees.

The U.S. alternative financial services industry began to expand rapidly during the late 1990s, primarily in response to a shortage of suitable alternatives from traditional financial institutions. There had generally been few sources for consumers seeking affordable small denomination loans. In addition, the typically high insufficient funds and overdraft charges on bank accounts, as well as other late and penalty fees charged by traditional financial institutions and merchants, helped fuel customer demand for these alternative loan products. Automobile title lending grew out of traditional pawnbroker operations, mainly to enable customers to obtain larger loans than pawnshop loans that were backed by items such as consumer electronics, musical instruments and jewelry. Automobile title loans differ from pawnshop loans, however, because the customer retains possession of, and the ability to use, the vehicle. We believe that the underbanked consumer market, and in particular the automobile title loan segment of the alternative financial services industry, will continue to grow as a result of a diminishing supply of competing banking services for this segment of the population, as well as underlying demographic trends, including an overall increase in the population and an increase in the number of self-employed, small business and service sector jobs as a percentage of the total workforce. We believe automobile title loans are particularly well-suited to grow in the current regulatory environment of the markets in which we operate, which we view as stable with respect to our loan products and hostile to other alternative financial services providers, such as payday loans.

Services

Our automobile title lending business provides a customer who is 18 years of age or older (except in Alabama where the customer must be 19 years of age or older) with a loan ranging from $100 up to $5,000 ($2,500 loan maximum in Mississippi and Tennessee, and a $4,000 loan maximum in Illinois) secured in most cases by a first lien on the customer’s automobile. The Company offers a second-lien automobile product in Georgia under the EquityAuto Loan brand, with operations conducted through 111 TitleMax stores and two standalone stores. We determine the loan amount based upon the customer’s need and our appraisal of the wholesale value of his or her automobile. We do not run a credit check on the customer when approving the loan application, and performance on the loan does not impact the customer’s credit. The typical time for a customer to receive a loan from the time he or she enters our store is approximately 40 minutes.

Upon approval of a customer’s application, we provide the customer with the determined loan amount, and the customer provides us with a certificate of title to the appraised automobile; however, the customer retains full use and possession of the automobile. We provide our customers with loan funds only through the issuance of a check and do not keep a significant amount of cash on hand at any of our stores. The customer is able to cash the check at a local bank that we partner with in close proximity to our stores and, as a result, our customers do not have to pay a check cashing fee. Following our receipt from the customer of full repayment of the loan, along with any interest and fees, we release the lien on the customer’s vehicle and return the certificate of title to the customer. As of June 30, 2011, our gross title loans receivable was approximately $379.3 million.

We principally operate under two brands: TitleMax and TitleBucks. TitleMax requires a minimum appraised vehicle value of more than $500 and offers interest rates that we believe are typically around 50% lower than those offered by other title lenders. TitleBucks provides loans to customers with less valuable vehicles and charges rates in line with competitors for such loans. TitleBucks was created to capture customers who do not meet TitleMax’s minimum vehicle value requirement and who would otherwise utilize a competitor. We refer non-qualifying customers from TitleMax to TitleBucks. In each of 2010, 2009 and 2008, approximately 86.6%, 86.4% and 85.9%, respectively, of our interest and fee income were attributable to our TitleMax stores and approximately 13.4%, 13.6% and 14.1%, respectively, of our interest and fee income were attributable to our TitleBucks stores.

The interest rates we charge our customers vary by loan size and state but typically adhere to the following schedule for our TitleMax stores:

Loan Size	Monthly Interest Rate

$100-$1,999.99	12.99%

$2,000-$2,999.99	10.99%

$3,000+	9.99%

For loans above $1,500, TitleBucks charges the same rates as TitleMax. For smaller loans, TitleBucks typically charges the following rates:

Loan Size	Monthly Interest Rate

$100-$500.99	24.99%

$501-$999.99	16.99%

$1,000-$1,499.99	14.99%

We believe that average interest rates on our TitleMax title loans are up to 50% lower than rates charged by competing title lenders. Our customers borrow on average approximately $1,100 and $850 at our TitleMax and TitleBucks stores, respectively. Most payments are made by customers at the store in cash, by money order, by cashier’s check or by debit card. Customers also have the ability to make payments through Western Union. The average duration of our receivables is approximately 8-9 months.

If a customer fails to remit payment to us when due, we may repossess the customer’s automobile; however, we consider the remedy of repossession as a last resort, and we do not repossess a customer’s vehicle unless we have first exhausted all options for repayment. As a result, we first undertake to contact the customer to obtain payment. Only after we have made such efforts to contact the customer and when a customer is unresponsive, or it is otherwise clear that the customer will not be able to meet his or her obligations, will we initiate a repossession. A regional or district manager must approve all repossessions in advance, and only approved third-party companies handle the repossession. Even when permitted by state law, we do not repossess a customer’s automobile without first giving the customer a 14-day cure period.

Store managers are responsible for coordinating vehicle sales; however, a repossessed vehicle may only be sold to a licensed used car dealer after a minimum of three bids or at an auto auction. Our employees may not purchase a repossessed vehicle. We return any excess proceeds to the customer if the vehicle sells for an amount in excess of the loan value plus expenses.

On June 21, 2010, the affiliated business of EAL was contributed to TMX Finance LLC by our Chief Executive Officer and TMX Finance LLC’s sole member, Tracy Young. Mr. Young received no consideration for the contribution of EAL. The addition of this business provides us with a complementary brand that provides a second lien title loan product. We believe there is unmet customer demand in this area and that this product can be offered from within our existing stores, which provides incremental income with minimal increased overhead.

EAL had approximately $8.9 million of gross title loans outstanding as of June 30, 2011. The second lien title loans made by EAL are currently offered in Georgia and are made under the Georgia Industrial Loan Act, or “GILA.” GILA limits these loans to $3,000 and a term of 36 months. EAL currently offers loans of $500 to $2,500 with a maximum term of 14 months. In addition, EAL sells insurance products in connection with its loans as agent for an unaffiliated insurance company, which increases EAL’s yields on loans originated.

Underwriting and Risk Management

All underwriting decisions related to our first lien title loan product are made based on the appraised wholesale value of a customer’s vehicle rather than credit score. Underwriting of our second lien title loan product is based on the customer’s credit report and the payment history of the first lien loan on the vehicle. Store managers appraise the wholesale value of the customer’s vehicle based on the following characteristics of the vehicle: year, make, model, exterior, interior and mechanical condition and mileage. One factor our managers consider in determining asset value is the most conservative wholesale value of the customer’s automobile listed in the Black Book, as opposed to the higher retail value listed in the Black Book (for the twelve months ended June 30, 2011, the “rough” wholesale value amount was on average 69% less than the retail value amount). This reduces the overall risk of our title loans receivable by having more conservative loan to value ratios (at origination, our receivables had an approximately 69% weighted average loan to appraised wholesale value and an approximately 25% weighted average loan to Black Book retail value), which results in more security for each loan and less overall risk for our company.

Prior to approval, a customer must present the vehicle, a lien-free title to the vehicle (other than with respect to the EAL second lien title loan product), a government-issued picture identification and proof of residence. We verify that such title is the correct title for the customer’s vehicle based on a review of the Vehicle Identification Number. The amount of credit available to a customer is equal to 80% of the store manager’s appraisal of the wholesale value of the customer’s vehicle. Regional and district managers review all new loans daily and provide feedback on appraisal values to each store. Upon completion of the transaction, we send the title to the applicable state Department of Motor Vehicles to have the Company named as the first-lien (or second lien in the case of EAL transactions) holder for the vehicle. We release the lien only when the customer’s account balance is fully paid.

We balance the individual store’s autonomy in the underwriting process with a centralized risk management system supported primarily by our district and regional managers daily underwriting reviews and periodic store audits, which include a complete review of all new loan files, including photographs of the vehicle, to confirm the appraisals conform to Company policy. Additional risk management measures include our district managers’ audit of each store twice per month. These audits include cash control (deposit and cash drawers), document check (title, picture, contract and key), new loan review (verifying appraisal of vehicles and completeness of files), collections review (review collection performance metrics and collection notes), exceptions review (voided transactions, cash shortages, expenses, etc.), and employee training. Further, our regional managers spend one day each week with a different district manager to review audits, staffing and training matters. In addition, our store managers physically check the title on every outstanding loan each month.

Facilities

The following table shows the composition of our store network at June 30, 2011:

State	Store Count
Alabama	111
Arizona	6
Florida	1
Georgia	226
Illinois	22
Mississippi	3
Missouri	59
Nevada	18
South Carolina	79
Tennessee	104
Texas	51
Virginia	12

Total	692

Our stores generally range in size from approximately 1,800 to 2,400 square feet. We locate our stores in highly visible, accessible locations. We believe that our stores provide a welcoming, personal environment for conducting our business. We prefer our stores to be freestanding single tenant buildings, but we also use retail strip shopping center stores, preferably on an end unit or with a bay with high road visibility. We locate our stores in areas with arterial roadways that we believe have high daily traffic volume. Our stores are located in areas of high concentration of retail users, typically with retailers serving comparable customer bases such as national auto parts and rent-to-own companies.

With the exception of one location in Missouri, all of our stores are leased, with typical lease terms of five years and two options to renew at the end of the lease, with an average gross monthly rent of $3,200. Our leases usually require that we pay all maintenance costs, insurance costs and property taxes.

We believe that our facilities, equipment, furniture and fixtures are in good condition and well maintained and that our facilities are sufficient to meet our present needs.

Customers

Our customers are often credit impaired and prefer title lending to other credit products available to them. Our average customer is 44 years of age with a household income of approximately $50,000. Approximately 70% of our customers own two or more vehicles. Our typical customer often lives paycheck-to-paycheck, relying on all, or nearly all, of his or her current income to cover immediate living expenses, and less than 25% of our customers have access to credit cards. Thus, we believe that when unexpected expenses arise, these customers value the convenient, immediate, simple and transparent access to funds that we provide. A recent study conducted by Professor Jonathan Zinman of Dartmouth College found that individual users of alternative financial services products primarily use these funds for bills, emergencies, food and groceries, and other debt service, while only 6% stated that they use such funds for discretionary shopping and entertainment. In addition, our customers who are small business owners often use title lending as a source of operating capital.

Advertising and Marketing

We believe we have been effective in marketing title loans primarily through primetime network television advertising. We run approximately 7,000 30-second television commercials per week, with approximately 23% of the commercials being run in primetime or primetime-adjacent slots and approximately 38% of the commercials being run during daytime slots. In addition, clustering of our stores in geographic regions magnifies the effect of our regional television commercials, as approximately 92% of our stores are concentrated in 35 television markets. Further, we market title loans through yellow page advertisements, billboards and “$50 Free Cash” direct mail postcards. In addition, we create customer loyalty through special incentive programs such as Thanksgiving turkey giveaways, gas gift card promotions and customer referral incentive programs. Individual stores employ telemarketing to current and past customers and distribute flyers to local businesses and apartment complexes.

Competition

We compete with a limited number of businesses that exclusively provide title loans, as well as with numerous providers of other alternative financial services, such as payday lenders, installment lenders and pawnbrokers. We believe that the principal competitive factors in the title loan industry and the broader alternative financial services industry are rates, loan size, location, customer service, convenience and confidentiality. We offer a cheaper alternative to late payment fees and overdraft fees, and significantly lower APRs than other title lenders and other providers of alternative financial services, such as payday lenders, as detailed in the chart below.

Average APRs

(1)	Based on non-sufficient funds fees of $28.95, late fees of $26.64 and average check size of $66.00.
(2)	Based on overdraft fees of $28.95 and average check size of $66.00.
(3)	Based on fees of $15.00 per $100.00 loaned and average loan duration of two weeks.
(4)	Based on monthly TitleMax current average interest rate of 11.38%.

We believe that both the title loan industry and the broader alternative financial services industry in the United States are highly fragmented. Historically, there have been low barriers to entry, creating fragmentation as small operators could compete with national chains. We believe we are the largest automobile title lender in the United States based on title loans receivable.

Information Systems

Our proprietary, custom point of sale loan system, TLPro, is a web-based fully integrated business solution designed to:

•	serve as a fast and reliable application for business operations;

•	facilitate customer service and risk management for our employees;

•	adapt to individual state requirements and regulations; and

•	adapt to changes in internal business processes and requirements.

TLPro is a web-based thin client application. Some of the benefits of this type of architecture include increased security, reduced cost of hardware, simplified system usage and increased protection of data.

In addition to its point-of-sale function, TLPro also facilitates sophisticated reporting by replicating data to a data warehouse that utilizes SharePoint-based reports. These reporting capabilities enable us to run management reports, collection reports and business intelligence reports. TLPro also provides us with tools for marketing, customer relationship management, and auditing and internal control.

Our technology infrastructure is based on Microsoft and Cisco products. In order to ensure the privacy of our customers’ information, we utilize Cisco-based encryption, with enabled intrusion-detection, internet access filtering, anti-virus and anti-malware software.

We operate from two geographically separated mirror-image data centers: a primary data center and a secondary data center or disaster recovery center located within major, certified (in accordance with Statement on Auditing Standards No. 70) hosting facilities with physical security and access control. Both data centers are simultaneously operational and replicate data continually in real time. These two data centers store all operational data and document images. The redundancy and infrastructure of the data centers allows us to switch between data centers transparently or to switch only certain business continuity functions, as necessary.

Employees

As of June 30, 2011, we had 3,089 employees, comprised as follows:

Stores and Field Management	2,814

Corporate	275

Total	3,089

We consider our employee relations to be good. None of our employees are covered by collective bargaining agreements, and we have never experienced any organized work stoppage, strike or labor dispute.

Regulation

Our automobile title lending operations are subject to laws, regulations and supervision in each of the states in which we operate. We are also subject to federal and state laws and regulations relating to the recording and reporting of certain financial transactions and the privacy of customer information. The following is a general description of significant regulations affecting our automobile title lending business.

State and Local Regulation. Each of the states in which we operate has specific state or local licensing requirements applicable to offering loans secured by title to personal property, whether through a traditional loan, title loan or pawn transaction. We obtain state or local licenses where required.

We are subject to various state regulations governing the terms of the automobile title loans we offer. Several state regulations limit our recourse against the customer and the amount that we may lend or provide, as well as restrict the amount of finance or service charges or fees that we may assess and, in certain situations, limit a customer’s ability to renew any such loans. For example, we are prohibited from providing automobile title loans in excess of $2,500 in Mississippi and Tennessee, while the maximum automobile title loan we may provide in Illinois is $4,000 (under certain circumstances). In addition, we may not provide an automobile title loan to a customer under the age of 19 in Alabama; however, such age restriction only applies to customers under the age of 18 in Georgia, Mississippi, Missouri and Tennessee. In addition, although Virginia passed legislation in January 2011 to allow lenders to make title loans to non-residents beginning July 1, 2011, other states may impose restrictions on lending to non-residents. In some states, we are required to meet minimum bonding or capital requirements and are subject to various transaction record-keeping requirements. In several states, we are subject to periodic examination by state regulators, including examination at the discretion of, and/or without notice by, such state regulators. We must also comply with various consumer disclosure requirements, which are typically similar or equivalent to the federal Truth in Lending Act and corresponding federal regulations. For example, Texas recently passed two bills, HB 2592, which codifies certain loan disclosure and transparency requirements, and HB 2594, which establishes a framework for regulation of our industry by the Consumer Credit Commission, including licensing standards, fees and reporting requirements. In the states in which we have recourse against the customer for payment of the obligation, our collection activities regarding past due loans may also be subject to consumer debt collection laws and regulations adopted by the various states. In addition, we must comply with general consumer protection laws in each state, including laws governing the repossession and foreclosure of collateral.

In addition to state laws and regulations, our business is subject to various local rules and regulations such as local zoning regulation and permit licensing. For example, the Dallas and Austin, Texas City Councils both recently passed ordinances that would restrict extensions of consumer credit by title lenders within city limits by, among other things, linking maximum allowable loan size to 3 percent of a consumer’s gross annual income, mandating a 25 percent principal reduction requirement on refinances or renewals, and limiting the term of a loan to no more than four months.

Federal Regulation. Our lending activities are also subject to several federal statutes and regulations, including the following:

•

The Dodd-Frank Act and implementing regulations thereunder may impact the marketing and regulation of the products and services offered by the Company, depending on the extent to which the Company and its products and services are ultimately determined to be subject to such Act and regulations and oversight by the CFPB. The CFPB has indicated its initial focus will be on creating transparency and disclosure in the consumer financial products markets to allow consumers to compare products in a clear and simple format. Although the CFPB does not yet have a permanent director and has not been focused on our industry, these new requirements and oversight by the CFPB, to the extent applicable to us, could restrict the products and services we offer or the way we conduct our business, place limits on the pricing of our products and services, and increase our cost of doing business.

•

Under the federal Gramm-Leach-Bliley Act and its underlying regulations relating to privacy and data security, we must disclose to our customers our privacy policy and practices, including those relating to the sharing of a customer’s nonpublic personal information with third parties. We must disclose our policy to customers when establishing the customer relationship and, in some cases, at least annually thereafter. We must ensure that our systems are designed to protect the confidentiality of customers’ nonpublic personal information, and we have policies and procedures in place to address unauthorized disclosure of a customer’s nonpublic personal information.

•

The Bank Secrecy Act, or “BSA,” as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or “USA PATRIOT Act,” imposes a range of anti-money laundering, or “AML,” and anti-terrorism obligations on covered financial institutions. Consistent with the BSA and USA PATRIOT Act, we undertake certain AML and anti-terrorism compliance measures, including steps to verify the identity of our customers, and may be required to employ other measures to ensure our compliance with requirements that we report and maintain records regarding transactions that satisfy certain thresholds. In addition, the Office of Foreign Assets Control, or “OFAC,” is responsible for administering and enforcing economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other threats to the national security, foreign policy or economy of the U.S. to insure that U.S. entities do not engage in transactions with certain prohibited parties, as defined by various Executive Orders and Acts of Congress. OFAC publishes, and routinely updates, lists of names of persons and organizations suspected of aiding, harboring or engaging in terrorist acts, including the Specially Designated Nationals and Blocked Persons. If we find a name on any transaction, account or wire transfer that is on an OFAC list, we must undertake certain specified activities, which could include blocking or freezing the transaction requested, and we must notify the appropriate authorities.

•

The federal Equal Credit Opportunity Act, or “ECOA,” prohibits discrimination against any credit applicant on the basis of any protected category, such as race, color, religion, national origin, sex, marital status, age, whether the applicant receives public assistance, and whether the applicant has exercised a right under the Consumer Credit Protection Act. The ECOA requires us to notify credit applicants of any action taken on the individual’s credit application. We must provide a loan applicant a Notice of Adverse Action, or “NOAA,” when we deny an application for credit. The NOAA must: inform the applicant of the action taken regarding the credit application; a statement of the ECOA’s prohibition on discrimination; the name and address of both the creditor and the federal agency that monitors compliance with the ECOA; and the applicant’s right to learn the specific reasons for the denial of credit and the contact information for the parties the applicant can contact to obtain those reasons.

•

The Fair Credit Reporting Act, or “FCRA,” requires that we give certain notices to customers if we deny credit based upon a credit report or offer a customer less favorable credit terms based upon information in a credit report. Further, the FCRA requires us to implement and follow a “Red Flags Policy” to detect and prevent identity theft.

•

We must comply with the various disclosure requirements under the federal Truth in Lending Act and its underlying regulations in connection with disclosing the credit terms, including provisions regarding the annual percentage rate, finance charge, amount financed, total of payments, payment schedule, security, late charges, prepayment, default, among other areas related to each automobile title lending transaction. Although the Fair Debt Collection Practices Act does not apply to our collection activities, we use the restrictions thereunder as a guide to operating our collection activities.

•

Federal law caps the annual percentage rate that may be charged on consumer loans made to active duty military personnel and their immediate families at 36% per annum. This 36% cap applies to automobile title loans that have terms of 181 days or fewer. In addition, the Servicemembers Civil Relief Act limits the amount of interest we can charge and our right to repossess collateral from military customers.

The Dodd-Frank Act created the CFPB with the powers to regulate consumer financial products or services. It is still unclear to what extent the CFPB will have regulatory oversight of the industry; however, the CFPB is not authorized to impose interest rate caps on consumer loans. See “Risk Factors—Risks Related to Our Business and Industry.”

In addition to the federal statutes discussed above, our business is subject to extensive requirements under state law, including those related to licensing and posting of fees, consumer credit and lending, unfair or deceptive practices acts, disclosure requirements, contract term restrictions, interest rates and fees, reporting, creditor remedies, privacy, military service member protection, remittance of proceeds for repossessed vehicles, credit services organization activities and other similar laws. Also, many states’ laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.

Legal Proceedings

We are involved in a number of active lawsuits, including the legal proceedings discussed below. Due to the uncertainty surrounding the litigation process, except for those matters for which an accrual has been provided, we are unable to reasonably estimate the range of loss, if any, at this time in connection with these legal proceedings. While the outcome of many of these matters is currently not determinable, we believe we have meritorious defenses to the claims in these proceedings and that the ultimate cost to resolve these matters will not have a materially adverse effect on our consolidated financial position, results of operations or cash flows. In addition to the legal proceedings discussed below, we are involved in routine litigation and administrative proceedings arising in the ordinary course of business.

We assess the materiality of litigation by reviewing a range of qualitative and quantitative factors. These factors include the size of the potential claims, the merits of our defenses, the likelihood of the plaintiff’s success on the merits, the regulatory environment that could impact such claims and the potential impact that the litigation could have on our business. We evaluate the likelihood of an unfavorable outcome in accordance with the relevant accounting literature. This assessment is subjective, based on the status of the legal proceedings and on consultation with in-house and external legal counsel. The actual outcomes of these proceedings may differ from our assessments. Unless otherwise disclosed, we are vigorously defending each of these actions. The amount of loss and the probability of an unfavorable outcome, if any, cannot be reasonably estimated for these legal proceedings unless otherwise stated.

Reginald Dwight, et al v. TitleMax of Tennessee, Inc.

On August 6, 2004, Reginald Dwight filed a class action lawsuit in the Circuit Court of Hamilton County, Tennessee against TitleMax of Tennessee, Inc., or “TMT.” The complaint alleges, among other things, that TMT entered into loan agreements which contained interest rates in excess of the maximum rate allowed under Tennessee law. The plaintiffs sought damages allowed under the Tennessee Consumer Protection Act as well as punitive damages. TMT denied all of the material allegations in the action. The parties have agreed to settle this action for $93,000, and on April 12, 2010, the parties notified the bankruptcy court of their agreement to settle this action. The action has been remanded to Tennessee state court, and the class settlement administration is currently underway.

Mignon Norfolk, et al v. TitleMax of Missouri, Inc.

On February 10, 2011, Mignon Norfolk filed a putative class action lawsuit in the Circuit Court of Jefferson County, Missouri against TitleMax of Missouri, Inc., or “TMM,” and a TMM District Manager. The complaint alleges, among other things, that TMM failed to pay certain employees overtime compensation as required by Missouri law. The plaintiff seeks, among other things, a judgment for an amount equal to plaintiff’s unpaid compensation, as well as liquidated damages. The litigation is currently in the discovery phase, and it is too early to determine the likelihood of an unfavorable outcome or the ultimate liability, if any, resulting from this action.

IRS Examination

On May 4, 2010, the IRS initiated an examination of the income tax return of TMG. The examination has been expanded to cover all of the Company’s wholly-owned subsidiaries and Aviation. The IRS completed its fieldwork and issued its report in April 2011. For more information regarding the examination, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

MANAGEMENT

Set forth below are the names and ages of, and the positions held by TMX Finance LLC’s managers (which are similar to directors, subject to certain limitations contained in TMX Finance LLC’s operating agreement) and by our executive officers. Pursuant to TMX Finance LLC’s amended and restated operating agreement, managers serve until their death, permanent disability, resignation or removal by TMX Finance LLC’s sole member. Executive officers serve at the pleasure of the sole member, subject to the terms of any applicable employment agreement.

Name	Age	Position

Tracy Young	53	Chief Executive Officer and Manager

John W. Robinson, III*	39	President and Manager

Donald E. Thomas	52	Chief Financial Officer

Otto Bielss	49	Senior Vice President of Operations

Edward J. Hawie	74	Manager

Charles E. Izlar	59	Manager

John G. Kennedy, III	50	Manager

*	Mr. Robinson has announced his decision to resign as our President effective December 31, 2011, although he will remain a manager of the Company. See “Risk Factors” and Mr. Robinson’s biography below.

Tracy Young founded our Company in 1998 and has served as Chief Executive Officer of TMX Finance LLC and our other companies since their founding. Prior to founding our Company, Mr. Young owned and operated Patriot Loan Co., a consumer installment lending company with locations in four states. Mr. Young is the sole member of TMX Finance LLC. Mr. Young has been a manager or director of the Company or its predecessor since 1998. Mr. Young’s current position as our Chief Executive Officer and past management experience in the consumer lending business provide him with leadership skills and a practical and informed perspective on matters related to the Company’s business and industry.

John W. Robinson, III joined us in January 2004 as Chief Operating Officer of TMX Finance LLC and was elected as its President in 2008. He also serves in these roles for our other companies. Prior to joining us, Mr. Robinson served in senior management at Southern Waistbands Inc., a privately-owned supplier of apparel products. Mr. Robinson spent five years in investment banking at Morgan Stanley, Lehman Brothers and Wheat First Butcher Singer. In 1994, Mr. Robinson earned a Bachelor of Arts with honors from Washington and Lee University and in 2000 a Master of Business Administration from the Tuck School of Business at Dartmouth College, where he graduated as a Tuck Scholar. Mr. Robinson earned his Chartered Financial Analyst designation in 2001. Mr. Robinson’s experience as our President and, formerly, our Chief Operating Officer allows him to provide valuable insight on matters related to the Company. Additionally, his past management experience, coupled with his experience in investment banking, provide him with a unique perspective on matters related to management generally as well as matters related to investment banking and finance. Mr. Robinson has announced his decision to resign as our President effective December 31, 2011. The Company has begun its search for a new President.

Donald E. Thomas joined us in April 2010 as Chief Financial Officer of TitleMax of Georgia, Inc. and serves in such capacity for our other companies as well. Prior to joining us, Mr. Thomas spent 17 years with 7-Eleven, where he served in various capacities, including Chief Accounting Officer and Controller, Acting Chief Financial Officer, Vice President of Operations and Vice President of Human Resources. Prior to 7-Eleven, Mr. Thomas spent 11 years in the audit function of Deloitte & Touche LLP and one year with the Trane Company as a financial manager. Mr. Thomas earned accounting and finance degrees from Tarleton State University and is a certified public accountant.

Otto Bielss joined us in January 2010 as Senior Vice President of Operations of TitleMax of Georgia, Inc. and serves in such capacity for our other companies as well. Prior to joining us, Mr. Bielss spent nine years with Ace Cash Express as a Division Vice President. Prior to Ace Cash Express, Mr. Bielss held various management positions with Blockbuster Inc., Michaels Stores, Inc., RadioShack Corporation and Eagle Sound Production, a privately-owned sound production company in Irving, Texas. Mr. Bielss brings over 29 years of management experience to the Company.

Edward J. Hawie was elected a manager of TMX Finance LLC in June 2010 and has been a practicing corporate lawyer since 1962, specializing in federal and state securities laws, corporate acquisitions and joint ventures both in the United States and in Latin America. Mr. Hawie began his legal career as an associate at Shearman & Sterling in New York City in 1962. He joined King & Spalding in Atlanta, Georgia in 1968 as an associate and served as a partner from 1970 until his retirement as a senior partner in that firm in 2000. Since 2000, Mr. Hawie has continued to be active in both corporate law matters and in the non-profit area. Mr. Hawie holds a Bachelor of Science degree in Economics from the Wharton School of Finance and Commerce at the University of Pennsylvania and graduated from The Boston University School of Law, magna cum laude. Mr. Hawie has gained significant legal experience through his formal legal training as well as his positions in private practice with Shearman & Sterling and King & Spalding. His training and experience in corporate law and federal and state securities laws enables him to provide guidance and insight in matters related to business and corporate governance.

Charles E. Izlar was elected a manager of TMX Finance LLC in June 2010 and is a certified public accountant and real estate broker. Since 1992 Mr. Izlar has served as the Chief Financial & Administrative Officer of Lewis Broadcasting Corporation and its affiliated entities. In addition, Mr. Izlar has 30 years of experience with corporate finance and accounting positions in broadcasting, real estate development, automotive, banking, retail, and conglomerate-styled private holding companies. In these positions, he has been responsible for corporate treasury functions, financial reporting and analysis, institutional relationships, acquisitions and divestitures, risk management, estate and trust administration, tax and human resources. In addition to serving on the boards of several charitable organizations, he served on the audit committee and the board of directors of The Savannah Bancorp, Inc. He holds Bachelor of Business Administration and Masters of Business Administration degrees from the University of Georgia. Mr. Izlar’s significant experience in accounting and finance in a wide range of industries and his past experience as a director and member of the audit committee of a public company provide him with a practical and informed perspective on matters relating to accounting, finance, corporate governance and general business.

John G. Kennedy, III was elected as a manager of TMX Finance LLC in June 2010 and serves as Managing Director and Head of Capital Markets at Tudor, Pickering, Holt & Co. Securities, Inc., where he has been employed since January 2010. Prior to joining his current firm, Mr. Kennedy served four years as Senior Vice President with Merrill Lynch. Mr. Kennedy has more than 20 years of experience in investment banking. Mr. Kennedy served as a Managing Director of Deutsche Bank’s investment banking group and served as a Managing Director of Donaldson, Lufkin & Jennrette until its sale to Credit Suisse First Boston. Mr. Kennedy has also worked for Kidder Peabody, and Bankers Trust Company. Mr. Kennedy has served or currently serves as trustee or director of various private companies, foundations and not-for-profit institutions. Mr. Kennedy earned a Bachelor of Science, cum laude, from Washington and Lee University and a Masters in Business Administration from the Amos Tuck School of Business at Dartmouth College. Mr. Kennedy has spent much of his career in the investment banking industry and has significant finance experience, which allows him to contribute a valuable and informed perspective on business and finance-related matters. Additionally, Mr. Kennedy’s experiences as a trustee or director of other entities has exposed him to a wide array of best practices, which enable him to provide unique insight and guidance.

Three of our five managers, Messrs. Hawie, Izlar and Kennedy, are independent managers (with independence being determined in accordance with the New York Stock Exchange’s definition of independence, as if it applied to us), meaning that they do not have, and have never had, any material transactions, relationships or arrangements with us, either directly or as a shareholder, partner or officer of another organization that has or had a relationship with us.

TMX Finance LLC’s managers have not created an audit, compensation or nominating committee and do not have any other committee performing such functions. Tracy Young, TMX Finance LLC’s sole member and Chief Executive Officer, and John W. Robinson, III, TMX Finance LLC’s President, performed the function of a compensation committee during the fiscal year ended December 31, 2010; however, no managers acted as a nominating committee or an audit committee during 2010. The managers believe that Mr. Young, together with the informed view of Mr. Robinson, is most properly suited to consider and decide matters typically falling within the authority of a compensation and a nominating committee.

TMX Finance LLC’s operating agreement places significant limitations on the authority, role and responsibilities of the managers other than Mr. Young, as TMX Finance LLC’s sole member, and subjects them to the authority of the sole member in many respects. For example, the operating agreement provides that the executive officers serve at the pleasure of the sole member rather than the managers and restricts the ability of the managers to, among other things, amend TMX Finance LLC’s operating agreement and require additional capital contributions from the sole member.

MANAGER COMPENSATION

A manager who is also one of our employees does not receive any additional compensation for his services as a manager. Each non-executive manager is paid a retainer of $25,000 per quarter for his services and does not receive any separate meeting fees, equity awards, or incentive compensation. In addition, non-executive managers are reimbursed for any reasonable out of pocket expenses incurred in connection with rendering their service as managers. Each of our non-executive managers began his service with TMX Finance LLC in June 2010. The following table describes the compensation earned and paid to non-executive managers during 2010:

Name	Fees Earned or Paid in Cash (1)	All Other Compensation	Total
Edward J. Hawie	$50,000	$-	$50,000

Charles E. Izlar	50,000	-	50,000

John G. Kennedy, III	50,000	-	50,000

(1) Each manager earned $50,000 for his services in 2010, of which $25,000 was paid in 2010 and $25,000 was paid in 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This compensation discussion and analysis provides an overview of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to the Company’s top executive officers, and the material factors that we considered in making those decisions. The tables and disclosures following this compensation discussion and analysis contain specific data about the compensation earned in 2010 by the following individuals, whom we refer to as our named executive officers:

•	Tracy Young, our Chief Executive Officer,

•	Donald E. Thomas, our Chief Financial Officer,

•	John W. Robinson, III, our President,*

•	Charles Cole, our Senior Vice President, Operations and Development,*

•	Otto Bielss, our Senior Vice President, Operations, and

•	Michael Jeffcoat, our former Chief Accounting Officer.*

*	Mr. Robinson has announced his decision to resign as our President effective December 31, 2011, although he will remain as a manager of the Company. Mr. Cole left the Company in March 2011. Mr. Jeffcoat served as our principal financial officer until Mr. Thomas was hired as Chief Financial Officer. See “Risk Factors.” Mr. Jeffcoat left the Company in July 2010.

Our compensation programs are intended to attract and retain vital employees and to properly incent high level talent to work for and ultimately add value to our business. Our compensation structure is relatively simple, combining base salaries with a mix of cash-based bonuses and incentive awards, perquisites, and severance protection. We do not have a formal Compensation Committee. All decisions related to compensation are approved by our Chief Executive Officer and, in certain occasions, our President.

Executive Pay Policy

The overall executive compensation policy is designed to meet the following objectives:

Base salary	• Provides the fixed element of the compensation package • Set at market competitive levels in order to recruit and retain the best talent for our business and industry
Profit bonus	• Incentivizes the achievement of specific profit goals over the short term
Annual bonus	• Specified bonus amounts for certain executives aid in long-term retention
Long-term incentives	• Incentivizes executives to achieve superior returns for stakeholders • Align the interests of executives and stakeholders • Aids in retention of key individuals
Severance Benefits	• Aids in retention of key individuals

Specific Compensation Elements

The principal components of the compensation program for the Company’s executive officers are base salary and a combination of annual bonuses, profit bonuses and/or long-term incentive compensation. Certain executives are entitled to a health care allowance. Certain executives are entitled to severance benefits upon a termination of employment under certain circumstances. The Company does not maintain supplemental retirement programs or defined benefit pension plans for its executive officers because the Company believes that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement.

Base Salary: Base salaries are paid to the Company’s executive officers to compensate them for the performance of their respective job duties and responsibilities. Base salaries of the Company’s executive officers are typically reviewed on an annual basis. In setting annual base salaries, the following factors are taken into consideration: the executive officer’s performance and the performance of the operations and departments for which he or she is responsible, changes in the scope of an executive officer’s job responsibilities, current compensation practices and trends and other relevant factors. These factors are reviewed on a wholly subjective basis, and no specific criteria are established with respect to individual, company, or department performance. Our Chief Executive Officer, as the sole member, has historically set his own salary. For the other executive officers, our Chief Executive Officer and/or our President review the senior executives’ performance and approve a salary adjustment giving consideration to the factors discussed above.

Profit Bonus: Messrs. Cole and Bielss are entitled to receive a bonus based on profit. This incentive pays monthly and is determined as a percentage of monthly profitability based on internal measures as set by the Company. This bonus is intended to directly align the executive with the performance of the stores, which aligns the interests of the executive with that of the stakeholders of the Company. The terms of profit bonuses are described in more detail under “—Employment Agreement/Terms of Employment” below.

Annual Bonus: Certain executives participate in an annual bonus award incentive. Annual bonuses for executives are determined individually for each executive and the terms are generally agreed at the time the executive joins the company. The terms of the annual bonus are revisited periodically by the Company depending on the executive’s employment agreement or terms of employment. The terms of annual bonuses are described in more detail under “—Employment Agreement/Terms of Employment” below.

Long-term Incentives: The Company has a long term incentive arrangement with the President (John W. Robinson, III) in the form of a phantom unit award. Prior to 2010, Mr. Robinson held an option to purchase 3% of the interests in the Company for a price of $2 million. In 2010, this option was terminated, and Mr. Robinson was granted a phantom unit award with a cash pay-out value equal to the difference between the value of 3% of the Company’s interests and $2 million. The phantom unit award does not constitute ownership of any membership or other equity interest of the Company or any of its subsidiaries, nor does it represent any voting rights. The terms of the phantom unit are described in more detail under Employment Agreements/Terms of Employment elsewhere in this compensation discussion and analysis.

Mix of Compensation Elements

The Company does not have any equity component to its compensation arrangements. As such, the Company believes that it has to provide a highly competitive combination of cash based compensation, as described above, to attract and retain top talent. In addition, recruiting talent with consumer finance and/or multi-unit experience often requires the relocation of executives from other geographic markets, which the Company believes requires offering a highly competitive cash compensation package including a combination of the elements described above, as well as relocation assistance.

Compensation of Named Executive Officers

The following table shows the total compensation paid to our named executive officers for 2010:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Tracy Young	2010	$250,000	$-	$-	$6,752	$256,752
Chief Executive Officer
Donald E. Thomas	2010	191,538	115,000	-	77,606	384,144
Chief Financial Officer
John W. Robinson, III	2010	383,269	-	1,440,530	13,213	1,837,012
President
Charles Cole	2010	250,000	-	425,038	15,591	690,629
Senior Vice President, Operations and Development
Otto Bielss	2010	185,000	56,250	72,665	31,159	345,074
Senior Vice President, Operations
Michael Jeffcoat	2010	57,692	50,000	-	111,634	219,326
Former Chief Accounting Officer

(1)	Mr. Robinson’s annual base salary of $375,000 was increased to $455,000 beginning in November of 2010. The salary amount for Mr. Thomas represents the portion of his $300,000 annual base salary earned in 2010 after he joined the Company in April of 2010. Mr. Jeffcoat was the principal financial officer of the Company until Mr. Thomas was hired as Chief Financial Officer. The salary amount for Mr. Jeffcoat represents the portion of his $100,000 annual base salary earned in 2010 prior to his separation from the Company in July of 2010.

(2)	Mr. Thomas received a $115,000 bonus for 2010, of which $35,000 was paid in 2010 and $80,000 will be paid in 2011. Mr. Bielss received a guaranteed bonus of $56,250 for service in 2010, which was paid in 2010. Mr. Jeffcoat’s bonus was a special one-time bonus authorized by Mr. Young in recognition of Mr. Jeffcoat’s service to the Company.

(3)	Reflects the dollar value of incentive compensation earned under our cash incentive program in 2010 and paid in 2011.

(4)	The following table reflects the items that are included in the All Other Compensation column for 2010:

All Other Compensation Detail

	Perquisites
Name	Relocation Assistance (a)	Health Care Allowance	Health Club Membership	401(k) Match	Severance (b)	Total All Other Compensation
Tracy Young	$—	$—	$117	$6,635	$—	$6,752
Donald E. Thomas	69,168	8,438	—	—	—	77,606
John W. Robinson, III	—	6,000	117	7,096	—	13,213
Charles Cole	—	8,813	—	6,778	—	15,591
Otto Bielss	31,082	—	—	77	—	31,159
Michael Jeffcoat	—	4,076	—	3,808	103,750	111,634

(a)	Mr. Thomas’s relocation assistance was provided by the Company in connection with his hire as the Company’s Chief Financial Officer. If Mr. Thomas leaves the Company voluntarily or for cause prior to April 2012, he is required to pay back the Company for the relocation assistance provided.

(b)	Mr. Jeffcoat’s severance pay was provided per the terms of his separation from the Company, effective July 23, 2010.

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2010. The Company did not grant any equity-based awards in 2010.

Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold	Target		Maximum
Tracy Young	$—	$—		$—
Donald E. Thomas	—	—		—
John W. Robinson, III	—	1,239,052	(1)	—
	—	7,835,000	(2)	—
Charles Cole	—	244,553	(1)	—
Otto Bielss	—	39,801	(1)	—
Michael Jeffcoat	—	—		—

(1)	Represents a cash incentive opportunity based upon a percentage of an internal profit metric for the regions the executive is responsible for managing on a monthly basis. By nature of the award, the threshold, target, and maximum payout is undeterminable at the time of grant. Accordingly, as required under SEC rules, the amounts reflected in the table above are representative amounts based upon performance in 2009.

(2)	Represents a vested phantom unit award granted to Mr. Robinson in 2010 with a cash payout value equal to 3.0% of the Company’s fair market value, as determined pursuant to the terms of Mr. Robinson’s employment agreement, less $2 million. By nature of the award, the threshold, target, and maximum payout is undeterminable at the time of grant. The amount reflected in the table above represents the cash value of the phantom unit award on the date of grant. As of December 31, 2010, the cash value of the award was $9,676,538.

Employment Agreements/Terms of Employment

Each named executive officer, except for our Chief Executive Officer, has either an employment agreement or written offer letter that specifies the terms of his overall compensation package as described below.

Donald E. Thomas: Mr. Thomas joined us as Chief Financial Officer in April of 2010. We executed an offer letter with Mr. Thomas that specifies the terms of his compensation for a five-year period. This compensation arrangement was designed to both attract Mr. Thomas and to retain his services in the long-term. Mr. Thomas’ offer letter specifies his base salary for 2010 at an annual rate of $300,000, as well as specifies his base salary for 2011, 2012, 2013 and 2014 as follows: $325,000, $350,000, $375,000, and $400,000, respectively. In addition, for each year he remains with us, Mr. Thomas is due an annual bonus as specified in his agreement for 2010, 2011, 2012, 2013, and 2014 as follows: $115,000, $135,000, $175,000, $225,000 and $300,000, respectively. Mr. Thomas’ offer letter provides for severance upon termination without cause in the amount of 3 months of base salary plus 3 months of health care allowance. After achieving 12 months of service, this severance benefit increases to 6 months of base salary plus 6 months of health care allowance.

John W. Robinson, III: Mr. Robinson’s employment agreement specifies the terms of his employment and compensation through December 31, 2011. This agreement provides for a 25% increase in annual base salary for 2011. In addition, Mr. Robinson is eligible for an annual profit bonus that is equal to 1.5% of the Company’s earnings before taxes, amortization and depreciation.

In addition, as a long-term incentive, Mr. Robinson was granted a phantom unit award that provides for a cash payment based on the fair market value of the Company. The phantom unit award does not constitute ownership of any membership or other equity interest of TMX Finance LLC or any of its subsidiaries, nor does it represent any voting rights. The phantom unit pays out upon the earlier of a) Mr. Robinson’s death, b) Mr. Robinson’s separation from service, c) a change in control of the Company, or d) December 31, 2011 (each a “Payment Event”). The payment amount is determined by subtracting $2,000,000 from 3% of the fair market value of the Company.

Fair market value in this context is defined as 3.2 times the Company’s consolidated earnings before interest, taxes, depreciation and amortization as determined based on generally accepted accounting principles for the 12 calendar month period ended immediately prior to the commencement of the calendar month in which the Payment Event occurred. Payment of the phantom unit award will be made in 12 equal monthly installments beginning no later than 30 days after the Payment Event. The payment amount for Payment Events other than a change in control will be adjusted in the event certain material legislation is enacted during the measurement period, as defined by the agreement.

In the case of a Payment Event due to a change in control, the fair market value will be determined with respect to the value of the gross proceeds from the change of control available for distribution to the members of TMX Finance LLC after subtracting all transaction expenses. A change of control Payment Event requires the cash payment to be made within 5 business days from the change of control. For the purposes of Mr. Robinson’s employment agreement and the phantom unit award, a change of control means any persons, excluding Tracy Young (our sole member), acting as a group, acquires 50% or more of the then outstanding membership interest of TMX Finance LLC or securities of representing 50% or more of the combined voting power of TMX Finance LLC’s then-outstanding securities eligible to vote. Acquisitions of membership interests by TMX Finance LLC or a subsidiary or by any employee benefit plan sponsored or maintained by TMX Finance LLC or a subsidiary do not qualify as a change of control. In addition, a merger or sale transaction involving TMX Finance LLC generally will trigger a change in control, other than “non-qualifying transactions,” which include the consummation of a reorganization, merger or consolidation involving TMX Finance LLC or a subsidiary in which a) the owner(s) of TMX Finance LLC immediately prior to the transaction have more than 50% ownership of the resulting entity in substantially the same proportions following the transaction and b) no person (other than a holding company or subsidiary of TMX Finance LLC, Tracy Young, or an employee benefit plan sponsored or maintained by TMX Finance LLC) is the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the resulting entity’s then-outstanding securities eligible to vote. A change in control also will occur if any person or persons acting as a group acquires, directly or indirectly, equity ownership in the assets of one or more of our subsidiaries representing in aggregate 50% or more of the total gross fair market value of all the assets of the Company on a consolidated basis immediately before such transaction.

The employment agreement also provides that Mr. Robinson will be entitled to severance if he is separated from the Company for any reason prior to December 31, 2011 in the amount of his base salary through the date of separation, plus a pro-rata share of his annual profit bonus.

Charles Cole: Mr. Cole’s offer letter specified his base salary for 2010 at an annual rate of $250,000. In addition, Mr. Cole was eligible for a profit bonus based on 0.25% of an internal monthly profit metric, as determined by the Company. The internal monthly profit metric is a measure of the performance of the stores that the executive is responsible for managing. The internal profit metric measures the interest and fee income from the applicable stores, less direct costs of those stores and less an allocated amount for corporate overhead expenses. This profit bonus is paid on a monthly basis.

Otto Bielss: Mr. Bielss’ offer letter specified his base salary for 2010 at an annual rate of $200,000 and provided for an annual bonus in the amount of $75,000, paid in monthly installments. During 2010, Mr. Bielss agreed to a reduction in salary to $150,000 and a discontinuance of his annual bonus. In return, Mr. Bielss was made eligible to participate in a profit bonus which is based on 0.15% of an internal monthly profit metric as determined by the Company. The internal monthly profit metric is a measure of the performance of the stores that the executive is responsible for managing. The internal profit metric measures the interest and fee income from the applicable stores, less direct costs of those stores and less an allocated amount for corporate overhead expenses.

Potential Payments Upon Termination or Change of Control

The information below describes the estimated value of the potential payments that would have become payable to each named executive officer assuming a termination of employment and/or change of control had occurred on December 31, 2010, given the named executive officers’ compensation as of such date. For information regarding the employment agreements with each named executive officer, including a description of rights upon termination of employment under different circumstances and of the noncompetition covenants contained in the employment agreements, see “Employment Agreements/Terms of Employment” above.

Payments Due to Termination by the Company Without Cause, or a Termination by Executive Following a Change in Control

Termination without cause or following a change in control:

Name and Principal Position	Cash Severance	Vesting of Phantom Units	Cash Payment in Lieu of Health Benefits	Total
Tracy Young	$—	$—	$—	$—
Donald E. Thomas	75,000	—	2,250	77,250
John W. Robinson, III	—	11,117,068	—	11,117,068
Charles Cole	—	—	—	—
Otto Bielss	—	—	—	—

In the event of a termination for Cause or a Change in Control without any termination of employment, no executives would be entitled to any severance amounts and no awards would accelerate vesting, other than Mr. Robinson’s phantom unit award and annual bonus. In this case the total would have paid out on December 31, 2010 at a value of $11,117,068.

Tax Considerations

In accordance with his employment agreement, if any payment to Mr. Robinson is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, including any related interest and penalties, Mr. Robinson will be entitled to receive a payment in cash from the Company in an amount sufficient such that after payment by Mr. Robinson of all taxes imposed upon the gross up payment (including income taxes, penalties and interest) that Mr. Robinson retains an amount equal to the excise tax imposed. No other executive has such a gross-up right.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1,000,000 paid for any year to a corporation’s chief executive officer and other three most highly compensated executive officers (not including the principal financial officer). Section 162(m) of the Internal Revenue Code applies to corporations with any class of common equity securities required to be registered under Section 12 of the Exchange Act. Because we do not currently have any publicly held common stock, Section 162(m)’s restrictions do not currently apply to us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Real Estate Leases

We lease our corporate headquarters from Parker-Young, LLC, or “PY.” PY is owned 50% by Tracy Young, TMX Finance LLC’s sole member and Chief Executive Officer, and 50% by another individual. The initial term of this lease expires in 2015, followed by two ten-year options to renew. We lease ten retail spaces from TY Investments, LLC, or “TYI,” which is wholly-owned by our sole member, and one retail space from TMX Investments, LLC, or “TMXI,” a wholly-owned subsidiary of TYI. These retail spaces were acquired by TYI and TMXI, as applicable, and subsequently leased to us because they are located in areas where we could not secure satisfactory leases from other parties. We also lease two condominium units in Savannah, Georgia from TYI, which are primarily used as a relocation benefit to attract new management.

Rental payments to TYI, TMXI and PY were approximately $0.4 million for the six months ended June 30, 2011 and $0.8 million, $0.8 million and $1.8 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Transactions with EAL

EAL is a second lien title loan business founded by our sole member in April 2006. In June 2010, EAL was contributed to us by our sole member, who received no consideration for the contribution. Prior to the contribution of EAL to us, TMG entered into a servicing agreement with EAL, which remains in effect, pursuant to which TMG originates and services EAL loans within 111 of TMG’s locations. Under the terms of the agreement, EAL pays to TMG an origination fee equal to $50 for each EAL loan originated by TMG and a servicing fee equal to $14 for each EAL loan for which TMG receives payment. Offering EAL products in existing stores provides TMG additional income with little incremental cost. EAL had receivable balances of approximately $5.5 million, $2.8 million and $2.7 million as of December 31, 2010, 2009 and 2008, respectively, and $3.2 million as of June 30, 2010 (the quarter end following Mr. Young’s contribution of EAL to us). In addition, TMG had a receivable for software development costs of approximately $0.6 million and $0.6 million due from EAL as of December 31, 2009 and June 30, 2010, respectively (no receivable existed prior to 2009). In April 2009, EAL entered into a sublease arrangement with TMG pursuant to which EAL subleases a single location from TMG in Lawrenceville, Georgia, where zoning restrictions prevent the operation of a title pawn business but permit EAL’s consumer loans. See “Business—Services.” Rental payments to TMG for this location were approximately $48,000 for the year ended December 31, 2009 and approximately $35,000 for the six months ended June 30, 2010.

Airplane Payments

TMG was a party to an Aircraft Reimbursement Agreement with Aviation. Under this agreement, which expired on December 31, 2010, we reimbursed Aviation for all costs it incurred in connection with the ownership and operation of aircraft used by us, including debt servicing for an airplane and hangar, insurance, a full time pilot and fuel and maintenance costs. The reimbursement agreement limited our reimbursement obligations to $7.0 million for the combined years 2009 and 2010. Total payments to Aviation under this reimbursement agreement were approximately $4.3 million, $0.9 million and $3.5 million for 2010, 2009 and 2008, respectively. Effective January 1, 2011, TMG entered into a new Aircraft Reimbursement Agreement with Aviation pursuant to which it will reimburse Aviation for services substantially similar to those set forth in the previous agreement discussed above. The new reimbursement agreement limits our reimbursement obligations to $3.0 million for 2011. Total payments to Aviation under the new reimbursement agreement were approximately $1.0 million for the six months ended June 30, 2011.

Effective January 1, 2011, TMG entered into a Non-Exclusive Aircraft Lease Agreement with Aviation. Under this agreement Aviation has leased to TMG an aircraft owned by Aviation on a non-exclusive basis for a rental charge of $200,000 per month. This agreement is for a term of one year and will automatically renew for four successive one-year terms.

An airplane owned by Aviation is collateral for a loan to our sole member from a third party with a balance, as of June 30, 2011, of approximately $3.2 million, with repayment of the loan guaranteed by us. The note is payable in monthly installments of $35,000, including interest and principal. The note has a fixed interest rate of 6.35% and has a final payment of $2.1 million due in October 2015. The total principal amount and interest paid on this loan was approximately $0.1 million and $0.1 million, respectively, for the six months ended June 30, 2011, and $0.2 million and $0.2 million, respectively, for each of the years ended December 31, 2010, 2009, and 2008.

Related to Aviation’s purchase of an additional airplane in November 2010, we loaned our sole member $2.0 million at 12% interest, due in November 2014. The total principal and interest paid by our sole member on this loan was approximately $0.2 million and $0.1 million, respectively, for the six months ended June 30, 2011, and $33,000 and $20,000, respectively, for the year ended December 31, 2010.

Working Capital Indebtedness

Our President holds an unsecured note in the principal amount of approximately $1.5 million as of December 31, 2010 for amounts loaned to us in 2004 and 2006. In November 2010, we repaid $1.0 million of the original principal amount of approximately $2.5 million. This note matures on July 14, 2012. Interest on this note is payable monthly at the rate of 20% per annum. The total interest paid on this note was approximately $0.1 million for the six months ended June 30, 2011, $0.3 million for the year ended December 31, 2010, $0.1 million for the year ended December 31, 2009, and $0.4 million for the year ended December 31, 2008.

Our President and TMX Finance LLC are also parties to an employment agreement with a term through December 31, 2011. Pursuant to the employment agreement, our President is entitled to receive, in addition to his base salary, an annual profit sharing bonus equal to 1.5% of our earnings before interest, taxes, amortization and depreciation. The employment agreement previously included a provision granting our President the option to exchange $2.0 million of debt for a 3% interest in TMX Finance LLC. The employment agreement was amended effective as of January 1, 2010 to replace this equity option with a grant of phantom units. The phantom units, which are fully vested, represent the right to receive, on December 31, 2011 or, if earlier, upon the first to occur of our President’s death, separation from service, or a change in control of TMX Finance LLC, a cash payment equal to the difference, if positive, between $2.0 million and an amount equal to 3% of the fair market value of the outstanding membership interests of TMX Finance LLC upon such payment event. In the event of a change in control, the fair market value will be determined with respect to the net proceeds of the transaction available to distributions to our equity holders. Otherwise, the fair market value will be equal to four times our EBITDA for the 12 months prior to the month in which the payment event occurs unless certain material legislation is adopted, in which case the fair market value will be determined based upon the average of (i) four times our EBITDA for the prior 12 months and (ii) our liquidation value, as defined in the employment agreement. For additional information about this arrangement, see “Executive Compensation—Compensation of Named Executive Officers—Employment Agreements/Terms of Employment—John W. Robinson, III.”

In May 2010, in response to significant demand for our product, our sole member made an interim equity infusion of $2.9 million to the Company to ensure adequate cash availability for the business. Following the issuance of $250.0 million of senior secured notes in June 2010, TMX Finance LLC made a distribution to the sole member in an amount equal to the amount of this interim equity infusion.

For more information regarding related-party activities, see note 7 to our unaudited consolidated financial statements as of June 30, 2011 and for the three and six months ended June 30, 2011 and 2010 and note 13 to our audited consolidated financial statements as of December 31, 2010 and 2009 and for the fiscal years ended December 31, 2010, 2009 and 2008, each included elsewhere in this offering prospectus.

Policies and Procedures for Review, Approval and Ratification of Related Party Transactions

TMX Finance LLC’s managers administer our related person transaction policy. Under our policy, which is in writing and was adopted by the managers, any transaction between the Company and a “related person” must be examined by the managers to be sure that the transaction in question is either in the best interests of the Company or is not in consistent with those interests. In the event that a manager constitutes a related person for purposes of the transaction being examined, the manager must abstain from participation in the examination. The “related persons” are (i) managers and executive officers of the Company, (ii) immediate family members of the foregoing and

(iii) firms in which any of the foregoing are employed or have a greater than 5% beneficial interest. The thresholds for application of this policy are transactions in which the amount exceeds $120,000, except for pre-approved transactions that do not affect the determination of manager independence.

Compensation Interlocks and Insider Participation

Tracy Young, TMX Finance LLC’s sole member and Chief Executive Officer, and John W. Robinson, III, our President, determined the compensation of our executive officers for the fiscal year ended December 31, 2010. No executive officer of the Company served during 2010 on the board of directors or compensation committee of any other entity that had an executive officer who served as a manager or director of the Company or on any compensation committee of ours at any time during 2010.

STOCK OWNERSHIP

Tracy Young, the founder, Chief Executive Officer and a manager of TMX Finance LLC, is the sole member/owner of TMX Finance LLC, owning directly all 100 of the outstanding limited liability company interests in TMX Finance LLC. Mr. Young’s address is 15 Bull Street, Suite 200, Savannah, Georgia 31401. No director, officer or employee of the Company, or any other person, has any option, warrant or other right to acquire any ownership interest in TMX Finance LLC. TMX Finance LLC owns 100% of the capital stock of TitleMax Finance Corporation, the co-issuer of the notes.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Set forth below is a description of all of our outstanding indebtedness other than (1) indebtedness with related parties that is described in “Certain Relationships and Related Party Transactions” above and (2) the old notes.

Notes Payable

As of June 30, 2011 we have $27.2 million of notes payable in the aggregate, consisting of one unsecured note payable to a bank, two unsecured notes payable to individuals, three unsecured notes payable to related parties and four notes payable to individuals issued by our two consolidated CSO Lenders. The note payable to a bank is a $0.4 million note payable by Aviation that incurs interest at the prime rate plus 2.0% (5.25% at June 30, 2011). The two unsecured notes payable to individuals have a total principal balance of $0.6 million with interest payable monthly at 16%. These notes have a demand feature that can be exercised by the holders at any time with 30 days notice and may be prepaid at any time without penalty. Included in notes payable to related parties is a $1.5 million note payable to our President and a note payable to our sole member in the amount of $17.4 million in the aggregate. The note payable to our President may only be prepaid upon certain conditions set forth in his employment contract and bears interest at 20%. Also included in notes payable to related parties is a $3.2 million note payable to our sole member. This note is collateralized by an aircraft owned by Aviation and guaranteed by the Company. This note has a fixed interest rate of 6.35% and is payable in monthly installments of $35,000, including interest and principal, with a final payment of $2.1 million due in October 2015. In 2011, the Company’s consolidated CSO Lenders issued a total of $4.1 million in four notes payable to third parties. One consolidated CSO Lender issued three notes due in April 2012, bearing interest at 15% and secured by the assets of the CSO Lender. These notes allow the CSO Lender to take one or more draws up to a total maximum principal of $3.2 million. As of June 30, 2011, a total of $2.2 million was drawn under these notes. The other consolidated CSO Lender issued an unsecured note in the amount of $1.9 million that bears interest at 6% and is due in May 2012. The note has an automatic annual renewal provision with a 1% increase in the interest rate with each renewal.

Capital Lease Obligations

We have several office spaces under capital lease agreements. The term of each of these leases is 30 years, but we have an option to terminate on the 15th, 20th and 25th anniversaries of the commencement date and a right of first refusal to purchase the leased property if the respective landlord receives a bona fide offer from a third party. The present value of the net minimum lease payments was $2.1 million as of June 30, 2011.

For more information regarding our outstanding indebtedness, see “Certain Relationships and Related Party Transactions,” note 9 to our unaudited consolidated financial statements as of June 30, 2011 and 2010 and for the three and six months ended June 30, 2011 and 2010 and note 9 to our audited consolidated financial statements as of December 31, 2010 and 2009 and for the fiscal years ended December 31, 2010, 2009 and 2008, each included elsewhere in this prospectus.

THE EXCHANGE OFFER

The summaries of the registration rights agreement and the letter of transmittal contained in this section are not complete and are subject to, and are qualified in their entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is part. We urge you to read the entire registration rights agreement and letter of transmittal carefully.

Purpose and Effect of the Exchange Offer

The purpose of the exchange offer is to provide the holders of old notes, which have not been registered under the Securities Act, an opportunity to acquire our new notes, which have been so registered and therefore are freely transferable under applicable securities laws, subject to certain conditions described below. Participation in this exchange offer is voluntary. We are not making any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their financial position and requirements.

On July 22, 2011, TMX Finance LLC and TitleMax Finance Corporation issued $60.0 million of old notes to Jefferies & Company, Inc. and Stephens Inc., as the initial purchasers, for resale to qualified institutional buyers in reliance upon the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance upon the exemption provided by Regulation S of the Securities Act. As part of the offering, TMX Finance LLC and TitleMax Finance Corporation entered into a registration rights agreement with the initial purchasers which requires us to, among other things:

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file with the SEC, and use reasonable best efforts to cause to become effective, a registration statement under the Securities Act with respect to the issuance in an exchange offer of new notes having terms substantially identical in all material respects to the old notes;

•	use reasonable best efforts to keep the exchange offer open for not less than 20 business days; and

•	use reasonable best efforts to complete the exchange offer by the date that is 30 business days after the date on which the registration statement becomes effective.

As a result of the registration of the new notes under the Securities Act, new notes issued in exchange for old notes should, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with sales of the exchange notes. Each holder of old notes that exchanges old notes for new notes in the exchange offer will be deemed to have made certain securities-related representations to us. See “—Representations on Tendering Old Notes” below.

The registration rights agreement further obligates us to file a separate “shelf” registration statement to effect the registration of the new notes under the Securities Act under certain conditions, including (1) a determination prior to the completion of the exchange offer that the exchange offer may not be completed due to a change in law or SEC interpretations, or that the new notes would not be freely tradable upon the completion of the exchange offer, (2) any failure to complete the exchange offer within 30 business days after the date on which the registration statement became effective and (3) in certain limited circumstances applicable to certain specified holders, all as set forth in more detail in the registration rights agreement. A holder selling notes pursuant to a shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, would be subject to certain of the liability provisions under the Securities Act in connection with such sales and would be bound by the provisions of the registration rights agreement that are applicable to such holder, including certain indemnification obligations.

If we default on our registration obligations as described above, then additional interest will accrue on the principal amount of the notes at a rate of 0.25% per year for the first 90 days following the date of the default and an additional 0.25% per year at the beginning of each subsequent 90 days period until the default is cured; provided, that the total amount of additional interest accruing will not exceed 1.0% per year.

For purposes of this exchange offer, the term “holder” means any person in whose name old notes are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, which we refer to as the “Depositary” or “DTC,” who desires to deliver the old notes by book-entry transfer at DTC. The terms “exchange agent” and “trustee” refer to Wells Fargo Bank, National Association.

Terms of the Exchange Offer

Subject to the terms and conditions of this exchange offer, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes properly surrendered pursuant to this exchange offer and not validly withdrawn prior to the expiration date. Old notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Holders may tender some or all of their old notes in this exchange offer. The exchange offer is not conditional upon any minimum aggregate principal amount of old notes being tendered.

The form and terms of the new notes are the same as the form and terms of the old notes except that:

•	the new notes will be registered under the Securities Act and will not bear legends restricting the transfer of the new notes;

•	holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreement;

•	the new notes will not contain provisions for payment of additional interest in case of non-registration; and

•	the new notes will have a different CUSIP number from the old notes.

The new notes will evidence the same indebtedness as the old notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture under which the old notes were issued. As a result, both series of notes will be treated as a single series of notes under the indenture.

As of the date of this prospectus, $60.0 million in aggregate principal amount of the old notes is outstanding. All of the old notes are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on                     , 2011 as the record date for this exchange offer for purposes of determining the persons to whom this prospectus and the accompanying letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer.

No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the old notes or, if no interest has been paid on the old notes, from the date of original issue of the old notes. Accordingly, the holders of old notes that are accepted for exchange will not receive accrued but unpaid interest on old notes at the time of tender. Rather, that interest will be payable on the new notes on the first interest payment date after the expiration date.

In connection with this exchange offer, the laws of the State of New York, which govern the indenture and the old notes, do not give you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of Regulation 14E under the Exchange Act.

For all relevant purposes, we will be regarded as having accepted properly surrendered old notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of old notes for the purposes of receiving the new notes from us.

If you surrender old notes in this exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described under “—Other Fees and Expenses.”

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to exchange new notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

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any state, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

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any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

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any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

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any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the new notes or the old notes or the value of the exchange offer to us; or

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there shall have occurred (i) any suspension or limitation of trading in securities generally on the new York Stock Exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any old notes and return all tendered old notes to the tendering holders and terminate the exchange offer;

•	extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

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waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the old notes. If the exchange offer would otherwise expire, we will extend the exchange offer for 5-10 business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

•	purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

Expiration Date; Extensions; Amendments

The “expiration date” is midnight, New York City time on                     , 2011 unless we extend this exchange offer, in which case the expiration date is the latest date and time to which we extend this exchange offer.

In order to extend this exchange offer, we will:

•	notify the exchange agent of any extension by oral or written notice; and

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issue a press release or other public announcement that would include disclosure of the approximate number of old notes deposited and that would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right:

•	to, prior to the expiration date, delay accepting any old notes;

•	to extend this exchange offer;

•	to terminate this exchange offer upon the occurrence of any of the events set forth in “—Conditions of the Exchange Offer”; or

•	to waive any conditions or otherwise amend this exchange offer in any respect.

We will give oral or written notice of any delay in acceptance, extension or termination of the offer to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay, extension or termination to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment or waiver, and extend the offer if necessary so that at least five business days remain prior to the expiration date following notice of the material change, or if otherwise required by law.

We will have no obligation to publish, advertise or otherwise communicate any public announcement of any delay, extension, amendment (other than amendments constituting a material change to this exchange offer) or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

Sale of New Notes

Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their sale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours.

Based on these no-action letters, the following conditions must be met in order to receive freely transferable new notes:

•	you must acquire the new notes in the ordinary course of your or any beneficial owner’s business;

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you must not be participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act;

•	you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act; and

•	you must not be a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities.

By tendering your old notes as described below in “—Procedures for Tendering,” you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the new notes.

The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the new notes.

A broker-dealer that has bought old notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to sell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to 90 days commencing on the day the exchange offer is consummated.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to sell, sale or other retransfer of new notes.

We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Consequences to Holders of Old Notes Not Tendering in the Exchange Offer

Old notes that are not exchanged will remain outstanding and will continue to bear a legend restricting their transfer in the absence of registration or an exemption therefrom under the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to us;

•	under a registration statement that has been declared effective under the Securities Act;

•	to a person the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer;

•	through offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act;

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to an institutional accredited investor (within the meaning of the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of notes of $250,000; or

•	under any other available exemption from the registration requirements of the Securities Act.

To the extent that old notes are tendered and not accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

Representations on Tendering Old Notes

By surrendering old notes pursuant to this exchange offer, you will be representing to us that, among other things:

•	you are acquiring the new notes in the ordinary course of your or any beneficial owner’s business;

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you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

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you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the issuer, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent practicable;

•	you have full power and authority to tender, exchange, assign and transfer the old notes tendered;

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we will acquire good, marketable and unencumbered title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale or transfer, and the old notes will not be subject to any adverse claim, when the old notes are accepted by us;

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if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary sale of the new notes, and you cannot rely on the position of the SEC’s staff in their no-action letters; and

•	we may rely upon these representations for purposes of this exchange offer.

In addition, if you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any sale of your new notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

On the settlement date, new notes to be issued in exchange for old notes in this exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to have accepted validly tendered old notes that have not been validly withdrawn as provided in this prospectus when, and if, we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of this exchange offer, delivery of new notes will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the old notes for the purpose of receiving old notes and transmitting new notes as of the settlement date with respect to the old notes. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of this exchange offer, those unaccepted old notes will be returned without expense to the tendering holder promptly upon the expiration or termination of this exchange offer.

Procedures for Tendering

A holder of old notes who wishes to accept this exchange offer, and whose old notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct the custodial entity to tender and consent with respect to that holder’s old notes on the holder’s behalf pursuant to the procedures of the custodial entity.

To tender in this exchange offer, a holder of old notes must either:

(i)	complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions, including guaranteeing the signature(s) to the letter of transmittal, if required, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the old notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the expiration date; or

(ii)	comply with DTC’s Automated Tender Offer Program, or ATOP, procedures for book-entry transfer described below on or prior to the expiration date.

The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the exchange offer at one of its addresses set forth under “—Exchange Agent” in this prospectus or as set forth in the letter of transmittal. Old notes will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent’s message, are received by the exchange agent.

The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date. Do not send the letter of transmittal or any old notes to anyone other than the exchange agent.

All new notes will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any new notes to be delivered to you pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information for the letter of transmittal.

Book-Entry Delivery Procedures for Tendering Old notes Held with DTC

If you wish to tender old notes held on your behalf by a custodial entity with DTC, you must:

(i)	inform your custodial entity of your interest in tendering your old notes pursuant to the exchange offer; and

(ii)	instruct your custodial entity to tender all old notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date. Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender old notes by effecting a book-entry transfer of the old notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC, and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC tendering old notes that the DTC participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the DTC participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described below (see “—Withdrawal of Tenders”), as the case may be, must be guaranteed by an eligible institution unless the old notes tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled “Special Delivery Instructions” or “Special Issuance and Payment Instructions” on the letter of transmittal or (ii) for the account of an eligible institution. If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, such guarantee must be made by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by the holder(s) of old notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the old notes without alteration, enlargement or any change whatsoever. If any of the old notes tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal. If any of the old notes tendered thereby are registered in different names on different old notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If old notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the holder thereof, certificates for such old notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any old notes listed therein, such old notes must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder’s name appears on such old notes. If the letter of transmittal or any old notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of old notes waive any right to receive any notice of the acceptance for exchange of their old notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing old notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, old notes not tendered or exchanged will be returned to such tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered old notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered old notes determined by us not to be in proper form or not to be properly tendered or any tendered old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular old notes, whether or not waived in the case of other old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any holder whose old notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the old notes. Holders may contact the exchange agent for assistance with such matters.

Guaranteed Delivery Procedures

If you desire to accept the exchange offer and time will not permit a letter of transmittal or your old notes to reach the exchange agent before midnight, New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent receives from an eligible guarantor institution, on or before midnight, New York City time, on the expiration date, a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying the prospectus, that: (a) sets forth the name and address of the tendering note holder and the amount of the old notes being tendered; and (b) states that the tender is being made thereby; and (c) guarantees that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the old notes, in proper form for transfer or confirmation of book-entry transfer, as the case may be, will be delivered by the eligible guarantor institution together with a properly completed and duly executed letter of transmittal and any other required documents. Copies of the notice of guaranteed delivery which may be used by eligible guarantor institutions for the purposes described in this paragraph were delivered to you along with the prospectus and letter of transmittal.

Delivery of the notice of guaranteed delivery must be made to the exchange agent by facsimile transmission to (612) 667-9825, or by mail or hand delivery to Wells Fargo Bank, National Association, Choua Vang, Corporate Trust Services, 625 Marquette Avenue, MAC N9311-110, Minneapolis, Minnesota 55479. Delivery of the notice of guaranteed delivery to an address other than as set forth above or transmission via a facsimile number other than as set forth above will not constitute a valid delivery.

Withdrawal of Tenders

You may withdraw tenders of old notes at any time prior to the expiration date if you comply with the procedures set forth in this section.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at its address set forth under “––Exchange Agent” in this prospectus. The withdrawal notice must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•

must contain a description of the old notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such old notes and the aggregate principal amount represented by such old notes; and

•

must be signed by the holder of those old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the old notes. In addition, the notice of withdrawal must specify, in the case of old notes tendered by delivery of certificates for such old notes, the name of the registered holder, if different from that of the tendering holder or, in the case of old notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn old notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the old notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of old notes may not be rescinded, and any old notes properly withdrawn will be deemed not validly tendered for purposes of this exchange offer. Properly withdrawn old notes may, however, be retendered by again following one of the procedures described in “—Procedures for Tendering” prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed the exchange agent for this exchange offer. Letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of old notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

If to the Exchange Agent:

By Mail Hand Delivery or Overnight Courier:	Wells Fargo Bank, National Association
625 Marquette Avenue
MAC N9311-110
Minneapolis, Minnesota 55479
By Facsimile Transmission:	(612) 667-9825
Attention:	Choua Vang, Corporate Trust Services
Telephone:	(612) 316-1252

With a copy to:
Wells Fargo Bank, National Association
7000 Central Parkway
Suite 550
Atlanta, Georgia 30328
By Facsimile Transmission:	(770) 551-5118
Attention:	Stefan Victory, Corporate Trust Services
Telephone:	(770) 551-5117

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection with this exchange offer.

Wells Fargo Bank, National Association is also the trustee under the indenture governing the notes.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by facsimile transmission, telephone, email or in person by our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and we will not make any payment to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

Tendering holders of old notes will not be required to pay any fee or commission. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, the holder may be required to pay brokerage fees or commissions.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

Since they represent the same indebtedness, the new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

DESCRIPTION OF THE NEW NOTES

The following description is a summary of the material provisions of the Indenture and the Collateral Documents, as defined below. It does not restate those agreements in their entirety, and we urge you to read them because they, not this description, define your rights as holders of the new notes. The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part, and you may request copies of the Indenture and the Collateral Documents at our address set forth under the heading “Where You Can Find More Information.”

General

On July 22, 2011, TMX Finance LLC and TitleMax Finance Corporation issued the old notes under an Indenture dated as of June 21, 2010, as supplemented by a First Supplemental Indenture dated as of May 13, 2011, among themselves, the Guarantors and Wells Fargo Bank, National Association, as Trustee and Collateral Agent in a private transaction not subject to the requirements of the Securities Act. The Company will issue the new notes offered hereby, which constitute Exchange Notes as defined in the Indenture, under the Indenture solely in exchange for an equal principal amount of old notes pursuant to the exchange offer. The new notes will evidence the same debt as the old notes and both series of notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities. The form and terms of the new notes and the old notes are identical in all material respects, except that the new notes will be registered under the Securities Act and generally will not contain any terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement.

Certain defined terms used in this description are defined under the caption “—Certain Definitions.” In this description, the term “Company” refers only to TMX Finance LLC and not to any of its Subsidiaries. The term “Issuers” refers collectively to the Company and TitleMax Finance Corporation.

If the exchange offer is consummated, holders of the old notes who do not exchange their old notes for new notes will vote together with holders of the new notes for all relevant purposes under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

Brief Description of the New Notes

The new notes will:

•	be senior secured obligations of the Issuers;

•	rank equal in right of payment with all existing and future senior Indebtedness of the Issuers;

•	rank senior in right of payment to all existing and future subordinated Indebtedness of the Issuers;

•

be secured on a first-priority basis, equally and ratably with all future obligations of the Company under any Revolving Credit Facility, by Liens on substantially all of the Issuers’ assets, other than the Excluded Collateral, subject to Permitted Liens;

•	be effectively junior to the Issuers’ obligations secured by Permitted Liens to the extent of the value of the Collateral securing such obligations; and

•	be unconditionally guaranteed, jointly and severally, on a senior secured basis, by all of the Company’s current and future Domestic Subsidiaries as set forth below.

The new notes will be guaranteed on a senior secured basis by all of the Company’s current Domestic Subsidiaries, other than Immaterial Subsidiaries. If the Company creates or acquires any other Domestic Subsidiaries in the future, the notes will be Guaranteed by such Domestic Subsidiaries, other than Immaterial Subsidiaries. Each Guarantee of the new notes, which refer to as a “Note Guarantee,” will:

•	be a senior secured obligation of the Guarantor;

•	rank equal in right of payment with all existing and future senior Indebtedness of such Guarantor, including such Guarantor’s obligations under its Guarantee of the Revolving Credit Facility;

•	rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor;

•

be secured on a first-priority basis, equally and ratably with all future obligations of such Guarantor under any Revolving Credit Facility, by Liens on substantially all of such Guarantor’s assets, other than the Excluded Collateral, subject to Permitted Liens; and

•	be effectively junior to such Guarantor’s obligations secured by Permitted Liens to the extent of the value of the Collateral securing such obligations.

Foreign Subsidiaries, Immaterial Subsidiaries and Unrestricted Subsidiaries will not Guarantee the Issuers’ obligations under the notes. Therefore, the notes will be effectively subordinated to the existing and future liabilities of the non-guarantor subsidiaries, including trade creditors, secured creditors and other creditors holding debt and Guarantees issued by such non-guarantor subsidiaries, as well as claims of preferred and minority stockholders (if any) of such non-guarantor subsidiaries. Currently, the Issuers do not have any Foreign Subsidiaries or Unrestricted Subsidiaries. The Company will have the ability to designate any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture.

The Indenture permits the Company and its Subsidiaries to Incur additional Indebtedness, including secured Indebtedness, in the future.

Principal, Maturity and Interest

•	The new notes will mature on July 15, 2015.

•	The new notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•

The new notes will bear interest at the rate of 13.25% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from July 22, 2011. The Issuers will pay interest on the new notes semi-annually, in arrears, every July 15 and January 15, commencing on January 15, 2012 to holders of record on the immediately preceding July 1 and January 1. Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuers will pay interest on overdue principal of and premium, if any, on the new notes at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such increased rate to the extent lawful.

•	The Issuers will also pay Additional Interest under certain circumstances pursuant to the registration rights agreement.

Subject to the covenants described below, the Issuers may, without the consent of the holders of the new notes, issue additional notes, which we refer to as “Additional notes,” under the Indenture having the same terms in all respects as the notes, or similar in all respects to the notes except for the payment of interest on the notes, (1) scheduled and paid prior to the date of issuance of those Additional notes or (2) payable on the first interest payment date following that date of issuance. The notes offered hereby and any Additional notes would be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions, offers to purchase and with respect to the Note Guarantees. Any Additional notes issued after this exchange offer will be secured by the Collateral, equally and ratably, with the notes. As a result, the issuance of Additional notes will have the effect of diluting the security interest of the Collateral for the then outstanding notes. Because, however, any Additional notes may not be fungible with the notes for federal income tax purposes, they may have a different CUSIP number or numbers and may be represented by a different global note or notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the new notes,” references to “notes” include any Additional notes actually issued.”

The Issuers will pay principal of, premium, if any, and interest (including any Additional Interest) on the notes:

•	at the office or agency maintained for that purpose;

•	at its option, by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of the notes; or

•

with respect to notes represented by global notes the holders of which have provided the Issuers with wire transfer instructions, by wire transfer of immediately available funds to the account or accounts specified.

Until the Issuers designate another office or agency, their office or agency for the payment of principal of, premium, if any, and interest (including any Additional Interest) on the notes will be the corporate trust office of the Trustee.

Guarantees

The notes will be fully and unconditionally Guaranteed on a joint and several basis by the Guarantors. The Indenture limits Indebtedness and other Guarantees that may be Incurred by the Guarantors.

The obligations of each Guarantor under its Note Guarantee will be limited in a manner intended to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.”

The Note Guarantee of a Guarantor and its obligations under the Indenture Documents will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the “Asset Sale” provisions of the Indenture;

(2)	in connection with any sale, issuance or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, issuance or other disposition complies with the “Asset Sale” provisions of the Indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale, issuance or other disposition;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	in the event that such Guarantor was required to become a Guarantor under the provisions of the covenant described under “—Certain Covenants—Additional Note Guarantees” by virtue of clause (ii) thereof, at such time as such Guarantor shall cease to Guarantee any Indebtedness of the Issuers or any other Guarantor; or

(5)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Defeasance” and “—Satisfaction and Discharge.”

Security

Collateral Documents

Pursuant to one or more Collateral Documents entered into by the Issuers and the Guarantors in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of notes, the notes, the Note Guarantees and all other Indenture Obligations will be secured by a Lien on substantially all of the existing and future property and assets of the Issuers and the Guarantors, except as described below.

Among other things, the Collateral does not include:

(1)	the voting Capital Stock of any CFC in excess of 65% of all of the outstanding voting Capital Stock of such CFC;

(2)	motor vehicles covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(3)	leasehold interests in real property with respect to which the Issuers or any Guarantor is a tenant or subtenant;

(4)	rights under any contracts that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(5)	property and assets owned by the Issuers or any Guarantor that are the subject of Permitted Liens described in clause (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(6)	deposit accounts of the Issuers or any Guarantor: (a) exclusively used for payroll, payroll taxes and other employee wage and benefit payments (so long as the aggregate amount of funds on deposit in or credited to such payroll related deposit accounts does not exceed the aggregate amount of payroll expense projected to be paid in the immediately following period of 30 calendar days) or (b) maintained by the Issuers or any Guarantor into which any fees or commission paid to the Issuers or any Guarantor in connection with CSO Obligations are required to be deposited by the lenders of the related consumer title loans; provided that the deposits maintained in such deposit accounts shall not exceed $2.0 million in the aggregate at any time; and

(7)	any Capital Stock or other securities of the Company’s Subsidiaries to the extent that the pledge of such securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause.

(such excluded assets collectively referred to in the prospectus as the “Excluded Collateral”).

No appraisals of any Collateral have been prepared in connection with this exchange offer. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay any of the Issuers’ Obligations under the notes or any of the Note Guarantees, in full or at all.

The right of the Collateral Agent to repossess and dispose or otherwise exercise remedies in respect of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuers or any Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the exercise of its remedies with respect to the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral securing the obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes or the Note Guarantees could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Moreover, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property because a secured creditor that holds a lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the holders of notes.

In addition, if the Company creates or acquires a Foreign Subsidiary, the Collateral will include a pledge of a portion of the Capital Stock of such Foreign Subsidiary, the validity of those pledges under applicable foreign law, and the ability of the holders to realize upon that Collateral under applicable foreign law, to the extent applicable, may be limited or not recognized by such law, which limitations or non-recognition may or may not affect such Liens.

The Collateral Agent’s ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the Collateral Agent’s Lien on the Collateral.

Under the Collateral Documents, the Company was not required to obtain control agreements for deposit accounts that did not exceed $250,000 individually and $4.0 million in the aggregate or with respect to the CSO related deposit accounts. For so long as, and to the extent these Liens remain unperfected, holders of notes may not be able to collect the full value of the security interest in such Collateral if their position as secured creditors is challenged by another party.

Intercreditor Agreement

By their acceptance of the notes, the holders of the notes will authorize the Trustee to enter into an intercreditor agreement (the “Intercreditor Agreement”), on behalf of itself and the holders of notes (the “Indenture Secured Parties”), with the administrative agent under any future Revolving Credit Facility (the “Administrative Agent”), on behalf of itself and the lenders thereunder (the “Credit Facility Secured Parties” and together with the Indenture Secured Parties, the “Secured Parties”).

Pursuant to the Intercreditor Agreement, each of the Secured Parties will agree that notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens granted on the Collateral to secure the Indenture Obligations or the obligations under the Revolving Credit Facility (the “Credit Facility Obligations”, and together with the Indenture Obligations, the “Secured Obligations”) and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the documents governing the Secured Obligations or any defect or deficiencies in the Liens securing the Secured Obligations or any other circumstance whatsoever (but, in each case, subject to the following paragraph), the Liens securing each of the Secured Obligations on any Collateral shall be of equal priority.

The holders of any particular Secured Obligations (and not the Secured Parties of any other Secured Obligations) bear the risk of (i) any determination by a court of competent jurisdiction that (x) such Secured Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than the other Secured Obligations), (y) any of such Secured Obligations do not have an enforceable security interest in any of the Collateral securing any other Secured Obligations and/or (z) any intervening security interest exists securing any other obligations (other than other Secured Obligations) on a basis ranking prior to the security interest of such Secured Obligations but junior to the security interest of any other Secured Obligations or (ii) the existence of any Collateral for any other Secured Obligations. Notwithstanding the foregoing, each of the Secured Parties will agree that it shall not obtain a Lien on any asset or property of the Company or any Guarantor unless the other Secured Parties concurrently obtain a Lien thereon or such other Secured Parties waive their rights under this sentence.

Each of the Secured Parties will also agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of the Intercreditor Agreement.

The Collateral or proceeds thereof (or amounts in respect thereof) received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies (or in respect of any Collateral in the event of the occurrence of an insolvency or liquidation proceeding), shall be applied: (1) first, to the payment of the costs and expenses incurred by the Trustee or the Administrative Agent, as the case may be, in connection with such sale or other disposition or collection until such costs and expenses shall have been paid in full in cash, (2) second, subject to second preceding paragraph, to the payment in full of the Secured Obligations on a ratable basis in accordance with the terms of the applicable documents governing such Secured Obligations and (3) third, after payment in full in cash of all Secured Obligations, to the Issuers and the Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

If any Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the Secured Obligations, then it must hold such Collateral, proceeds or payment in trust for the other Secured Parties to be distributed in accordance with the Intercreditor Agreement.

Release of Liens

The Issuers and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Indenture Obligations under any one or more of the following circumstances:

(1)	to enable the Issuers or a Guarantor to consummate asset dispositions permitted or not prohibited under the covenant described below under “—Repurchase at the Option of Holders—Asset Sales;” or

(2)	if any Guarantor is released from its Guarantee in accordance with the terms of the Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Liens securing its Guarantee and the other Indenture Obligations.

The Liens on the Collateral that secure the Indenture Obligations also will be released:

(1)	if the Issuers exercise their legal defeasance option or covenant defeasance option as described below under “—Defeasance;”

(2)	upon satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge;” or

(3)	with the consent of holders in compliance with the amendment and waiver provisions of the Indenture as described under “—Amendment, Supplement and Waiver” below.

Optional Redemption

Except as set forth below, the Issuers will not be entitled to redeem the notes at its option prior to July 15, 2013.

Optional Redemption on or after July 15, 2013. On and after July 15, 2013, the Issuers may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of holders of the notes on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of each of the years set forth below.

Year	Percentage
2013	106.625%
2014 and thereafter	100.000%

Optional Redemption with Proceeds of Certain Equity Offerings. Prior to July 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the notes (including Additional notes) originally issued under the Indenture at a redemption price of 113.250% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of holders of the notes on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date) if:

•	such redemption is made with the proceeds of one or more Equity Offerings;

•

at least 65% of the aggregate principal amount of the notes (including Additional notes) originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding notes held by the Company or any of its Subsidiaries); and

•	the redemption occurs within 90 days of such Equity Offering.

Optional Redemption at Make-Whole Price. Prior to July 15, 2013, the Issuers may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the redemption date (subject to the right of holders of the notes on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a note at any redemption date, the greater of (i) 1.00% of the principal amount of such note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on July 15, 2013 (such redemption price being described in the second paragraph in this “—Optional Redemption” section exclusive of any accrued interest or Additional Interest, if any) plus (2) all required remaining scheduled interest payments due on such note through July 15, 2013 (but excluding accrued and unpaid interest and Additional Interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate plus 0.50%, over (B) the principal amount of such note on such redemption date.

“Treasury Rate” means, at any redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2013; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to July 15, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as described below under the captions “—Excess Cash Flow Redemption,” “—Repurchase at the Option of Holders—Change of Control,” “—Asset Sales” and “—Excess Cash Flow,” the Issuers are not required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the notes. The Company or any Subsidiary of the Company may at any time and from time to time purchase notes in the open market or otherwise.

Excess Cash Flow Redemption.

If, as of the end of any calendar month, the ratio of (i) the sum of (x) the aggregate amount of consolidated title loans receivable of the Company and its Restricted Subsidiaries and (y) the aggregate amount of consolidated unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries to (ii) the aggregate principal amount of consolidated Indebtedness of the Company and its Restricted Subsidiaries outstanding that is secured by a Lien (with the principal amount of any Indebtedness secured by a lien of the type described in clause (21) of the definition of Permitted Liens limited to the amount secured by such Permitted Lien) on any assets of the Company or any of its Restricted Subsidiaries (the “Secured Obligations Amount”) is less than 1.25 to 1.0, then the Company shall within 45 days of the end of such calendar month (the “Notice Deadline”) deliver to each holder of the notes by first-class mail at such holder’s registered address an irrevocable redemption notice to, and shall, redeem, no less than five and no more than ten business days after the giving of such notice, notes in an aggregate principal amount equal to the Excess Cash Flow for such calendar month at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of such redemption; provided, that (1) if, prior to the Notice Deadline, the Company shall receive a contribution to its capital or shall issue Equity Interests for cash (other than Disqualified Capital Stock), in each case, that results in such ratio on a pro forma basis being greater than or equal to 1.25 to 1.0 as of the last day of such calendar month, then the Company shall not be required to send such redemption notice or so redeem the notes, (2) solely for purposes of this paragraph, Excess Cash Flow shall be calculated without giving effect to clause (C) of the definition thereof with respect to income taxes and Projected Tax Distributions but shall be reduced by the amount of income taxes and Permitted Tax Distributions projected to be paid attributable to the income of the Company and its Restricted Subsidiaries for such calendar month during the fiscal quarter in which such calendar month occurs and (3) to the extent that actual amount of income taxes and Permitted Tax Distributions paid exceeds (or is less than) the projected amounts, such excess shall reduce Excess Cash Flow (or such deficit shall increase Excess Cash Flow) for the month in which such taxes are paid. The requirements of this paragraph will not apply to any month unless the amount of Excess Cash Flow for such month equals or exceeds $100,000.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select the notes for redemption as follows:

•	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

•	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, unless the Issuers default in the payment of the redemption price, interest and Additional Interest, if any, will cease to accrue on the principal amount of the notes or portions of notes called for redemption and for which funds have been set aside for payment.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, unless the Issuers have mailed a redemption notice with respect to all of the outstanding notes as described under “Optional Redemption,” each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below at a purchase price in cash equal to

101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, unless the Issuers have mailed a redemption notice with respect to all of the outstanding notes as described under “Optional Redemption,” the Issuers will mail a notice to each holder with a copy to the Trustee (the “Change of Control Offer”) stating:

•

that a Change of Control has occurred and that such holder has the right to require the Issuers to purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

•	the circumstances and relevant facts regarding such Change of Control;

•	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

•	the instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a holder must follow in order to have its notes purchased.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

On a date that is at least 30 but no more than 60 days from the date on which the Issuers mail notice of the Change of Control (the “Change of Control Payment Date”), the Issuers will, to the extent lawful:

•	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

•

deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and thus the removal of incumbent management. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect its capital structure or credit ratings. Restrictions on the Company’s ability to Incur additional Indebtedness are contained in the covenants described below under the captions “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” “—Liens” and “—Sale and Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a phrase relating to the sale, conveyance, transfer, lease or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries, taken as a whole.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase such notes as a result of a sale, conveyance, transfer, lease or other disposition of less than all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale (except with respect to an Event of Loss) unless:

•

the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

•	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

provided that the amount of:

•

any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement releasing the Company or such Restricted Subsidiary from further liability; and

•

any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion), will be deemed to be cash for purposes of this provision.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale by the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:

•

with respect to Asset Sales of assets of a Restricted Subsidiary that is not a Guarantor, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor (and to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to the Company or another Subsidiary; or

•

to the making of a Capital Expenditure or the acquisition of a controlling interest in another business or other assets, in each case, that are used or useful in a Similar Business or that replace the assets that are the subject of such Asset Sale.

Pending the final application of any such Net Proceeds, the Company or a Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility or invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested (by election or as a result of the passage of time) as provided in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will be required to make an offer on a pro rata basis (an “Asset Sale Offer”) to all holders of notes to purchase the maximum principal amount of notes and, to the extent required by the terms of the Revolving Credit Facility, to repay the maximum amount of loans under the Revolving Credit Facility, in each case, that may be purchased or repaid out of the Excess Proceeds. The offer price for such Asset Sale Offer shall be an amount in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of notes tendered and loans to be repaid under the Revolving Credit Facility pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes surrendered by holders thereof exceeds the amount of the Excess Proceeds available to be applied to their repurchase, the Trustee shall select the notes to be purchased on a pro rata basis based upon principal balance. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Excess Cash Flow

If the Company and its Restricted Subsidiaries have Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2011, then, within 95 days after the end of such fiscal year, the Issuers will be required to make an offer (an “Excess Cash Flow Offer”) to all holders of notes to purchase the maximum principal amount of notes that may be purchased with the lesser of (a) $30.0 million and (b) 75% of such Excess Cash Flow for such fiscal year (the “Excess Cash Flow Offer Amount”); provided that for the fiscal year ending December 31, 2011, Excess Cash Flow will be calculated for the eighteen-month period ending December 31, 2011. The offer price for such Excess Cash Flow Offer shall be an amount in cash equal to 102% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company and its Restricted Subsidiaries may use any remaining Excess Cash Flow Offer Amount for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes surrendered by holders thereof exceeds the Excess Cash Flow Offer Amount, the Trustee shall select the notes to be purchased on a pro rata basis based upon principal balance.

With respect to each Excess Cash Flow Offer, the Issuers shall be entitled to reduce the applicable Excess Cash Flow Offer Amount with respect thereto by an amount equal to the sum of (x) the aggregate repurchase price paid for any notes theretofore repurchased by the Issuers in the open market (and cancelled by the Issuers) and (y) the aggregate redemption price paid for any notes theretofore redeemed pursuant to one or more optional redemptions (other than any redemptions pursuant to “—Optional Redemption—Optional Redemption with Proceeds of Certain Equity Offerings” above) or pursuant to “Excess Cash Flow Redemption” above, in each case, during the period with respect to which such Excess Cash Flow was being computed. Notwithstanding anything to the contrary in the immediately preceding sentence, the Issuers shall not be entitled to reduce the applicable Excess Cash Flow Offer Amount by the aggregate repurchase price of any notes theretofore repurchased by the Issuers pursuant to any Asset Sale Offers, Change of Control Offers or Excess Cash Flow Offers during such period.

Notwithstanding the foregoing provisions of this covenant, the Issuers will not be required (but may elect to do so) to make an Excess Cash Flow Offer in accordance with this covenant unless the Excess Cash Flow Offer Amount with respect to the applicable period in respect of which such Excess Cash Flow Offer is to be made exceeds $2.5 million (with lesser amounts being carried forward for purposes of determining whether the $2.5 million threshold has been met for any future period). Upon completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount will be reset at zero.

General

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-l under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the notes as a result of a Change of Control, Asset Sale or Excess Cash Flow. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue of its compliance with such securities laws or regulations.

Notes (or portions thereof) purchased pursuant to a Change of Control Offer, an Asset Sale Offer or Excess Cash Flow Offer will be cancelled and cannot be reissued.

If a Change of Control Offer or Excess Cash Flow Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay the Change of Control Offer or Excess Cash Flow Offer purchase price for all the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer or Excess Cash Flow Offer. It is also possible that the events that constitute a Change of Control may also be events of default under the Revolving Credit Facility. These events may permit the lender(s) under the Revolving Credit

Facility to accelerate the Indebtedness outstanding thereunder. If the Issuers are required to repurchase the notes pursuant to a Change of Control Offer or an Excess Cash Flow Offer and repay certain amounts outstanding under the Revolving Credit Facility if such Indebtedness is accelerated, the Issuers would probably require third-party financing. The Issuers cannot be sure that they would be able to obtain third-party financing on acceptable terms, or at all. If the Indebtedness under the Revolving Credit Facility is not paid, the lender(s) thereunder may seek to enforce security interests in the collateral securing such indebtedness, thereby limiting the Issuers’ ability to raise cash to purchase the notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the notes.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly,

(1)	declare or pay any dividend on, except as described below, or make any other payment or distribution in respect of, its Equity Interests (including any dividend or distribution payable in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or similar payment to the direct or indirect holders thereof in their capacity as such (other than any dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) and dividends or distributions payable to the Company or any Restricted Subsidiary (and, if such Restricted Subsidiary has stockholders other than the Company or other Restricted Subsidiaries, to its other stockholders on no more than a pro rata basis));

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by any Person or any Equity Interests of any Restricted Subsidiary held by any Affiliate of the Company (in each case other than held by the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Company that are not Disqualified Stock);

(3)	make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, more than 30 days prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness that is contractually subordinated in right of payment to the notes or any Note Guarantee thereof (other than the purchase, repurchase or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(b)    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in paragraph (a) under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(c)    such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2) through (11) of the next succeeding paragraph), is, at the time of determination, less than the sum of:

(i)    25% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter occurring after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(ii)    100% of the aggregate net cash proceeds received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Stock or Equity Interests issued pursuant to the proviso of “Excess Cash Flow Redemption”) subsequent to the date of the Indenture (other than an issuance or sale to a Subsidiary of the Company) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the date of the Indenture (other than capital contributions received pursuant to the proviso of “Excess Cash Flow Redemption”), plus

(iii)    the amount by which the principal amount of any Indebtedness of the Company or a Restricted Subsidiary is reduced upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of the Indenture of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or a Restricted Subsidiary upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding net cash proceeds from sales to a Restricted Subsidiary); plus

(iv)    the amount equal to the sum of (x) the net reduction in the Restricted Investments made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale or other disposition of such Investment and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case realized by the Company or any Restricted Subsidiary, and (y) in the event that any Unrestricted Subsidiary is re-designated as a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum will not exceed, in the case of any such Person, the amount of Restricted Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Restricted Payment made in exchange for, or with the net cash proceeds from, the substantially concurrent sale of Equity Interests of the Company (other than any Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided that the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from clause (c)(ii) of the preceding paragraph;

(3)

the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of the Issuers or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note

Guarantee in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Debt;

(4)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by employees, former employees, managers, former managers, consultants or former consultants of the Company (or any of its Subsidiaries); provided that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $10.0 million in the aggregate (in each case plus the amount of net cash and proceeds received by the Company and its Restricted Subsidiaries (a) in respect of “key-man” life insurance and (b) from the issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment);

(5)	payments of dividends on Disqualified Stock issued pursuant to the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(6)	repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

(7)	cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this caption (as determined in good faith by the Board of Directors);

(8)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (4) of paragraph (b) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(9)	the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of the Issuers or any Guarantor that is contractually subordinated in right of payment to the notes or to any Note Guarantee pursuant to provisions similar to those described under the caption “Repurchase at the Option of Holders—Change of Control”; provided that all notes tendered by holders in connection with a Change of Control Offer have first been repurchased, redeemed or acquired for value;

(10)	Permitted Tax Distributions; or

(11)	Restricted Payments in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (11) and then outstanding, does not exceed $5.0 million.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuers and any Guarantor may Incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least 3.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom, including the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)    The foregoing provisions will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)        the Incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes (other than Additional notes) and the related Note Guarantees and the Exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(2)        the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations) Incurred for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Company or such Restricted Subsidiary that, added to all other Indebtedness Incurred pursuant to this clause (2) and then outstanding, will not exceed the sum of (A) $5.0 million plus (B) the amount of any fees and expenses incurred in connection with any refinancing;

(3)        the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was Incurred pursuant to paragraph (a) or pursuant to clause (1), (7) or this clause (3);

(4)        the Incurrence of (a) intercompany Indebtedness of the Company, a Guarantor or any other Restricted Subsidiary for so long as such Indebtedness is held by an Issuer or a Guarantor; provided that (i) such Indebtedness shall be unsecured and if owing by an Issuer or any Guarantor, contractually subordinated in all respects (other than with respect to the maturity thereof) to the obligations of the Issuers under the notes or such Guarantor under its Note Guarantee, as the case may be, and (ii) if as of any date any Person other than an Issuer or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Permitted Lien of the type described in clause (15) or (18) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (4) by the issuer of such Indebtedness and (b) intercompany Indebtedness of the Issuers, any Guarantor or any Foreign Subsidiary for so long as such Indebtedness is held by a Foreign Subsidiary; provided that (i) if such Indebtedness is owing by an Issuer or any Guarantor, such Indebtedness shall be unsecured and contractually subordinated in all respects (other than with respect to the maturity thereof) to the obligations of the Issuers under the notes or such Guarantor under its Note Guarantee, as the case may be, and (ii) if as of any date any Person other than such other Foreign Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (20) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted under this clause (4) by the issuer of such Indebtedness;

(5)        Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary otherwise permitted hereunder so long as the Person giving such Guarantee could have Incurred the Indebtedness that is being Guaranteed; provided that if the Indebtedness being guaranteed (x) is subordinated to the notes or a Note Guarantee, then the Guarantee must be subordinated to the same extent as the Indebtedness being guaranteed or (y) is owed by any Restricted Subsidiary that is not a Guarantor, such Guarantee shall be subordinated to the prior payment in full of the notes in the case of the Issuers or the Note Guarantees in the case of a Guarantor;

(6)        the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

(7)        the Incurrence of Existing Indebtedness (other than Indebtedness described in clause (1) or (4) of this covenant);

(8)        the Incurrence of obligations in respect of letters of credit, bank guarantees, performance, bid and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(9)        the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently

(except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of its Incurrence;

(10)        Indebtedness of Foreign Subsidiaries that, when added together with any other Indebtedness incurred under this clause (10) and then outstanding, will not exceed $10 million (or its foreign currency equivalent);

(11)        Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

(12)        Indebtedness consisting of promissory notes or similar Indebtedness issued by the Company or any Restricted Subsidiary to current, future or former officers, managers, and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or a Restricted Subsidiary to the extent described in clause (4) of the second paragraph under the caption “Restricted Payments;”

(13)        the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, or issuance of Disqualified Stock by the Company (in addition to Indebtedness or Disqualified Stock permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) that, when added to all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $10.0 million;

(14)        the Incurrence by the Company or any Guarantor (including any Guarantees thereof) of Indebtedness pursuant to the Revolving Credit Facility in an aggregate principal amount not to exceed as of any date of Incurrence the sum of (A) $25.0 million, plus (B) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees and other costs and expenses incurred in connection with such refinancing, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to “—Repurchase at the Option of Holders—Asset Sales”; and

(15)        the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted CSO Obligations.

(c)    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (15) of the immediately preceding paragraph or under paragraph (a) of this covenant, the Company shall, in its sole discretion, divide and classify such item of Indebtedness in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to paragraph (a) of this covenant, and may re-classify any such item of Indebtedness from time to time among such clauses or the first paragraph of this covenant, so long as such item meets the applicable criteria for such category. For avoidance of doubt, Indebtedness may be classified as Incurred in part pursuant to one of the clauses (1) through (15) above, and in part under one or more other clauses or under paragraph (a) of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Accrual of interest and dividends, accretion of accreted value, issuance of securities paid-in-kind, amortization of original issue discount, changes to amounts outstanding in respect of Hedging Obligations solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

(d)    The Issuers will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on junior Lien or priority basis.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuers will be in default of such covenant. The Board of Directors of Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

(2)	pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(3)	make any loans or advances to the Company or any of its Restricted Subsidiaries; or

(4)	sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	any agreements in effect or entered into on the date of the Indenture, including agreements governing Existing Indebtedness as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Indebtedness as in effect on the date of the Indenture;

(2)	the Indenture Documents;

(3)	applicable law and any applicable rule, regulation or order;

(4)	customary non-assignment provisions in leases, licenses or other agreements entered into in the ordinary course of business;

(5)	purchase money obligations that impose restrictions of the nature described in clause (4) of the preceding sentence on the property so acquired;

(6)	any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition thereof;

(7)	any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(8)	Liens that limit the right of Company or any of its Subsidiaries to dispose of the asset or assets subject to such Lien;

(9)	customary provisions limiting the disposition or distribution of assets or property in partnership, joint venture, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(10)	Permitted Refinancing Debt, provided that the restrictions subject to the limitations of this provision and contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(11)

any such encumbrance or restriction with respect to any Foreign Subsidiary pursuant to an agreement governing Indebtedness incurred by such Foreign Subsidiary, (i) if the encumbrances and restrictions subject to the limitations of this provision and contained in any such agreement or instrument taken as a whole are not materially more restrictive to the holders of the notes than the encumbrances and restrictions contained in the agreements described in clause (1) above (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more restrictive to the holders of the notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Issuers’ ability to make the principal or interest payments on the notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13)	the Revolving Credit Facility; provided that the restrictions therein are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Indenture Documents.

Merger, Consolidation or Sale of Assets

(a)    The Issuers. No Issuer may, in any transaction or series of related transactions consolidate with or merge with or into (whether or not such Issuer survives), or sell, assign, convey, transfer, lease or otherwise dispose of (or cause or permit any Restricted Subsidiary of such Issuer to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of such Issuer’s property and assets whether as an entirety or substantially as an entirety, to any Person, unless:

(1) either:

(A) if the transaction or series of transactions is a consolidation of such Issuer with or a merger of such Issuer with or into any other Person, such Issuer shall be the surviving Person of such merger or consolidation; or

(B) the Person formed by any consolidation or merger with or into such Issuer, or to which all or substantially all of the properties and assets of such Issuer and its Restricted Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of, shall be a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia; provided that at least one of the Issuers (or the surviving Person) shall be a corporation; and such Person shall expressly assume by (i) a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Issuer, under the notes and the Indenture and, in each case, the Indenture, as so supplemented, shall remain in full force and effect and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the such Issuer under the Collateral Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity;

(2) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(3) at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period (but without giving effect to the costs and expenses of such transaction), such Issuer or the successor entity to such Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

The foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Restricted Subsidiary to any Guarantor or by one Issuer to the other Issuer or the consolidation or merger of any Restricted

Subsidiary with or into any Guarantor or either Issuer or the consolidation or merger of one Issuer with or into the other Issuer; provided that the surviving Issuer shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, such Issuer shall deliver, or cause to be delivered, to the Trustee (i) an Officers’ Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and any supplemental indenture in respect thereof comply with the requirements of the Indenture and (ii) an Opinion of Counsel to the effect that the holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction or series of related transactions and will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such transaction or series of related transactions had not occurred. Each such Officers’ Certificate shall set forth the manner of determination of the such Issuer’s compliance with clause (3) of the preceding paragraph, if applicable.

The successor entity shall succeed to, and be substituted for, and may exercise every right and power of the predecessor company under the Indenture Documents, and the predecessor company shall (except in the case of a lease) be released from all its obligations and covenants under the Indenture Documents.

(b)    The Guarantors. Subject to certain limitations in the Indenture governing release of a Guarantor upon the sale or disposition of a Restricted Subsidiary that is a Guarantor, each Guarantor will not, in any transaction or series of related transactions merge or consolidate with or into (whether or not such Guarantor survives), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person, unless either:

(1) either:

(A)    if the transaction or series of transactions is a consolidation of such Guarantor with or a merger of such Guarantor with or into any other Person, such Guarantor shall be the surviving Person of such consolidation or merger; or

(B)    the Person formed by any consolidation or merger with or into such Guarantor, or to which all or substantially all of the properties and assets of such Guarantor and its Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of, shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by (i) a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Guarantor under its Note Guarantee and the Indenture and, in each case, the Indenture, as so supplemented, shall remain in full force and effect and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of such Guarantor under the Collateral Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

The foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Restricted Subsidiary to any Guarantor or either Issuer, or the consolidation or merger of any Restricted Subsidiary with or into any other Guarantor or either Issuer.

In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by clause (1) of the foregoing provisions, such Guarantor shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of the Indenture and an Opinion of Counsel.

The successor entity shall succeed to, and be substituted for, and may exercise every right and power of the predecessor company under the Indenture, and the predecessor company shall (except in the case of a lease) be released from all its obligations and covenants under the Indenture and the notes.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, exchange, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at the time in an arm’s-length transaction with a person who was not an Affiliate; and

(2) if such Affiliate Transaction involves an amount in excess of $3.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee managers of the Company disinterested with respect to such Affiliate Transaction has determined in good faith that the criteria set forth in clause (1) are satisfied and has approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate; and

(3) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $7.5 million, the Company obtains an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing or is no more restrictive to the Company and its Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

The foregoing provisions will not apply to the following:

(a)    any employment agreement or compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; provided that (i) the salary, bonus and other compensation paid to Tracy Young in any fiscal year (excluding compensation paid in the form of Equity Interests) shall not exceed $1.0 million and (ii) the salary, bonus and other compensation paid to Tracy Young together with any child, stepchild, parent, stepparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of Tracy Young in any fiscal year (excluding compensation paid in the form of Equity Interests) shall not exceed $1.75 million;

(b)    transactions exclusively between or among the Company and/or its Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by the Indenture;

(c)    any agreement existing on the date of the Indenture, as in effect on the date of the Indenture, or as modified, amended or amended and restated by any modification, amendment or amendment and restatement made in compliance with the applicable provisions of clauses (1), (2) and (3) above;

(d)    reasonable compensation of, and indemnity arrangements in favor of, managers of the Company and its Restricted Subsidiaries;

(e)    the issuance or sale of any Equity Interests (other than Disqualified Stock) of the Company; and

(f)    Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments” and Permitted Investments of the type described in clause (8) of the definition thereof.

Notwithstanding anything to the contrary in this covenant, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, exchange, transfer or otherwise dispose of any of its properties or assets to any Affiliate other than to the Company or any of its Restricted Subsidiaries.

Limitation on Issuances and Sales of Equity Interests in Wholly-Owned Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Subsidiary of the Company), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly-Owned Restricted Subsidiary; and

(2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

In addition, the Company will not permit any Wholly-Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly-Owned Subsidiary of the Company.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(1) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (B) Incur a Lien on such property securing such Attributable Debt pursuant to the covenant described above under the caption “—Liens;” and

(2) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuers apply the Net Proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The foregoing provisions will not apply to transactions among the Issuers and any of the Guarantors, among the Guarantors or among Subsidiaries of the Company that are not Guarantors.

Restrictions on Activities of TitleMax Finance Corporation

Unless otherwise permitted by the Indenture Documents, TitleMax Finance Corporation may not hold any material assets, become liable for any material obligations or engage in any material business activities; provided that TitleMax Finance Corporation may be a co-obligor of (i) the notes and (ii) any other Indebtedness incurred by the Company pursuant to the covenant described above under “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and in each case may engage in any activities directly related or necessary in connection therewith.

Business Activities

The Company and its Restricted Subsidiaries shall only engage in business activities that are primarily comprised of the title lending business (which shall include acting as a credit services organization).

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the notes or any other Indenture Document unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Entity Classification

The Company is classified as a Flow Through Entity and will not take, or fail to take, any action which would result in the Company no longer being classified as a Flow Through Entity except (i) pursuant to a Permitted C-Corp Conversion or (ii) any transaction permitted under the covenant “Merger, Consolidation or Sale of Assets.”

Additional Note Guarantees

If (i) the Company or any of its Restricted Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the Indenture (other than an Immaterial Subsidiary) or (ii) any Foreign Subsidiary Guarantees (or otherwise becomes liable for) Indebtedness of either Issuer or a Guarantor, then the Company shall cause such Subsidiary to become a Guarantor and:

(1) execute a supplemental indenture, in accordance with the terms of the Indenture, pursuant to which such Subsidiary shall unconditionally guarantee, on a senior secured basis, all of the Issuers’ Obligations under the Indenture Documents on the terms set forth in the Indenture;

(2) execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Documents necessary in order to grant to the Collateral Agent, for the benefit of the holders of the notes, a perfected first-priority security interest in the Equity Interests of such Subsidiary, subject to Permitted Liens, which are owned by an Issuer or a Guarantor and are required to be pledged pursuant to the collateral agreements;

(3) take such actions as are necessary to grant to the Collateral Agent for the benefit of the holders of the notes a perfected first-priority security interest in the assets of such Subsidiary, other than Excluded Collateral and subject to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the collateral agreements or by law or as may reasonably requested by the Collateral Agent;

(4) take such further action and execute and deliver such other documents specified in the Indenture Documents or otherwise reasonably requested by the Trustee or Collateral Agent to give effect to the foregoing; and

(5) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary and the Collateral Agreements to which such Restricted Subsidiary is a party create a valid perfected Lien on the Collateral covered thereby.

Further Assurances

Neither the Company nor any of its Restricted Subsidiaries will take or knowingly omit to take any action that would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the holders of the notes, with respect to any material portion of the Collateral. The Issuers shall, and shall cause each Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the collateral agreements and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority) the Liens created by the collateral agreements, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Documents.

Mortgages

With respect to any fee interest in any real property that is acquired by an Issuer or a Guarantor after the date of the Indenture that has a purchase price greater than $1.0 million (such real property referred to individually and collectively as the “Premises”), within 90 days of such acquisition the applicable Issuer shall or shall cause the applicable Guarantor, as the case may be, to:

(1) deliver to the Collateral Agent, as mortgagee, for the benefit of the holders of the notes, fully executed Mortgages, duly executed by the applicable Issuer or the applicable Guarantor, as the case may be, together with evidence of the completion (or satisfactory arrangements for the completion), or all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(2) deliver to the Collateral Agent, a mortgagee’s title insurance policy in favor of the Collateral Agent in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens and any other exceptions disclosed in such policy, and such policy shall also include, to the extent available and issued at ordinary rates, customary endorsements and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment) of all premiums thereon;

(3) deliver to the Collateral Agent, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit and/or indemnity from the applicable Issuer or the applicable Guarantor, as the case may be, stating that to its knowledge there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by such Issuer or Guarantor, as applicable, of such Premises for such Issuer’s or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises and in each case, in form sufficient for the title insurer issuing the title policy to remove the standard survey exception from such policy and issue a survey endorsement to such policy; and

(4) deliver an opinion of counsel to the Collateral Agent that such Mortgage has been duly authorized, executed and delivered by such Issuer or such Guarantor, constitutes a legal, valid, binding and enforceable obligation of such Issuer or such Guarantor and creates a valid perfected Lien in the Premises purported to be covered thereby.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding the Company will furnish to the holders of the notes and the Trustee within the time periods specified in the SEC’s rules and regulations:

(1) not later than 90 days following the end of each fiscal year of the Company, an audited consolidated balance sheet, a statement of operations and comprehensive income, a statement of shareholders’ equity and a statement of cash flows (including notes thereto and consistent in form with the financial statements contained in the Prospectus) of the Company for such fiscal year, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and a report thereon by the Company’s certified independent accountants;

(2) not later than 60 days following the end of each of the first three fiscal quarters of the Company, a consolidated balance sheet, a statement of operations and comprehensive income, a statement of shareholders’ equity and a statement of cash flows (including notes thereto and consistent in form with the financial statements contained in the Prospectus) of the Company for such fiscal quarter, and a “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any); and

(3) all current reports that would be required to be filed with or furnished to the SEC on Form 8-K if the Company were required to file or furnish such reports; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to holders of notes or the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries, taken as a whole.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s delivery obligation.

The Company is obligated to continue to file with the SEC (to the extent the SEC will accept such filings) such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed at the times specified for the filings of such information, documents and reports under such Sections, and the availability of the same on the SEC’s EDGAR service (or its successor) shall be deemed to satisfy the Company’s obligations in the preceding paragraph.

If, at any time after consummation of this exchange offer, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph of this covenant with the SEC within the time periods specified above unless the SEC will not accept such filings. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company (as a non-accelerated filer) were required to file those reports with the SEC.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

The Company will, for so long as any notes remain outstanding, use its commercially reasonable efforts to hold and participate in quarterly conference calls with the holders of the notes and securities analysts to discuss such financial information no later than ten business days after distribution of such financial information.

The Company will also, for so long as any notes remain outstanding, furnish or cause to be furnished to the holders of the notes, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Events of Default and Remedies

An Event of Default will be defined in the Indenture as:

(1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the notes;

(2) default in payment when due of the principal, or premium, if any, of any note when due at maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Repurchase at the Option of Holders—Excess Cash Flow” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure to perform any other covenant or agreement of the Company or any of its Subsidiaries under the Indenture Documents for 30 days after the earlier to occur of (x) written notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class and (y) the date on which any of the Chairman of the Board, the President, the Chief Financial Officer or the Treasurer became aware of such failure;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $10.0 million (or its foreign currency equivalent);

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $10.0 million (or its foreign currency equivalent) (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed for a period of 60 days following such judgment becoming final, and in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)(i) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Collateral Documents) or (ii) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Document; provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest;

(8) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee in writing; and

(9) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of at least a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Additional Interest, if any) if it determines that withholding notice is in their interest.

The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration).

In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of notes, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;

(3) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(4) all existing Events of Default, except nonpayment of principal, premium or interest or Additional Interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Managers, Directors, Officers, Employees and Stockholders

No manager, director, officer, employee or stockholder of either Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Indenture Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture Documents and the Registration Rights Agreement are governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration and transfer or exchange of notes, as expressly provided for in the Indenture) as to all outstanding notes if:

(a)(1)    the Issuers will have paid or caused to be paid the principal of, premium, if any, interest and Additional Interest, if any, as and when the same will have become due and payable, (2) all outstanding notes (except lost, stolen or destroyed notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (3) all notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or (ii) (A) shall become due and payable at their Stated Maturity within one (1) year or (B) are to be called for redemption within one (1) year under arrangements reasonably satisfactory to the Trustee, and either Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in trust of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof in an amount sufficient to pay and discharge the principal, premium, if any, interest and Additional Interest, if any, on the notes to the date of Stated Maturity or such redemption, as the case may be;

(b)    the Issuers have paid all other sums payable by them under the Indenture Documents; and

(c)    the Issuers have delivered an Officers’ Certificate and an Opinion of Counsel stating that all conditions have been met.

Defeasance

At the Issuers’ option:

(1) if applicable, the Issuers will be discharged from any and all obligations in respect of the outstanding notes; or

(2) if applicable, the Issuers may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be a Default or an Event of Default under the Indenture and the notes;

in either case (1) or (2) upon irrevocable deposit with the Trustee, in trust, of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, interest and Additional Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date. With respect to clause (2), the obligations under the Indenture (other than with respect to such covenants) and the Events of Default (other than the Events of Default relating to such covenants) shall remain in full force and effect.

Such trust may only be established if, among other things:

(a)    with respect to clause (1), the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (2), the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(b)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(c)    such deposit, defeasance and discharge or deposit and defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(d)    the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be avoidable as a preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(e)    the Issuers must have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(f)    the Issuers must have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the deposit, defeasance and discharge or the deposit and defeasance have been complied with.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the Indenture. Upon any transfer or exchange, the registrar of the notes and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes (subject to the record date provisions of the notes).

Amendment, Supplement and Waiver

Except as provided below, the Indenture Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing default or compliance with any provision of the Indenture Documents may be waived with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including consents obtained in connection with purchase of, or tender offer or exchange offer for, the notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of, premium, if any, or extend the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders” prior to the time at which an obligation to make such an offer has arisen);

(3) reduce the rate of or extend the time for payment of interest on any note;

(4) waive a Default in the payment of principal of, premium, if any, interest or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, interest or Additional Interest, if any, on the notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(8) make any change in the foregoing or succeeding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Indenture Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes will require the consent of the holders of at least 66-2/3% in aggregate principal amount of the notes then outstanding.

Notwithstanding the foregoing, without the consent of any holder of notes, the Issuers and the Trustee may amend or supplement the Indenture Documents to:

(1) cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

(2) provide for uncertificated notes in addition to or in place of certificated notes;

(3) comply with the covenant relating to mergers, consolidations and sales of assets;

(4) provide for the assumption of the Issuers’ or any Guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s assets;

(5) add Guarantees with respect to the notes or to secure the notes;

(6) add to the covenants of the Issuers or any Guarantor for the benefit of the holders of the notes or surrender any right or power conferred upon the Issuers or any Guarantor;

(7) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture Documents of any such holder;

(8) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(9)(i) enter into additional or supplemental Collateral Documents or (ii) release Collateral in accordance with the terms of the Indenture and the Collateral Documents;

(10) evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof;

(11) make any amendment to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including to facilitate the issuance and administration of the notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer notes or

(12) provide for or confirm the issuance of Additional notes in accordance with the terms of the Indenture.

The consent of holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuers are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Concerning the Trustee

Wells Fargo Bank, National Association will be the Trustee under the Indenture. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

The holders of at least a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Book-Entry, Delivery and Form

Except as set forth below, the notes will be issued in registered, global form, which we refer to as “global notes,” in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

The notes (including beneficial interests in the global notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under “Notice to Investors.” In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between such participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants of DTC. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of its participants and indirect participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1) upon deposit of the global notes, DTC will credit the accounts of the participants designated by the initial purchasers with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interest in the global notes).

Investors in the global notes who are participants may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants or indirect participants. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person holding a beneficial interest in a global note to pledge such interest to persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder thereof. Under the terms of the Indenture, the Issuers and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal, interest and Additional Interest, if any), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants and will not be the responsibility of DTC, the Issuers or the Trustee. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any participants or indirect participants in identifying the beneficial owners of the notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between participants of DTC, on the one hand, and participants of Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for definitive notes in registered certificated form, which we refer to as “certificated notes,” if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the global note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary within 90 days thereafter;

(2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of certificated notes; provided that in no event shall the Regulation S temporary global note be exchanged for certificated notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”

Same Day Settlement and Payment

The Issuers will make payments in respect of any notes represented by a global note (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the account or accounts specified by DTC as the registered holder of such global note. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant of DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant of DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the registration rights agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Capital Gain Tax Rate” means a rate equal to the sum of:

(1) the highest marginal Federal income tax rate applicable to net capital gain of an individual who is a citizen of the United States of America, plus

(2) to the extent the relevant entity is subject to treatment on a basis under applicable state or local income tax law substantially similar to the Flow Through Entity, (x) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Georgia multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (1) above.

“Applicable Income Tax Rate” means a rate equal to the sum of:

(1) the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States of America, plus

(2) to the extent the relevant entity is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Flow Through Entity, (x) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of Georgia multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (1) above.

“Asset Sale” means:

(1) the sale, lease, transfer, conveyance or other disposition of any assets (including by way of a Sale and Leaseback Transaction); provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Restricted Subsidiaries; and

(3) an Event of Loss.

In the case of either clause (1), (2) or (3), whether in a single transaction or a series of related transactions:

(A)	that have a Fair Market Value in excess of $1.0 million; or

(B)	for Net Proceeds in excess of $1.0 million.

Notwithstanding the foregoing, none of the following will be deemed to be an Asset Sale:

(1) a transfer of assets (a) to the Issuers or any Guarantor or (b) by a Foreign Subsidiary to another Foreign Subsidiary;

(2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary of the Company;

(3) for purposes of the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” only, a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(4) the Incurrence of Permitted Liens and the disposition of assets subject to such Liens by or on behalf of the Person holding such Liens;

(5) the sale, transfer or other disposition of overdue and delinquent accounts in the ordinary course of business consistent with past practice;

(6) any disposition of cash or Cash Equivalents;

(7) the lease, assignment or sub-lease of any property in the ordinary course of business;

(8) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(9) sales of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any of its Restricted Subsidiaries;

(10) the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business; and

(11) dispositions of motor vehicles securing consumer loans made by the Company and its Restricted Subsidiaries in the ordinary course of business.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended; provided, however, if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation).

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors, managers or other governing body, and in the absence of the same, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person or other individual or entity serving a similar function.

“Capital Expenditures” means, for any period, the sum of

(1) the aggregate amount of all expenditures of the Company and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

(2) the aggregate amount of all payments in respect of Capital Lease Obligations of the Company and its Restricted Subsidiaries during such period.

“Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(2) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or banker’s acceptances having maturities of six months or less from the date of acquisition issued by any lender to the Company or any Subsidiary or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000;

(3) commercial paper of an issuer rated at least A-1 by Standard & Poors Ratings Group, or “S&P,” or P-1 by Moody’s Investors Service, Inc., or “Moody’s,” or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(4) repurchase obligations of any financial institution satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully Guaranteed or insured by the United States government;

(5) securities with maturities of one year or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) have the highest rating obtainable from either S&P or Moody’s;

(6) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution satisfying the requirements of clause (2) of this definition;

(7) money market, mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition; and

(8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Obligations” means, with respect to any Person, all obligations of such Person incurred in the ordinary course of business in respect of overdrafts and liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended, and any entity that wholly-owns the stock of a CFC and which is disregarded for United States federal income purposes as an entity that is separate from its owner.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the

Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder, becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (3) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting stock or voting shares of the Company; or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Collateral” means the collateral securing the Indenture Obligations.

“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Collateral Documents, together with its successors in such capacity.

“Collateral Documents” means the Security Agreement, the Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted by the Issuers or a Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.

“Company” means TMX Finance LLC, a Delaware limited liability company and an issuer of the notes.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus:

(1) an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2) an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness by such Person or its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3) Permitted Tax Distributions and provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) to the extent deducted in computing such Consolidated Net Income; plus

(6) write offs, write downs or impairment of goodwill or other intangible assets, unrealized mark-to-market losses, and other non-cash charges (excluding any such other non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income; minus

(7) all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to

Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations); plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) (other than CSO Obligations); plus

(4) an amount equal to 10% per annum of the average daily balance during such period of CSO Obligations.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period (excluding Permitted Tax Distributions made during such period relating to Net Income attributable to any period ending on or prior to June 30, 2010), determined on a consolidated basis in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary of such Person, or that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions that have been distributed in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction has been legally waived; and

(3) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Worth” means, with respect to any Person, the total stockholders’ (or members’) equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such stockholders’ (or members’) equity), (i) the amount of any such stockholders’ (or members’) equity attributable to Disqualified Stock or treasury stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the date of the Indenture, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the Indenture, (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or (3) was elected to such Board of Directors by or with the approval of Permitted Holders.

“CSO Obligations” means obligations to purchase, or other Guarantees of, consumer title loans the making of which were facilitated by an Issuer or a Restricted Subsidiary acting as a credit services organization or other similar service provider.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary; provided that any such conversion or exchange will be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the 91st day after the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the 91st day after the Stated Maturity of the notes will not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under the caption “Repurchase at the Option of Holders—Change of Control” and “—Asset Sales” are to the holders.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

“Equity Offering” means a sale for cash of either (1) common equity securities or units including or representing common equity securities of the Company (other than to a Subsidiary of the Company) or (2) common equity securities or units including or representing common equity securities of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset or (ii) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excess Cash Flow” means, for any period, the excess of (i) Consolidated Cash Flow for such period over (ii) the sum of (A) the aggregate amount of Capital Expenditures made in cash by the Company and its Restricted Subsidiaries during such period (other than any such Capital Expenditures made with Asset Sale (without giving effect to the threshold set forth in the definition thereof), insurance or condemnation proceeds), (B) the cash portion of Consolidated Interest Expense paid by the Company and its Restricted Subsidiaries during such period, (C) the aggregate amount (without duplication) of all income and franchise taxes and Permitted Tax Distributions paid in cash by the Company and its Restricted Subsidiaries during such period and (D) any reduction in the principal amount of Indebtedness (other than the notes or any Indebtedness that is subordinated to the notes or any Note Guarantee) resulting from principal payments made thereon during such period (provided that (i) such Indebtedness has been incurred in accordance with the Indenture and (ii) to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries outstanding on the date of the Indenture until such Indebtedness is repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Company; provided, however, that, except in the case of determining the Fair Market Value of assets in connection with an Asset Sale not involving the sale of assets to an Affiliate, (i) the determination must be made by the Board of Directors if the Fair Market Value exceeds $3.0 million and (ii) the determination must be made by the Board of Directors and based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $7.5 million.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

(1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of the Company);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(2) the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Flow Through Entity” means an entity that for U.S. Federal income tax purposes constitutes (i) an “S corporation” (as defined in Section 1361(a) of the Code, (ii) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code), (iii) a “partnership” (within the meaning of Section 7701(a)(2) of the Code) other than a “publicly traded partnership”) (as defined in Section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company incorporated or organized in a jurisdiction other than the United States or any state thereof or the District of Columbia and any Restricted Subsidiary of the Company that wholly-owns the stock of a CFC and that is disregarded for United States federal income tax purposes as an entity that is separate from its owner.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of the Indenture, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) the statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as have been approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“ Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person to:

(1) purchase or pay (or advance or supply funds for the purchase or payment) of such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

(2) purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

(3) maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness;

provided , however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Domestic Subsidiary, other than Immaterial Subsidiaries, and any other Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture.

“Immaterial Subsidiary” means any Subsidiary with assets having an aggregate Fair Market Value of less than $1,000.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, that none of the following shall be deemed to be an Incurrence of Indebtedness: (i) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (ii) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and (iii) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1) obligations of such Person in respect of principal for money borrowed;

(2) obligations of such Person in respect of principal evidenced by bonds, debentures, notes or other similar instruments;

(3) every reimbursement obligation of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person, other than obligations with respect to letters of credit securing obligations, other than obligations referred to in clauses (1), (2) and (5), entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 10th day following payment on the letter of credit;

(4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables, credit on open account, provisional credit, accrued liabilities or similar terms arising in the ordinary course of business which are not overdue or which are being contested in good faith);

(5) every Capital Lease Obligation of such Person;

(6) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends;

(7) every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person (collectively, “Hedging Obligations”); and

(8) every obligation of the type referred to in clauses (1) through (7) of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, guarantor or otherwise, to the extent of such Guarantee or other liability.

“Indenture Documents” means the notes, the Indenture, the Note Guarantees and the Collateral Documents.

“Indenture Obligations” means all Obligations in respect of the notes or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities; provided that an acquisition of assets, Equity Interests or other securities by the Company or a Restricted Subsidiary for consideration consisting of common equity securities of the Company or such Restricted Subsidiary shall not be deemed to be an Investment. If the Company or any

Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Restricted Payments;”

(1) Investments shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)	the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.

“Issuers” means collectively the Company and TitleMax Finance Corporation, a Delaware corporation and an issuer of the notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or hypothecation of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by the Issuers or any Guarantor is granted to secure any Indenture Obligations or under which rights or remedies with respect to any such Liens are governed.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including dispositions pursuant to Sale and Leaseback Transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

Notwithstanding anything to the contrary in the immediately preceding sentence, if any law, regulation, rule or order shall be enacted or imposed or there shall be a change in the interpretation of any existing law, regulation, rule or order that, in either case, could reasonably be expected to result in a material adverse effect on the financial condition, results of operation, assets, liabilities (contingent or otherwise), properties, solvency or business of the Company or any of its Restricted Subsidiaries in any jurisdiction (regardless of whether at the federal, state or county level), then the net income of the Company and/or such Restricted Subsidiary(ies), as applicable, relating to such jurisdiction shall be excluded from the “Net Income” of such Person(s) for purposes of calculating “Consolidated Net Income,” “Consolidated Cash Flow” and “Fixed Charge Coverage Ratio,” as applicable, in each case, for purposes of “Certain Covenants—Restricted Payments” and paragraph (a) of “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” for a

period of 18 consecutive months following the month in which such enactment, imposition or change in interpretation becomes effective; provided, however, that if Consolidated Cash Flow attributable to such jurisdiction (determined without regard to this paragraph) for the period of four full fiscal quarters ending on or after the last day of such 18-month period was at least 85% of the Consolidated Cash Flow attributable to such jurisdiction for the most recent period of four full fiscal quarters ending immediately preceding the commencement of such 18-month period, then this paragraph shall be given no further force and effect ab initio and the net income of such Person(s) relating to such jurisdiction shall be included in the “Net Income” of such Person(s) for purposes of calculating “Consolidated Net Income,” “Consolidated Cash Flow” and “Fixed Charge Coverage Ratio,” as applicable, in each case, for purposes of “Certain Covenants—Restricted Payments” and paragraph (a) of “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” for such period of 18 consecutive months.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President or the Chief Financial Officer, and by the Treasurer or the Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted C-Corp Conversion” means a transaction resulting in the Company becoming subject to tax under the Code as a corporation (a “C Corporation”); provided that:

(1) the C Corporation resulting from such transaction, if a successor to the Company, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States of America or the District of Columbia, (b) assumes all of the obligations of the Company under the Indenture Documents pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

(2) after giving effect to such transaction no Default or Event of Default exists; and (3) prior to the consummation of such transaction, the Company shall have delivered to the Trustee (a) an Opinion of Counsel to the effect that the holders of the outstanding notes will not recognize income gain or loss for Federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officers’ Certificate as to compliance with all of the conditions set forth in paragraphs (1), (2) and (3)(a) above.

“Permitted CSO Obligations” means CSO Obligations in an amount not to exceed $25.0 million in the aggregate at any one time outstanding.

“Permitted Holder” means Tracy Young and, with respect to the foregoing Person, any (1) spouse or lineal descendent (whether natural or adopted) of such Person or (2) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or any of the Persons referred to in the immediately preceding clause (1).

“Permitted Investments” means:

(1) any Investment in an Issuer or a Guarantor;

(2) any Investment in cash or Cash Equivalents or the notes;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Guarantor or (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or a Guarantor;

(4) any Investment existing on the date of the Indenture or made pursuant to binding commitments in effect on the date of the Indenture or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of the Indenture; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the date of the Indenture or (y) as otherwise permitted under the Indenture;

(5) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(6) Hedging Obligations that are permitted by the terms of the Indenture to be outstanding;

(7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(8) loans and advances to employees of the Company and its Restricted Subsidiaries in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

(9) any Investment consisting of a Guarantee permitted by the covenant described above under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(10) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to the Indenture;

(11) Investments received in settlement of bona fide disputes or as distributions in bankruptcy, insolvency or similar proceedings;

(12) Investments in Foreign Subsidiaries not to exceed $5.0 million (or its foreign currency equivalent) in the aggregate at any one time outstanding;

(13) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $10.0 million; and

(14) Investments resulting from the Incurrence of CSO Obligations.

“Permitted Liens” means:

(1) Liens securing Indebtedness Incurred pursuant to clause (6) of paragraph (b) of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(2) Liens in favor of an Issuer or a Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary, provided that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or a Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created in connection with, or in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, workmen’s compensation or unemployment obligations or other obligations of a like nature, or to secure letters of credit issued with respect to such obligations, Incurred in the ordinary course of business;

(6) Liens consisting of deposits in connection with leases or other similar obligation, or securing letters of credit issued in lieu of such deposits, incurred in the ordinary course of business;

(7) Liens securing Indebtedness (including Capital Lease Obligations) permitted by clause (2) of paragraph (b) of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covering only the assets acquired with such Indebtedness and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto;

(8) Liens existing on the date of the Indenture and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(10) Liens securing Permitted Refinancing Debt, provided that the Issuers were permitted to Incur such Liens with respect to the Indebtedness so refinanced under the Indenture and:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced replaced, defeased or discharged with such Permitted Refinancing Indebtedness; and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(11) statutory and common law Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business with respect to amounts that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(13) Liens arising from filings of Uniform Commercial Code financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness;

(14) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(15) Liens securing Indenture Obligations;

(16) Liens securing Cash Management Obligations;

(17) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(18) Liens securing (a) Indebtedness under the Revolving Credit Facility permitted to be incurred pursuant to clause (14) of paragraph (b) of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (b) all other obligations under the Revolving Credit Facility;

(19) Liens Incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations in an aggregate principal amount that does not exceed $5.0 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

(20) Liens securing Indebtedness of Foreign Subsidiaries to the extent such Indebtedness is permitted under clause (10) of paragraph (b) of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, however, that no asset of the Company or any Domestic Subsidiary shall be subject to any such Lien; and

(21) Liens in the nature of set-off rights against deposit accounts maintained by the Issuers or any Guarantors into which any fees or commission paid to the Issuers or any Guarantor in connection with CSO Obligations are required to be deposited by the lenders of the related consumer title loans; provided that the deposits maintained in such deposit accounts shall not exceed $2.0 million in the aggregate at any time.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest, fees, expenses and all other amounts owing in connection with or in respect of any referenced Indebtedness.

“Permitted Refinancing Debt” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or such Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount and premium, if any, plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any fees and expenses incurred in connection therewith);

(2) such Permitted Refinancing Debt has a final scheduled maturity date later than the final scheduled maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Debt is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or would otherwise be permitted to Incur such Indebtedness.

“Permitted Tax Distributions” in respect of the Company means, with respect to any taxable year or portion thereof in which the Company is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of the Company for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (for this purpose, net short-term capital gain in excess of net long-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for the Company for such year or portion thereof. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity (but only for periods for which such Subsidiary is treated as a Flow Through Entity), which items of income, gain, deduction or, loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of the Company.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “refinancing” shall have correlative meanings.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the date of the Indenture, among the Issuers, the Guarantors and the initial purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means any agreement providing for revolving credit loans, letters of credit and swing-line loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, increased, replaced (whether upon or after termination or otherwise), refinanced or otherwise modified (in whole or in part) from time to time; provided that the aggregate principal amount of all Indebtedness evidenced thereby is permitted under clause (14) of the definition of the term “Permitted Debt;” provided, further, that each such amendment, restatement, modification, renewal, refunding, increase, replacement or refinancing shall only be permitted with respect to a revolving credit facility (which may include letters of credit and swing-line loan subfacilities), but for the avoidance of doubt shall not include any term loan or debt securities facility, subfacility, financing or refinancing.

“Sale and Leaseback Transaction” means an arrangement relating to property owned by the Company or one of its Subsidiaries on the date of the Indenture or thereafter acquired by the Company or one of its

Subsidiaries whereby the Company or such Subsidiary transfers such property to a Person and the Company or such Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission, or any successor agency thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, to be dated as of the date of the Indenture, among the Issuers and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the Indenture.

“Similar Business” means any business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries on the date of the Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.

“Stated Maturity” when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tax Loss Benefit Amount” means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the first day of the taxable year of the Company following the taxable year that includes the date of the Indenture (such day, the “Loss Date”) carried forward to the applicable taxable year; provided that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Loss Date, which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the amount of net operating loss or net capital loss of the Company.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Government Obligation” means:

(1) any security which is: a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and

(2) any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person (or any combination thereof).

MATERIAL U. S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the exchange of old notes for new notes in the exchange offer and to the ownership and disposition of new notes. This discussion does not address all tax aspects relating to the exchange or to the ownership and disposition of new notes nor does it address state, local or foreign tax considerations or any U.S. federal tax considerations other than U.S. federal income tax. This discussion deals only with the material U.S. federal income tax consequences of the exchange and to the ownership and disposition of new notes to persons who hold such notes as capital assets for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to any particular holder of notes and does not deal with persons who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, controlled foreign corporations, passive foreign investment companies, former residents or citizens of the United States, tax-exempt organizations, individual retirement and other tax-deferred accounts, dealers in securities or currencies, holders that hold the notes as a position in a hedge, straddle, constructive sale transaction, conversion transaction, “synthetic security” or other integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, and persons subject to alternative minimum tax. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, which change may be retroactive and may affect the tax consequences described herein. We have not and will not seek any rulings from the Internal Revenue Service, or the “IRS,” regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer or of the ownership and disposition of notes that are different from those discussed below.

This discussion of the material U.S. federal income tax consequences of the exchange of old notes for new notes, and of the ownership and disposition of new notes, does not take into account an investor’s personal tax situation. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it relating to the exchange and to the ownership and disposition of new notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable law.

Consequences of Tendering Old Notes

The exchange of old notes for new notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted tax basis, holding period, and amount of original issue discount in the new notes as it had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of such new notes generally should be the same as those applicable to the old notes, as discussed in more detail below.

Classification of the New Notes

Under the indenture governing the new notes, we and each holder of the new notes agree to treat the new notes for U.S. federal income tax purposes as indebtedness that is subject to U.S. federal income tax rules governing contingent payment debt instruments, or the “Contingent Debt Regulations,” in the manner described below. The remainder of this discussion assumes that the new notes will be so treated and does not address any possible differing treatments of the new notes. The application of the Contingent Debt Regulations to instruments such as the new notes is uncertain in several respects, and no rulings have been sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the new notes. In particular, a holder might be required to accrue original issue discount or “OID,” at a higher or lower rate than the “comparable yield” rate discussed below.

U.S. Holders

For purposes of this “Material U.S. Federal Income Tax Consequences – U.S. Holders,” a “U.S. Holder” means a citizen or an individual resident of the United States, a corporation formed under the laws of the United States, any State thereof, or the District of Columbia, or an estate or trust that is treated as a United States person for U.S. federal income tax purposes.

Payment of Interest

Under the Contingent Debt Regulations, a U.S. Holder will be required to accrue interest income on the new notes, in the amount described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting. Accordingly, a U.S. Holder will be required to include interest in taxable income in each year in excess of the accruals on the new notes for non-tax purposes and, possibly, in excess of any amounts received in that year.

A U.S. Holder will be required to accrue an amount of OID for U.S. federal income tax purposes for each accrual period prior to and including the maturity date of the new notes that equals:

•

the product of (i) the adjusted issue price (as defined below) of the new notes as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the new notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. Holder held the new notes.

The issue price of a new note is the first price at which a substantial part of the new notes were sold for money, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a new note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below and decreased by the amounts of any noncontingent payment and the projected amount of any contingent payments previously made on the new notes. Special rules under the Code may apply to a U.S. Holder who purchased the old notes at a time other than the initial offering or at a price other than the issue price. Such a U.S. Holder should consult its tax advisor as to the possible applicability of these rules.

Under the Contingent Debt Regulations, a U.S. Holder will be required to accrue and include OID in income each year, regardless of its usual method of tax accounting, based on the comparable yield to maturity of the old notes, which we are required to determine. We determined the comparable yield of the old notes based on the rate, as of the initial issue date, at which we would have issued a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the old notes, including the level of subordination, term, timing of payments and general market conditions. The methodology for determining the comparable yield of a contingent debt instrument such as the old notes is not entirely clear under the Contingent Debt Regulations. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially different than the comparable yield determined by us.

We are required to furnish annually to each U.S. Holder the comparable yield and, solely for United States federal income tax purposes, a projected payment schedule (and any updated schedule) that includes the actual interest payments, if any, on the new notes and estimates the amount and timing of contingent interest payments and payment upon maturity of the new notes. A U.S. Holder may obtain the comparable yield and the projected payment schedule by submitting a written request for it to us at the address set forth in “Available Information.” By receiving new notes in exchange for the old notes, each U.S. Holder agrees in the indenture governing the new notes to be bound by our determination of the comparable yield and projected payment schedule. For United States federal income tax purposes, each U.S. Holder must use the comparable yield and the schedule of projected payments in determining OID accruals, and the adjustments thereto described below, in respect of the new notes.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of the OID of a U.S. Holder and adjustments thereto in respect of the new notes and do not constitute a projection or representation regarding the actual amount of the payments on the new notes.

Adjustments to OID Accruals

If the actual contingent payments made on the new notes (including at maturity) differ from the projected contingent payments, adjustments will be made to taxable income of a U.S. Holder for the taxable year in which the contingent payment is made. If, during any taxable year, a U.S. Holder receives actual contingent payments with respect to the new notes for that taxable year that in the aggregate exceed the total amount of projected contingent payments for such taxable year, the U.S. Holder will incur a net positive adjustment equal to the amount of such excess. Such net positive adjustment will be treated as additional OID for such taxable year.

If, during a taxable year, a U.S. Holder receives actual contingent payments with respect to the new notes for that taxable year that in the aggregate are less than the amount of projected contingent payments for such taxable year, the U.S. Holder will incur a net negative adjustment equal to the amount of such deficit. A net negative adjustment will:

•	first, reduce the amount of OID required to be accrued in the current year;

•

second, any negative adjustments that exceed the amount of OID accrued in the current year will be treated as ordinary loss to the extent of all prior OID with respect to the new notes (which includes any prior net positive adjustments), reduced to the extent such OID was offset by prior net negative adjustments; and

•

any excess negative adjustments will be treated as a negative adjustment in the succeeding taxable year, and, if not used by the time the new note is sold or matures, as a reduction in the amount realized on a sale, exchange, retirement or other disposition (as discussed below).

Disposition

Upon the retirement of a new note at maturity, a U.S. Holder will generally realize the amount of projected payments at maturity reduced by the amount of any remaining negative adjustment. If the amount received at maturity (other than noncontingent payments) is less than the projected payment, the difference constitutes a negative adjustment taken into account at such time. Upon the sale, exchange, or other disposition of a new note (other than at maturity), a U.S. Holder will generally realize the amount received by it on such sale, exchange, or other disposition.

A U.S. Holder will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the new note. A U.S. Holder’s adjusted tax basis in a new note generally will equal the cost of the new note, increased by any accrued OID previously included in income and decreased by the amount of any noncontingent payment and the projected amount (without regard to any adjustments) of any contingent payment previously made on the new notes.

Gain recognized on the sale, exchange, retirement, or other disposition of a new note will generally be treated as ordinary interest income. If there are no remaining contingent payments to be made on the new notes upon such sale, exchange, retirement or other disposition, any gain is treated as capital gain or loss, provided, however, that such gain is treated as ordinary interest income to the extent of any unaccrued positive adjustments. Any loss will be ordinary loss to the extent a U.S. Holder’s total OID inclusions exceed the total net negative adjustments (including any adjustments attributable to variances between actual contingent payments made on the new notes and projected contingent payments, as described above under “Adjustments to OID Accruals”) on a new note, and thereafter, capital loss (which will be long-term if a new note is held for more than one year). The deductibility of net capital losses is subject to limitations. Each prospective investor should consult its tax advisor with respect to these limitations.

Backup Withholding and Related Information Reporting

Under the Code and applicable Treasury Regulations, a U.S. Holder of a new note may be subject to backup withholding (currently at a rate of 28%) and related information reporting on certain amounts paid or deemed paid to the holder unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, provides proof of such exemption; or (2) provides a correct taxpayer identification number, certifies that such holder has not lost exemption from backup withholding, and has met the requirements for the reporting of previous income set forth in the backup withholding rules. U.S. Holders of new notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Amounts paid as backup withholding do not constitute an additional tax, may be credited against a U.S. Holder’s federal income tax liability and may entitle such holder to a refund provided that the required information is properly and timely submitted to the IRS.

When required, information will be reported to both U.S. Holders and the IRS regarding the amount of interest paid and the amount of OID accrued on the new notes in each calendar year as well as the corresponding amount of tax withheld, if any exists. This obligation, however, does not apply with respect to payments to certain U.S. Holders, including corporations, provided that they establish entitlement to an exemption.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its gross interest income and its net gains from the disposition of new notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the new notes.

Non-U.S. Holders

For purposes of this “Material U.S. Federal Income Tax Consequences – Non-U.S. Holders,” a “Non-U.S. Holder” means a holder that is an individual, corporation, estate or trust and that is not treated as a United States person for U.S. federal income tax purposes.

Payment of Interest

In general, payments of interest received by a Non-U.S. Holder and accrual of OID by a Non-U.S. Holder, where such interest and OID is not effectively connected income (as described below), will not be subject to U.S. federal withholding tax, provided that:

(1)  (a) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of TitleMax Finance Corporation stock entitled to vote;

(b) the Non-U.S. Holder is not a controlled foreign corporation (as defined in the Code) that is related to TitleMax Finance Corporation, directly or indirectly, through stock ownership;

(c) the Non-U.S. Holder is not a bank receiving interest on an extension of credit pursuant to a loan arrangement entered into in the ordinary course of its trade or business; and

(d) either (i) the Non-U.S. Holder certifies it is not a United States person (within the meaning of the Code) by providing a properly completed and executed Form W-8BEN (or the appropriate successor form) to us or our paying agent, or (ii) a financial institution or other intermediary that holds the new note on behalf of the Non-U.S. Holder submits an IRS Form W-8IMY (or suitable successor or substitute form) and certain other required documentation to us or our paying agent; or

(2) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which interest on the new notes is exempt from U.S. withholding tax and the Non-U.S. Holder or such Non-U.S. Holder’s agent provides a Form W-8BEN (or the appropriate successor form) to us or our paying agent demonstrating the exemption.

Payments of interest not exempt from U.S. federal withholding tax as described above will be subject to a 30% withholding tax (subject to reduction under an applicable income tax treaty).

Disposition

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) with respect to gain realized on the redemption, sale, exchange, retirement or other taxable disposition of a new note unless (1) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder generally will be subject to a flat 30% U.S. federal income tax on any gain recognized, which may be offset by certain U.S. source losses; or (2) such gain is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business, in which case such gain is treated as interest income as described below under “—Non-U.S. Holders—Effectively Connected Income.”

Effectively Connected Income

If interest and OID on the new notes is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business, and if an income tax treaty applies and the Non-U.S. Holder maintains a U.S. “permanent establishment” or “fixed base” to which the interest and OID are generally attributable, the Non-U.S. Holder will be subject to U.S. federal income tax on the receipt or accrual of such interest or OID on a net basis in the same manner as if such holder were a U.S. Holder. A foreign corporation that is a holder of a new note also may be subject to a branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments, at a rate of 30% or a lower applicable treaty rate. For this purpose, interest income received and OID accrued on a new note will be included in earnings and profits if the interest income received and OID accrued is effectively connected with the conduct by the foreign corporation of a trade or business in the United States. If interest income and OID received or accrued with respect to the new notes is effectively connected income, the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided).

Backup Withholding and Related Information Reporting

Backup withholding (currently at a rate of 28%) and related information reporting requirements do not apply to payments of interest made by us or a paying agent to Non-U.S. Holders and accrued OID if the certification described above under “—Non-U.S. Holders—Payment of Interest” is received, provided that the payor does not have actual knowledge or reason to know that the holder is a U.S. person. Payments of the proceeds from a disposition (including a retirement or redemption) by a Non-U.S. Holder of a new note made by or through a foreign office of a broker generally will not be subject to backup withholding and information reporting, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is a United States person; a controlled foreign corporation for U.S. federal income tax purposes; a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or a foreign partnership with certain specified connections to the United States unless, in each case, the broker does not have actual knowledge or reason to know the holder is a U.S. person and the certification requirements described above are met or the holder otherwise establishes an exemption. Information reporting and backup withholding generally will apply to a payment of disposition proceeds by a U.S. office of a broker, unless the Non-U.S. Holder certifies its nonresident status or otherwise establishes an exemption. Amounts paid as backup withholding do not constitute an additional tax and may be credited against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is properly and timely submitted to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. federal income tax return for claiming a refund of such backup withholding.

U.S. Federal Estate Taxes

Subject to applicable estate tax treaty provisions, new notes held at the time of death (or new notes transferred before death but subject to certain retained rights or powers) by an individual who at the time of death is not a citizen or resident of the United States (as specifically defined for estate tax purposes) will not be included in such individual’s gross estate for U.S. federal estate tax purposes provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote or hold the new notes in connection with a U.S. trade or business.

PLAN OF DISTRIBUTION

If you want to participate in the exchange offer, you must make the representations set forth in “The Exchange Offer—Representations on Tendering Old Notes.” If you cannot make each of these representations, you cannot rely on the position of the SEC set forth in the no-action letters referred to in “The Exchange Offer—Sale of New Notes” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any sale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with sales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such sale until the earlier of 90 days after the closing of this exchange offer or the date on which each such broker-dealer has sold all new notes acquired by it in this exchange offer.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Any such sale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any new notes. Any broker-dealer that sells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such sale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Until the earlier of 90 days after the closing of this exchange offer or the date on which each such broker-dealer has sold all new notes acquired by it in this exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to us at the address set forth in “Where You Can Find More Information.”

Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the notes) other than dealers’ and brokers’ discounts and commissions and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Alston & Bird LLP will pass upon certain legal matters relating to the exchange offer for the issuers.

EXPERTS

Our consolidated financial statements as of December 31, 2010 and 2009 and for the two years then ended included in this prospectus have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our consolidated financial statements, before the effects of the adjustments to retrospectively apply the change in reporting entity, for the year ended December 31, 2008 included in this prospectus have been audited by Dixon Hughes Goodman LLP (formerly Dixon Hughes PLLC), an independent registered public accounting firm, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

TMX FINANCE LLC

AND AFFILIATES

TMX FINANCE LLC

AND AFFILIATES

Consolidated Balance Sheets

June 30, 2011 (unaudited) and December 31, 2010

(in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Cash and cash equivalents	$56,257	$53,585

Title loans receivable	379,288	360,325
Allowance for loan losses	(54,327)	(52,048)
Unamortized loan origination costs	1,942	2,139

Title loans receivable, net	326,903	310,416

Interest receivable	25,420	23,435
Property, equipment and aircraft, net	63,362	54,710
Debt issuance costs, net of accumulated amortization of $3,477 and $1,795 as of June 30, 2011 and December 31, 2010	13,718	15,400
Goodwill	5,185	-
Intangible assets, net	140	-
Note receivable from sole member	1,764	1,967
Other assets	15,756	10,818

Total Assets	$508,505	$470,331

Liabilities and Equity
Debt	$248,161	$247,935
Notes payable	5,097	990
Notes payable to related parties	22,089	22,356
Obligations under capital leases	2,087	2,120
Accounts payable and accrued expenses	54,527	55,794

Total Liabilities	331,961	329,195

Commitments and Contingencies
Member’s equity and non-controlling interests:
Total member’s equity (with retained earnings of $167,324 and $130,096 at June 30, 2011 and December 31, 2010, respectively)	183,104	145,876
Non-controlling interests	(6,560)	(4,740)

Total member’s equity and non-controlling interests	176,544	141,136

Total Liabilities and Equity	$508,505	$470,331

See notes to consolidated financial statements (unaudited).

TMX FINANCE LLC

AND AFFILIATES

Consolidated Statements of Income (unaudited)

For the Three and Six Months Ended June 30, 2011 and 2010

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest and fee income	$113,732	$90,138	$224,910	$177,425
Provision for loan losses	(21,525)	(11,024)	(27,442)	(20,661)

Net interest and fee income	92,207	79,114	197,468	156,764

Costs, expenses and other:
Salaries and related expenses	38,788	29,471	74,160	55,670
Occupancy costs	11,289	7,953	22,662	16,472
Depreciation and amortization	3,451	2,322	6,368	4,600
Advertising	3,669	1,629	6,311	2,433
Other operating expenses	14,335	10,457	27,896	18,597
Interest, including amortization of debt issuance costs and discount	9,746	4,223	19,248	7,093

Total expenses	81,278	56,055	156,645	104,865

Income from operations before reorganization items	10,929	23,059	40,823	51,899

Reorganization items:
Professional fees	-	1,090	-	2,965
Interest earned on accumulated cash from Chapter 11 proceeding	-	-	-	(3)

Total reorganization items	-	1,090	-	2,962

Net income	10,929	21,969	40,823	48,937
Net loss attributable to non-controlling interests	(1,055)	(264)	(2,041)	(212)

Net income attributable to member’s equity	$11,984	$22,233	$42,864	$49,149

See notes to consolidated financial statements (unaudited).

TMX FINANCE LLC

AND AFFILIATES

Consolidated Statements of Cash Flows (unaudited)

For the Six Months Ended June 30, 2011 and 2010

(in thousands)

	Six Months Ended June 30,
	2011	2010
Cash Flows from Operating Activities
Net income	$40,823	$48,937
Adjustments to reconcile net income to net cash provided by operating activities
Provision for loan losses	27,442	20,661
Depreciation and amortization	6,368	4,600
Amortization of discount, debt issuance and upfront lease costs	1,959	109
Amortization of acquired intangibles	70	-
Loss on disposal of property and equipment	41	264
Changes in assets and liabilities
Interest receivable	(1,985)	(3,621)
Other assets	(4,444)	(726)
Net change in loan origination costs	197	(470)
Accounts payable and accrued expenses	(2,148)	2,548

Net cash provided by operating activities	68,323	72,302

Cash Flows from Investing Activities
Net title loans originated	(41,582)	(29,082)
Acquisition of Cashback Title Loans, Inc.	(6,420)	-
Purchase of property and equipment	(15,019)	(4,917)
Proceeds from sale of aircraft held for sale, net of selling expenses	-	12,700
Receipt of payments on note receivable from sole member	203	-
Cash from consolidation of variable interest entities	1,794	-

Net cash used in investing activities	(61,024)	(21,299)

Cash Flows from Financing Activities
Repayments of term loan, net	-	(151,000)
Proceeds from senior secured notes	-	247,695
Change in restricted cash	(975)	1,546
Proceeds from notes payable	2,225	-
Repayments of notes payable and capital leases	(317)	(17,371)
Payments of structuring fees and debt issuance costs	-	(17,080)
Proceeds from contributions to consolidated variable interest entities	76	-
Proceeds from sole member contributions	-	420
Distributions to sole member	(5,636)	(63,183)

Net cash (used in) provided by financing activities	(4,627)	1,027

Net increase in cash and cash equivalents	2,672	52,030
Cash and cash equivalents at beginning of period	53,585	27,008

Cash and cash equivalents at end of period	$56,257	$79,038

See notes to consolidated financial statements (unaudited).

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(1)	Nature of Business, Principles of Consolidation, Use of Estimates, Basis of Presentation and Significant Accounting Policies

Nature of Business

TMX Finance LLC and affiliates (collectively, the “Company”) is a consumer finance company that originates and services automobile title loans through 692 title-lending stores in 12 states as of June 30, 2011. Affiliates include wholly-owned subsidiaries and consolidated variable interest entities (“VIEs”) as described below. The parent company, TMX Finance LLC, changed its name from TitleMax Holdings, LLC to TMX Finance LLC effective June 21, 2010. In 577 stores, the Company operates as TitleMax; in 111 stores, the Company uses a TitleBucks brand. The Company offers a second-lien automobile product in Georgia under the EquityAuto Loan brand, with operations conducted within 120 TitleMax stores and through 4 standalone stores. Title loans receivable in Georgia, Alabama, Tennessee, Mississippi, Texas, Florida and Nevada consist principally of 30-day title loan contracts collateralized by used motor-vehicles owned by the consumers in those states. In South Carolina, Missouri, Illinois and Arizona, title loans receivable consist of 24-month title loans with payments of principal and interest due on a monthly basis. In Virginia, title loans receivable consist of 12-month title loans with payments of principal and interest due on a monthly basis. Segment information is not presented since all of the Company’s revenue is attributed to a single reportable segment: consumer financial services.

The Company experiences fluctuating demand for its title-lending products throughout the year. Historically, the highest demand exists in the fourth quarter of each fiscal year. Also, the Company has historically experienced reductions in title loans receivable during the first quarter of each fiscal year, primarily associated with customers’ receipt of tax refund checks. Accordingly, the Company typically experiences a higher use of cash in the fourth quarter while generating more cash in the first quarter (exclusive of any other capital usage). Due to the seasonal nature of the business, results of operations for any fiscal quarter are not necessarily indicative of the results of operations that may be achieved for the full fiscal year.

Principles of Consolidation

The Company is associated with TitleMax Aviation, Inc. (“Aviation”) and TitleMax Construction, LLC (“Construction”), which the Company has determined are VIEs. Aviation is owned by the sole member of TMX Finance LLC and has two aircraft and related debt. Both aircraft are used in the business. The Company and certain subsidiaries guarantee certain debt of Aviation. Construction is owned by the sole member and directly handles the store improvement work for TMX Finance LLC and its subsidiaries. Aviation and Construction are VIEs and non-controlling interests for which the Company is the primary beneficiary; therefore these entities have been consolidated.

The Company conducts business in Texas through a wholly-owned subsidiary (TitleMax of Texas, Inc.) registered as a Credit Services Organization (“CSO”) under Texas law. In connection with operating as a CSO, TitleMax of Texas, Inc. entered into credit services organization agreements (“CSO Agreements”) with three third-party lenders (the “CSO Lenders”). The CSO Agreements govern the terms by which the Company performs underwriting services and refers customers in Texas to the CSO Lenders for a possible extension of a loan. The Company processes loan applications and commits to reimburse the CSO Lenders for any loans or related fees that are not collected from those customers. Two of the CSO Lenders operate on an exclusive basis and the Company has determined that they are VIEs of which the Company is the primary beneficiary. Therefore, the Company has consolidated these in 2011. The consolidation of these

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(1)	Nature of Business, Principles of Consolidation, Use of Estimates, Basis of Presentation and Significant Accounting Policies (continued)

VIEs in 2011 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows. The other CSO Lender operates on a non-exclusive basis and the Company has determined that it is a VIE of which the Company is not the primary beneficiary.

The consolidated financial statements include the accounts of TMX Finance LLC, its wholly-owned subsidiaries, and its consolidated VIEs. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses and the valuation of repossessed assets.

Loan Losses

Provisions for loan losses are charged to income in amounts sufficient to maintain an adequate allowance for loan losses. All title loans receivable are evaluated collectively for impairment. Factors used in assessing the overall adequacy of the allowance and the resulting provision for loan losses include loan loss experience, contractual delinquency of title loans receivable, the value of underlying collateral, economic and other qualitative considerations and management’s judgment. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. The Company’s average loan size is between $1,000 and $1,100. The Company charges-off an account when the customer is 61 days contractually past due. Charge-offs on title loans receivable are equal to the loan balance less an estimated amount of recovery. The provision for loan losses for the second quarter of 2011 was impacted by a change in our estimation method for the allowance for loan losses to include a seasonality factor. The provision for loan losses for the second quarter of 2011 was approximately $6 million higher than it would have been under the method used in 2010, and the provision for loan losses for the first quarter of 2011 was approximately $6 million lower than it would have been under the method used in 2010. This change in estimation method is a non-cash change in estimate that does not impact the year-to-date results through June 30, 2011, and which will not impact the full year results. This change constitutes a change in accounting estimate, which is appropriately reflected currently in the consolidated financial statements.

Goodwill and Intangible Assets

Goodwill and indefinite-life intangible assets acquired in a business combination are recorded using the acquisition method of accounting and are tested for impairment annually, or sooner when circumstances indicate an impairment may exist. The first step of the impairment test is to compare the estimated fair value of the reporting unit to its carrying value. If the fair value is less than the carrying value, then a second step

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(1)	Nature of Business, Principles of Consolidation, Use of Estimates, Basis of Presentation and Significant Accounting Policies (continued)

is performed to determine the fair value of goodwill and the amount of impairment loss, if any. In addition, intangible assets with finite lives are amortized over their estimated useful lives and reviewed for impairment whenever events or circumstances indicate the carrying value may not be fully recoverable.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the accounting policies stated in the Company’s audited financial statements for the year ended December 31, 2010 and should be read in conjunction with the notes to those consolidated financial statements. These statements have also been prepared in accordance with the instructions to Form 10-Q and generally accepted accounting principles for interim financial information. The consolidated balance sheet data as of December 31, 2010 were derived from the Company’s audited financial statements. Accordingly, they do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of the interim periods presented have been included. Results for any interim period are not necessarily indicative of the results for the entire year.

Significant Accounting Policies

The following is a description of significant accounting policies used in preparing the unaudited consolidated financial statements that supplement the significant accounting policies described in Note 1 to our audited consolidated financial statements.

Income Taxes and Distributions

The Company, with the consent of its sole member, elected in prior years to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporate income taxes, the sole member separately accounts for items of income, deduction, losses and credits. The consolidated financial statements generally do not include a provision for income taxes as long as these elections remain in effect. Certain subsidiaries operate in states that impose an entity-level tax that is a percentage of income.

While the Company’s tax status and income tax elections remain in effect, the Company may occasionally make distributions to its sole member in amounts sufficient for him to pay some or all of the taxes due on the Company’s items of income, deductions, losses, and credits which have been allocated for reporting on the sole member’s income tax return. The Company anticipates making distributions to its sole member to pay calendar 2011 federal and state income taxes. These distributions are expected to total approximately $35-$40 million and will be made no later than the due date of the taxes in April 2012. The Company may make future distributions to its sole member in addition to those required for income taxes.

In May 2010, the Internal Revenue Service (the “IRS”) initiated an examination of the 2008 income tax return of TitleMax of Georgia, Inc. The examination was expanded to cover all of the Company’s wholly-owned subsidiaries and Aviation.

The IRS completed its fieldwork and issued its report in April 2011. The resolution of this examination is not expected to have a material impact on the Company’s financial condition, results of operations or cash flow.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(1)	Nature of Business, Principles of Consolidation, Use of Estimates, Basis of Presentation and Significant Accounting Policies (continued)

Recent Accounting Standards

In December 2010, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2010-28 to modify step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For these reporting units, an entity is required to perform step 2 of the impairment test if it is more likely than not that a goodwill impairment exits, considering any adverse qualitative factors. The Company adopted the provisions of this guidance in 2011 with no material impact on the Company’s financial position, results of operations or cash flows.

In May 2011, the FASB issued ASU No. 2011-04 to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between accounting principles generally accepted in the United States of America and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is not expected to have an impact on the Company’s financial position, results of operations or cash flows.

(2)	Credit Quality Information and Allowance for Losses on Title Loans Receivable

The Company utilizes a variety of underwriting criteria to specifically monitor the performance of its title loans receivable and maintains an allowance at a level estimated to be adequate to absorb loan losses inherent in the portfolio. The portfolio includes all title loans, both short-term single payment loans and multi-payment installment loans. The allowance for losses on title loans receivable offsets the outstanding title loan receivable amounts in the consolidated balance sheets.

The Company does not stratify the title loan portfolio when evaluating performance of the loans. Rather, the total portfolio is assessed for losses based on contractual delinquency, the value of underlying collateral, economic and other qualitative considerations and management’s judgment. The Company uses historical collection performance adjusted for recent portfolio performance trends to develop the expected loss rates used to establish the allowance. Increases in the allowance are recorded as provision for loan losses in the consolidated statements of income. The Company charges-off an account when the customer is 61 days contractually past due. Recoveries on losses previously charged to the allowance are credited to the allowance when collected.

Delinquency experience of title loans receivable was as follows:

(in thousands)	June 30, 2011	December 31, 2010
1-30 days past due	$40,692	$36,278
31-60 days past due	8,617	7,512

Total past due	49,309	43,790
Current	329,979	316,535

Total	$379,288	$360,325

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(2)	Credit Quality Information and Allowance for Losses on Title Loans Receivable (continued)

Title loans receivable on the consolidated balance sheets is net of unearned interest and fees of $1.9 million and $1.1 million as of June 30, 2011 and December 31, 2010, respectively.

Accrual of interest and fee income on title loans receivable is discontinued when no payment has been received for 35 days or more. The accrual of income is not resumed until the account is less than 5 days past due on a contractual basis, at which time management considers collectability to be probable. Title loans receivable in non-accrual status were as follows:

(in thousands)	June 30, 2011	December 31, 2010
Nonaccrual loans	$34,764	$31,887

Changes in the allowance for loan losses for were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2011	2010	2011	2010
Beginning balance	$45,432	$40,234	$52,048	$40,280
Provision for loan losses	21,525	11,024	27,442	20,661
Charge-offs	(18,350)	(13,559)	(38,023)	(28,699)
Recoveries	5,720	3,902	12,860	9,359

Ending balance	$54,327	$41,601	$54,327	$41,601

(3)	Property, Equipment and Aircraft

Property, equipment and aircraft consisted of the following:

(in thousands)	June 30, 2011	December 31, 2010
Leasehold improvements	$35,021	$30,758
Aircraft	23,125	23,101
Signs	14,357	12,516
Furniture and fixtures	13,022	10,427
Assets not placed in service	2,611	7,408
Computers and software	20,209	9,459
Assets under capital leases	2,240	2,240
Vehicles	308	284
Building	120	120
Land	30	30

Subtotal	111,043	96,343
Accumulated depreciation and amortization	(47,681)	(41,633)

Net property, equipment and aircraft	$63,362	$54,710

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(4)	Guarantees

Aircraft

The sole member has a note payable to a finance company originating from the purchase of an aircraft. The note payable is unconditionally and absolutely guaranteed by the Company. The note payable is collateralized by a security interest in the aircraft and requires performance under the guarantee if there is a default on the note payable and the collateral and sole member’s guarantee are not sufficient to pay the entire amount of the note. The maximum potential amount of future, undiscounted payments for the note is $4.1 million. The current carrying amount of the related liability at June 30, 2011 is $3.2 million.

Senior Secured Notes

As of June 30, 2011, TMX Finance LLC and its wholly-owned subsidiary, TitleMax Finance Corporation, as co-issuers (the “Issuers”), had outstanding $250 million aggregate principal amount of 13.25% senior secured notes due 2015 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Issuers’ existing and future domestic restricted subsidiaries, other than immaterial subsidiaries. The Notes are secured by first-priority liens on substantially all of the Issuers’ assets and require performance under the guarantee if there is a default on the bonds. Under this guarantee, the maximum potential amount of future, undiscounted payments is $399.1 million. The current carrying amount of the related liability at June 30, 2011 is $248.2 million.

CSO Agreement

Under the terms of the CSO Agreement with a non-exclusive third-party lender, the Company is contractually obligated to reimburse the lender for the full amount of the loans and certain related fees that are not collected from the customers. In certain cases, the lender sells the related loans and the Company’s obligation to reimburse for the full amount of the loans and certain related fees that are not collected from the customers extends to the purchaser. Under this guarantee, the maximum potential amount of future, undiscounted payments is approximately $0.9 million. The value of the related liability at June 30, 2011 is $0.1 million and is included in accounts payable and accrued expenses on the consolidated balance sheet and other operating expenses on the consolidated statement of income.

(5)	Phantom Stock Award

An officer of the Company had an employment agreement which included an equity option. On June 1, 2010, the terms of the officer’s employment were amended to replace the equity option with a phantom stock award. The phantom stock award was fully vested on the date of grant and expires on December 31, 2011. The officer has the right to receive a cash payment from the Company equal to the difference, if positive, obtained by subtracting $2 million from 3% of the fair value of the Company, based on an agreed-upon calculation. The calculation is equal to 3.2 multiplied by the consolidated earnings before interest, taxes, depreciation and amortization of the Company and its wholly-owned subsidiaries for the calendar year ended immediately prior to the commencement of the month in which the payment event occurs.

The incremental (decrease) increase in the reported value of these awards of $(0.4) million, $0.7 million, $2.1 million and $3.8 million are included in salaries and related expenses in the consolidated statements of income for the three and six months ended June 30, 2011 and 2010, respectively. The total calculated values

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(5)	Phantom Stock Award (continued)

of $10.3 million and $9.7 million are included in accounts payable and accrued expenses in the consolidated balance sheets at June 30, 2011 and December 31, 2010, respectively.

(6)	Fair Value Measurement and Fair Value of Financial Instruments

Fair value is the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company follows the provisions of the Accounting Standards Codification ASC 820-10. ASC 820-10 applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820-10 requires disclosure that establishes a framework for measuring fair value within generally accepted accounting principles and expands disclosure about fair value measurements. This standard enables a reader of consolidated financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The standard requires that assets and liabilities carried at fair value be classified and disclosed in one of the three categories.

In determining the appropriate levels, the Company performed a detailed analysis of the assets and liabilities that are subject to ASC 820-10. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

The Company has loans that are transferred to repossessed assets and are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

The following table presents the repossessed assets value carried on the consolidated balance sheet by level within the fair value hierarchy (as described above) for which a nonrecurring change in fair value has been recorded:

(in thousands)	Total	Active Markets For Identical Assets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Losses
Repossessed assets – June 30, 2011	$4,001	$-	$-	$4,001	$1,105
Repossessed assets – December 31, 2010	$3,251	$-	$-	$3,251	$971

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(6)	Fair Value Measurement and Fair Value of Financial Instruments (continued)

The fair value of repossessed assets was determined based on comparable recent sales and adjusted for various factors, including age of the vehicle and known changes in the market and in the collateral.

The Company’s financial instruments consist primarily of cash and cash equivalents, title loans receivable, notes receivable, notes payable and the Notes. For all such instruments, other than the Notes, the carrying amounts in the consolidated financial statements approximate their fair values. Title loans receivable are originated at prevailing market rates. Given the short-term nature of these loans, they are continually repriced at current market rates.

The fair values of notes payable are estimated based on rates currently available for debt with similar terms and remaining maturities. The fair value of the Notes is based on the market yield on the Company’s July 2011 private placement of an additional $60 million aggregate principal amount of Notes. The estimated fair values of the Company’s financial instruments are as follows:

	June 30, 2011		December 31, 2010
(in thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	$56,257	$56,257	$53,585	$53,585
Restricted cash	1,725	1,725	750	750
Title loans receivable, net	326,903	326,903	310,416	310,416
Note receivable from sole member	1,764	1,764	1,967	1,967
Senior secured notes, net	248,161	286,448	247,935	293,718
Notes payable	5,097	5,097	990	990
Notes payable to related parties	22,089	22,089	22,356	22,356

(7)	Related Party Transactions

The Company leases the corporate office from Parker-Young, LLC (“PY”) and various retail spaces from TY Investments, LLC (“TYI”) and certain employees. PY is 50% owned by the sole member and Chief Executive Officer of the Company. TYI is wholly-owned by the sole member. Rental payments paid to these entities for operating leases amounted to approximately $208,000 and $415,000 for the three and six months ended June 30, 2011, and $190,000 and $388,000 for the three and six months ended June 30, 2010, respectively.

The Company also leases several retail spaces under capital lease agreements from certain employees with total payments of approximately $20,000 and $40,000 for the three and six months ended June 30, 2011, and $33,000 and $67,000 for the three and six months ended June 30, 2010, respectively. The terms of the agreements are 15 years.

Interest expense on notes payable to related parties totaled $560,000 and $1.1 million for the three and six months ended June 30, 2011, and $545,000 and $746,000 for the three and six months ended June 30, 2010, respectively.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(8)	Contingencies

The Company is involved in various legal proceedings. These proceedings are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by the Company. Legal proceedings brought against the Company include, but are not limited to, allegations of violations of state or federal consumer protections, disputes regarding repossessions, and employment related matters. For example, TitleMax of Tennessee, Inc. is a party to a class action lawsuit certified in the state of Tennessee alleging that the entity charged excessive interest rates between August 2003 and August 2004. TitleMax of Missouri, Inc. is a party to a putative class action lawsuit alleging that the entity failed to pay certain employees overtime compensation as required by Missouri law. In the opinion of management, an appropriate accrual has been established related to the above referenced legal matters. Outcomes of such proceedings are not expected to have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

(9)	Notes Payable

As of June 30, 2011, the Company’s consolidated CSO Lenders have a total of $4.1 million of notes payable to third parties. One consolidated CSO Lender issued three notes due in April 2012, bearing interest at 15% and secured by the assets of the consolidated CSO Lenders. These notes allow the consolidated CSO Lender to take one or more draws up to a total maximum principal of $3.2 million. As of June 30, 2011, a total of approximately $2.2 million was drawn under these notes. The other consolidated CSO Lender issued an unsecured note in the amount of $1.9 million that bears interest at 6% and is due in May 2012. The note has an automatic annual renewal provision with a 1% increase in the interest rate with each renewal.

(10)	Acquisition

In May 2011, the Company closed on an asset purchase agreement with Cashback Title Loans, Inc. (“Cashback”) in which the Company acquired all the title loans and assumed operating leases related to 19 Cashback locations in Nevada for an aggregate cash purchase price of $6.8 million. The seller of Cashback is the sole member of one of the Company’s consolidated CSO Lenders. The purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed based on management’s estimates of their current fair values. The Company is in the process of completing a valuation of the assets acquired and liabilities assumed, therefore the allocation of the purchase price is subject to adjustment. The final valuation of net assets is expected to be completed as soon as possible, but no later than one year from the acquisition date.

The purchase price has been allocated as follows:

(in thousands)
Title loans receivable, net	$2,275
Goodwill	5,185
Customer relationships	210
Unfavorable leaseholds	(850)

Total purchase price	$6,820

Goodwill was determined based on the residual difference between the purchase price and the value assigned to tangible and intangible assets and liabilities. This transaction’s resulting goodwill is reflective of

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(10)	Acquisition (continued)

the fact that it furthers the Company’s growth strategy as it expands the Company’s number of stores and provides a presence in a new market. The customer relationships will be amortized over six months. Amortization of the customer relationships intangible asset totaled $0.1 million during the three months ended June 30, 2011 and is included in other operating expenses on the consolidated statement of income.

(11)	Goodwill and Intangible Assets

Goodwill and intangible assets as of June 30, 2011 consist of the following:

(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net
Intangibles subject to amortization:
Customer relationships	$210	$(70)	$140
Intangibles not subject to amortization:
Goodwill			$5,185

During the three and six months ended June 30, 2011 and 2010, there was no impairment of goodwill or intangible assets.

(12)	Guarantor Condensed Consolidating Financial Statements

The payment of principal and interest on the Notes is guaranteed by the wholly-owned subsidiaries of the Issuers other than immaterial subsidiaries (the “Subsidiary Guarantors”). It is not guaranteed by Construction, Aviation, or the Company’s consolidated CSO Lenders (the “Non-Guarantor Subsidiaries”). The separate financial statements of the Subsidiary Guarantors are not included herein because the Subsidiary Guarantors are the Company’s wholly-owned consolidated subsidiaries and are jointly, severally, fully and unconditionally liable for the obligations represented by the Notes. The Company believes that the consolidating financial information for the Issuers, the combined Subsidiary Guarantors and the combined Non-Guarantor Subsidiaries provide information that is more meaningful in understanding the financial position of the Subsidiary Guarantors than separate financial statements of the Subsidiary Guarantors.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(12)	Guarantor Condensed Consolidating Financial Statements (continued)

The following consolidating financial statements present consolidating financial data for the Issuers, the combined Subsidiary Guarantors, the combined Non-Guarantor Subsidiaries, and an elimination column for adjustments to arrive at the information for the Company on a consolidated basis as of June 30, 2011 and December 31, 2010 and for the three and six months ended June 30, 2011 and 2010. Investments in subsidiaries are accounted for by the Company using the equity method for purposes of this presentation. Results of operations of subsidiaries are therefore reflected in the parent company’s investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

Consolidating Balance Sheet

June 30, 2011

(in thousands)

	Issuers	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets
Cash and cash equivalents	$-	$53,794	$2,463	$-	$56,257
Title loans receivable	-	376,591	2,697	-	379,288
Allowance for loan losses	-	(54,327)	-	-	(54,327)
Unamortized loan origination costs	-	1,942	-	-	1,942

Title loans receivable, net	-	324,206	2,697	-	326,903

Interest receivable	-	25,395	25	-	25,420
Property, equipment and aircraft, net	-	41,978	21,384	-	63,362
Debt issuance costs, net of accumulated amortization	13,718	-	-	-	13,718
Goodwill	-	5,185	-	-	5,185
Intangible assets, net	-	140	-	-	140
Note receivable from sole member	1,764	-	-	-	1,764
Other assets	12	14,607	1,999	(862)	15,756
Investment in affiliates	434,194	-	-	(434,194)	-

Total Assets	$449,688	$465,305	$28,568	$(435,056)	$508,505

Liabilities and Equity
Debt	$248,161	$-	$-	$-	$248,161
Notes payable	571	-	4,526	-	5,097
Notes payable to related parties	1,464	-	20,625	-	22,089
Obligations under capital leases	-	2,087	-	-	2,087
Accounts payable and accrued expenses	15,290	38,095	2,393	(1,251)	54,527

Total Liabilities	265,486	40,182	27,544	(1,251)	331,961

Total member’s equity and non-controlling interests	184,202	425,123	1,024	(433,805)	176,544

Total Liabilities and Equity	$449,688	$465,305	$28,568	$(435,056)	$508,505

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(12)	Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Balance Sheet

December 31, 2010

(in thousands)

	Issuers	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets
Cash and cash equivalents	$-	$53,585	$-	$-	$53,585
Title loans receivable	-	360,325	-	-	360,325
Allowance for loan losses	-	(52,048)	-	-	(52,048)
Unamortized loan origination costs	-	2,139	-	-	2,139

Title loans receivable, net	-	310,416	-	-	310,416

Interest receivable	-	23,435	-	-	23,435
Property, equipment and aircraft, net	-	32,765	21,945	-	54,710
Debt issuance costs, net of accumulated amortization	15,400	-	-	-	15,400
Other assets	14	9,484	1,320	-	10,818
Note receivable from sole member	1,967	-	-	-	1,967
Investment in affiliates	398,838	-	-	(398,838)	-

Total Assets	$416,219	$429,685	$23,265	$(398,838)	$470,331

Liabilities and Equity
Debt	$247,935	$-	$-	$-	$247,935
Notes payable	571	-	419	-	990
Notes payable to related parties	1,464	-	20,892	-	22,356
Obligations under capital leases	-	2,120	-	-	2,120
Accounts payable and accrued expenses	17,483	37,049	1,262	-	55,794

Total Liabilities	267,453	39,169	22,573	-	329,195

Total member’s equity and non-controlling interests	148,766	390,516	692	(398,838)	141,136

Total Liabilities and Equity	$416,219	$429,685	$23,265	$(398,838)	$470,331

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(12)	Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Income

Three Months Ended June 30, 2011

(in thousands)

	Issuers	Guarantors	Non- Guarantors	Eliminations	Consolidated
Interest and fee income	$-	$113,708	$24	$-	$113,732
Provision for loan losses	-	(21,135)	(390)	-	(21,525)
Aircraft service revenue	-	-	320	(320)	-

Net interest and fee income and aircraft service revenue	-	92,573	(46)	(320)	92,207

Costs, expenses and other:
Salaries and related expenses	-	38,713	75	-	38,788
Occupancy costs	-	11,226	63	-	11,289
Other operating expenses	105	21,294	376	(320)	21,455
Interest, including amortization of debt issuance costs and discount	9,053	198	495	-	9,746

Total expenses	9,158	71,431	1,009	(320)	81,278

Net (loss) income before equity in income of affiliates	(9,158)	21,142	(1,055)	-	10,929
Equity in income from affiliates	21,142	-	-	(21,142)	-

Net income (loss)	$11,984	$21,142	$(1,055)	$(21,142)	$10,929

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(12)	Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Income

Three Months Ended June 30, 2010

(in thousands)

	Issuers	Guarantors	Non- Guarantors	Eliminations	Consolidated
Interest and fee income	$-	$90,138	$-	$-	$90,138
Provision for loan losses	-	(11,024)	-	-	(11,024)
Aircraft service revenue	-	-	150	(150)	-

Net interest and fee income and aircraft service revenue	-	79,114	150	(150)	79,114

Costs, expenses and other:
Salaries and related expenses	-	29,420	51	-	29,471
Occupancy costs	-	7,916	37	-	7,953
Other operating expenses	1,149	13,136	273	(150)	14,408
Interest, including amortization of debt issuance costs and discount	4,148	22	53	-	4,223

Total expenses	5,297	50,494	414	(150)	56,055

(Loss) income from continuing operations before reorganization items	(5,297)	28,620	(264)	-	23,059
Reorganization items:
Professional fees and other	-	1,090	-	-	1,090

Net (loss) income before equity in income from affiliates	(5,297)	27,530	(264)	-	21,969
Equity in income from affiliates	27,530	-	-	(27,530)	-

Net income (loss)	$22,233	$27,530	$(264)	$(27,530)	$21,969

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(12)	Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Income

Six Months Ended June 30, 2011

(in thousands)

	Issuers	Guarantors	Non- Guarantors	Eliminations	Consolidated
Interest and fee income	$-	$224,882	$28	$-	$224,910
Provision for loan losses	-	(27,052)	(390)	-	(27,442)
Aircraft service revenue	-	-	962	(962)	-

Net interest and fee income and aircraft service revenue	-	197,830	600	(962)	197,468

Costs, expenses and other:
Salaries and related expenses	-	73,995	165	-	74,160
Occupancy costs	-	22,530	132	-	22,662
Other operating expenses	180	40,017	1,340	(962)	40,575
Interest, including amortization of debt issuance costs and discount	18,152	92	1,004	-	19,248

Total expenses	18,332	136,634	2,641	(962)	156,645

Net (loss) income before equity in income from affiliates	(18,332)	61,196	(2,041)	-	40,823
Equity in income from affiliates	61,196	-	-	(61,196)	-

Net income (loss)	$42,864	$61,196	$(2,041)	$(61,196)	$40,823

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(12)	Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Income

Six Months Ended June 30, 2010

(in thousands)

	Issuers	Guarantors	Non- Guarantors	Eliminations	Consolidated
Interest and fee income	$-	$177,425	$-	$-	$177,425
Provision for loan losses	-	(20,661)	-	-	(20,661)
Aircraft service revenue	-	-	578	(578)	-

Net interest and fee income and aircraft service revenue	-	156,764	578	(578)	156,764

Costs, expenses and other:
Salaries and related expenses	-	55,554	116	-	55,670
Occupancy costs	-	16,406	66	-	16,472
Other operating expenses	1,149	24,564	495	(578)	25,630
Interest, including amortization of debt issuance costs and discount	6,934	46	113	-	7,093

Total expenses	8,083	96,570	790	(578)	104,865

(Loss) income from continuing operations before reorganization items	(8,083)	60,194	(212)	-	51,899
Reorganization items:
Professional fees and other	-	2,962	-	-	2,962

Net (loss) income before equity in income from affiliates	(8,083)	57,232	(212)	-	48,937
Equity in income from affiliates	57,232	-	-	(57,232)	-

Net income (loss)	$49,149	$57,232	$(212)	$(57,232)	$48,937

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(12)	Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Cash Flows

Six Months Ended June 30, 2011

(in thousands)

	Issuers	Guarantors	Non- Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(18,615)	$87,570	$(632)	$68,323

Cash Flows from Investing Activities
Net title loans originated	-	(38,764)	(2,818)	(41,582)
Acquisition of Cashback Title Loans, Inc.	-	(6,420)	-	(6,420)
Purchase of property and equipment	-	(14,969)	(50)	(15,019)
Cash from consolidation of variable interest entities	-	-	1,794	1,794
Receipt of payments on note receivable to sole member	203	-	-	203
Net activity with affiliates	18,412	(20,564)	2,152	-

Net cash provided by (used in) investing activities	18,615	(80,717)	1,078	(61,024)

Cash Flows from Financing Activities
Change in restricted cash	-	(975)	-	(975)
Proceeds from notes payable	-	-	2,225	2,225
Repayments of notes payable and capital leases	-	(33)	(284)	(317)
Proceeds from contributions to consolidated variable interest entities	-	-	76	76
Distributions to sole member	-	(5,636)	-	(5,636)

Net cash (used in) provided by financing activities	-	(6,644)	2,017	(4,627)

Net increase in cash and cash equivalents	-	209	2,463	2,672
Cash and cash equivalents at beginning of period	-	53,585	-	53,585

Cash and cash equivalents at end of period	$-	$53,794	$2,463	$56,257

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(12)	Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Cash Flows

Six Months Ended June 30, 2010

(in thousands)

	Issuers	Guarantors	Non- Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(7,252)	$79,655	$(101)	$72,302

Cash Flows from Investing Activities
Net title loans originated	-	(29,082)	-	(29,082)
Purchase of property and equipment	-	(4,917)	-	(4,917)
Proceeds from sale of aircraft held for sale, net of selling expenses	-	-	12,700	12,700
Net activity with affiliates	(69,162)	66,536	2,626	-

Net cash (used in) provided by investing activities	(69,162)	32,537	15,326	(21,299)

Cash Flows from Financing Activities
Repayments of term loan, net	(151,000)	-	-	(151,000)
Proceeds from senior secured notes	247,695	-	-	247,695
Change in restricted cash	-	1,546	-	1,546
Repayments of notes payable and capital leases	(3,201)	(28)	(14,142)	(17,371)
Payments of structuring fees and debt issuance costs	(17,080)	-	-	(17,080)
Proceeds from sole member contributions	-	-	420	420
Distributions to sole member	-	(63,183)	-	(63,183)

Net cash provided by (used in) financing activities	76,414	(61,665)	(13,722)	1,027

Net increase in cash and cash equivalents	-	50,527	1,503	52,030
Cash and cash equivalents at beginning of period	-	27,008	-	27,008

Cash and cash equivalents at end of period	$-	$77,535	$1,503	$79,038

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements (unaudited)

(13)	Subsequent Events

In July 2011, TitleMax of Nevada, Inc. and TitleMax of Missouri, Inc. (collectively, the “buyers”) closed on an asset purchase agreement with Mid-America Credit, Inc., Midwest General Finance Corp. and Rainbow Loan Company (collectively the “Sellers”) in which the buyers acquired all the title loans related to 8 locations in Missouri and 6 locations in Nevada. The Sellers assigned to the buyers all leases related to the 14 locations and the buyers acquired all related furniture and fixtures. The purchase price was $1.6 million.

On July 22, 2011, the Issuers closed on the issuance of $60 million aggregate principal amount of their 13.25% senior secured notes due 2015 (the “2011 Notes”). The 2011 Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The 2011 Notes were issued with terms identical to the Company’s previously issued and outstanding $250 million aggregate principal amount of Notes and at a $4.2 million premium, which resulted in gross proceeds to the Company of $64.2 million. In connection with the issuance and sale of the 2011 Notes, the Issuers and the guarantors entered into a Registration Rights Agreement dated July 22, 2011 with the representative of the initial purchasers of the 2011 Notes. Pursuant to the Registration Rights Agreement, the Issuers are obligated to file a registration statement with respect to an offer to exchange the 2011 Notes for substantially similar notes of the Issuers that are registered under the Securities Act or, in certain circumstances, to register the resale of the 2011 Notes. The registered exchange notes, if and when issued, will have terms identical to the 2011 Notes except that their issuance will have been registered under the Securities Act. If the Issuers fail to satisfy these and other obligations contained in the Registration Rights Agreement, they will be obligated to make additional payments of interest to the holders of the 2011 Notes as described in the Registration Rights Agreement.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Sole Member

TMX Finance LLC and Affiliates

We have audited the accompanying consolidated balance sheets of TMX Finance LLC and Affiliates (collectively the “Companies”) as of December 31, 2010 and 2009, and the related consolidated statements of income, member’s equity and non-controlling interests, and cash flows for the years then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TMX Finance LLC and Affiliates as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 18 to the consolidated financial statements, TMX Finance LLC consolidated Equity Auto Loan, LLC as of the earliest period presented due to a change in reporting entity. We audited the adjustments necessary to consolidate Equity Auto Loan, LLC in the 2009 and 2008 consolidated financial statements as described in Note 18. In our opinion, such adjustments are appropriate and have been properly applied.

As discussed in Note 2 to the consolidated financial statements, on April 20, 2009, the Companies voluntarily filed petitions for relief under Chapter 11 of the United States Bankruptcy Code and was authorized to continue managing and operating the businesses as debtors-in-possession subject to the control and supervision of the bankruptcy court. On April 12, 2010, the Bankruptcy Court confirmed the Companies’ plan of reorganization.

/s/ McGladrey & Pullen, LLP

Raleigh, North Carolina

April 19, 2011, except for paragraphs 3, 4, and 5 of Note 19, as to which the date is July 19, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Sole Member

TMX Finance LLC and Affiliates

We have audited, before the effects of the adjustments to retrospectively apply the change in reporting entity described in Note 18, the accompanying consolidated statements of income and changes in member’s equity and non-controlling interest, and cash flows of TMX Finance LLC (previously known as TitleMax Holdings, LLC) and Affiliates (collectively the “Company”) for the year ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, before the effects of the adjustments to retrospectively apply the change in reporting entity described in Note 18, present fairly, in all material respects, the results of the Company’s operations and its cash flows for the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in reporting entity described in Note 18 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by McGladrey & Pullen, LLP.

/s/ Dixon Hughes Goodman LLP (formerly Dixon Hughes PLLC)

Atlanta, Georgia

June 7, 2010

TMX FINANCE LLC

AND AFFILIATES

Consolidated Balance Sheets

December 31, 2010 and 2009

(Dollars in Thousands)

	2010	2009
Assets
Cash and cash equivalents	$53,585	$27,008
Title loans receivable	360,325	282,917
Allowance for loan losses	(52,048)	(40,280)
Unamortized loan origination costs	2,139	1,160

Title loans receivable, net	310,416	243,797

Interest receivable	23,435	15,973
Property, equipment and aircraft, net	54,710	29,082
Aircraft held for sale	-	12,700
Debt issuance costs, net of accumulated amortization of $1,795 as of December 31, 2010	15,400	-
Other assets	10,818	10,203
Note receivable from sole member	1,967	-

Total Assets	$470,331	$338,763

Liabilities and Equity
Debt	$247,935	$151,000
Notes payable	990	15,385
Notes payable to related parties	22,356	9,789
Obligations under capital leases	2,120	2,179
Accounts payable and accrued expenses	55,794	29,136

Total Liabilities	329,195	207,489

Commitments and Contingencies
Member’s equity and non-controlling interests:
Total member’s equity (with retained earnings of $130,096 and $120,564 at December 31, 2010 and December 31, 2009, respectively)	145,876	133,198
Non-controlling interests	(4,740)	(1,924)

Total member’s equity and non-controlling interests	141,136	131,274

Total Liabilities and Equity	$470,331	$338,763

See notes to consolidated financial statements.

TMX FINANCE LLC

AND AFFILIATES

Consolidated Statements of Income

For the Years Ended December 31, 2010, 2009 and 2008

(Dollars in Thousands)

	2010	2009	2008
Interest and fee income	$389,449	$312,022	$262,635
Provision for loan losses	(63,932)	(51,184)	(45,318)

Net interest and fee income	325,517	260,838	217,317

Costs, expenses and other:
Salaries and related expenses	116,090	90,234	78,046
Occupancy costs	34,939	33,366	32,698
Depreciation and amortization	10,353	9,027	8,670
Advertising	10,243	6,206	13,242
Other operating expenses	41,407	33,720	30,345
Interest, including amortization of debt issuance costs and discount	26,251	11,674	13,286

Total expenses	239,283	184,227	176,287

Income from continuing operations before reorganization items	86,234	76,611	41,030

Reorganization items:
Professional fees	4,548	6,664	-
Interest earned on accumulated cash from Chapter 11 proceeding	-	(9)	-

Total reorganization items	4,548	6,655	-

Income before discontinued operations	81,686	69,956	41,030
Gain (loss) from discontinued operations	-	145	(2,184)

Net income	81,686	70,101	38,846
Net loss attributable to non-controlling interests	(1,906)	(4,031)	(1,977)

Net income attributable to member’s equity	$83,592	$74,132	$40,823

See notes to consolidated financial statements.

TMX FINANCE LLC

AND AFFILIATES

Consolidated Statements of Member’s Equity and Non-controlling Interests

For the Years Ended December 31, 2010, 2009 and 2008

(Dollars in Thousands)

	Member’s Equity	Non-controlling Interests	Total Member’s Equity and Non-controlling Interests
Balance, December 31, 2007	$57,209	$3,171	$60,380
Net income (loss)	40,823	(1,977)	38,846
Contributions from sole member	2,653	-	2,653
Distributions to sole member	(26,781)	-	(26,781)

Balance, December 31, 2008	73,904	1,194	75,098
Net income (loss)	74,132	(4,031)	70,101
Contributions from sole member	1,031	913	1,944
Distributions to sole member	(15,065)	-	(15,065)
Employee equity option	(804)	-	(804)

Balance, December 31, 2009	133,198	(1,924)	131,274
Net income (loss)	83,592	(1,906)	81,686
Contributions from sole member	3,146	420	3,566
Distributions to sole member	(74,060)	(1,330)	(75,390)

Balance, December 31, 2010	$145,876	$(4,740)	$141,136

See notes to consolidated financial statements.

TMX FINANCE LLC

AND AFFILIATES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2010, 2009 and 2008

(Dollars in Thousands)

	2010	2009	2008
Cash Flows from Operating Activities
Net income	$81,686	$70,101	$38,846
(Gain) loss from discontinued operations	-	(145)	2,184

Net income-continuing operations	81,686	69,956	41,030
Adjustments to reconcile net income-continuing operations to net cash provided by operating activities-continuing operations
Provision for loan losses	63,932	51,184	45,318
Employee equity option	-	(804)	-
Depreciation and amortization	10,353	9,027	8,999
Amortization of discount, debt issuance and upfront lease costs	2,230	1,459	3,307
Loss on disposal of property and equipment	264	805	529
Loss on disposal of aircraft held for sale, net of selling expenses	13	142	-
Loss on impairment of aircraft held for sale	-	4,000	2,556
Changes in assets and liabilities:
Interest receivable	(7,462)	(3,638)	(1,933)
Other assets	(1,656)	(2,615)	422
Net change in loan origination costs	(979)	91	773
Accounts payable and accrued expenses	27,430	14,718	4,185

Net cash provided by operating activities-continuing operations	175,811	144,325	105,186

Net cash (used in) provided by operating activities-discontinued operations	-	(100)	22

Cash Flows from Investing Activities-continuing operations
Net title loans originated	(129,572)	(91,256)	(69,416)
Purchase of property and equipment	(18,601)	(4,023)	(10,699)
Proceeds from sale of aircraft held for sale, net of selling expenses	12,700	-	-
Purchase of aircraft	(17,657)	-	-
Issuance of note receivable to sole member	(2,000)	-	-
Receipt of payments on note receivable to sole member	33	-	-
Proceeds from sale of other assets	-	-	22

Net cash used in investing activities-continuing operations	(155,097)	(95,279)	(80,093)

Net cash provided by investing activities-discontinued operations	-	-	4,569

Cash Flows from Financing Activities-continuing operations
Repayments of term loan, net	(151,000)	(17,000)	(3,220)
Proceeds from senior notes	247,695	-	-
(Increase) decrease in restricted cash	846	(685)	404
Proceeds from notes payable to related parties	17,750	4,282	-
Payments on notes payable to related parties	(5,647)	(197)	-
Repayments of notes payable and capital leases	(14,762)	(3,905)	(1,716)
Payments of structuring fees and debt issuance costs	(17,195)	(1,500)	(3,099)
Proceeds from sole member contributions	3,566	1,944	2,653
Distributions to sole member	(75,390)	(15,065)	(22,738)

Net cash provided by (used in) financing activities-continuing operations	5,863	(32,126)	(27,716)

Net cash provided by (used in) financing activities-discontinued operations	-	-	-

Net increase in cash and cash equivalents	26,577	16,820	1,968
Cash and cash equivalents at beginning of period	27,008	10,188	8,220

Cash and cash equivalents at end of period	$53,585	$27,008	$10,188

See notes to consolidated financial statements.

TMX FINANCE LLC

AND AFFILIATES

Consolidated Statements of Cash Flows, continued

(Dollars in Thousands)

	2010	2009	2008
Supplemental disclosure of cash flow information:
Interest paid	$7,694	$8,348	$14,325

Assets acquired through capital leases	$-	$1,289	$950

Leasehold improvements distributed to sole member	$-	$-	$4,043

Supplemental disclosure of reorganization items:
Professional fees paid for services rendered in connection with the Chapter 11 proceeding	$6,457	$4,602	$-

Interest received on cash accumulated because of Chapter 11 proceeding	$-	$9	$-

See notes to consolidated financial statements.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(1)	Nature of Business and Significant Accounting Policies

Nature of Business

TMX Finance LLC and affiliates (collectively, the “Company”) is a consumer finance company that originates and services automobile first-lien title loans through 588 title-lending stores in 9 states. The parent company, TMX Finance LLC, changed its name from TitleMax Holdings, LLC to TMX Finance LLC effective June 21, 2010. In 482 stores, the Company operates as TitleMax; in 106 stores, the Company uses a TitleBucks brand. The Company also offers a second-lien automobile product in Georgia under the EquityAuto Loan brand, with operations conducted within 62 TitleMax stores and through 2 standalone stores. Title loans receivable, other than title loans in the states of South Carolina, Missouri and Illinois, consist principally of 30-day title loan contracts collateralized by used motor-vehicles owned by the consumers in those states. In South Carolina, Missouri and Illinois, title loans receivable consist of 24-month title loans with payments of principal and interest due on a monthly basis. Segment information is not presented since all of the Company’s revenue is attributed to a single reportable segment: consumer financial services.

The Company is regulated by and operates under a variety of state statutes. Most states have laws that specifically regulate our products and services to establish allowable fees, interest and other economic terms. In addition, many states regulate the maximum amount, maturity and renewal or extension terms of affected loans. The specific terms of the applicable legal requirements differ between states. Accordingly, the terms of products and services offered by the Company vary from state to state to comply with each state’s specific laws and regulations.

In Alabama, Georgia, Tennessee, and Mississippi, the Company operates under title pawn/pledge regulations. In Illinois and South Carolina, the Company operates under consumer loan company regulations. In Missouri, the Company operates under consumer installment loan regulations. These regulations affect the way in which the Company must conduct its business.

While the interest rates and fees for products offered by the Company are not currently regulated directly at the federal level, the laws and regulations governing the business are subject to change. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was enacted into law. This act established the semi-autonomous Consumer Financial Protection Bureau (CFPB) as a consumer watchdog to regulate mortgages, credit cards, payday loans and other financial products. Neither title-lending, traditional pawn, nor installment-lending were specifically targeted for CFPB regulation by the legislation. Furthermore, the CFPB is specifically prohibited from instituting federal usury interest rate caps. However, any changes in state or federal legislation regulating products and services offered by the Company could cause the Company to convert to selling a different product or service, reduce rates, stop selling a specific product or stop doing business in a particular state. Such changes could have significant adverse impacts on the business by reducing operating margins, eliminating geographic selling areas or curtailing expansion in other states.

On April 11, 2010, the state of Virginia passed a new law, the Virginia Motor Vehicle Title Loan, that eliminates the extension of credit under the Open-End Credit product and regulates a simple interest secured loan up to 12 months in term. The legislation requires all locations to be licensed through the Virginia Bureau of Financial Institutions. This new law includes a cap on interest rates, but the cap is higher than the rates currently charged by the Company. This new law became effective October 1, 2010 and allows the Company to expand in this state with a product that is now regulated by the Commissioner.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(1)	Nature of Business and Significant Accounting Policies (continued)

The Company experiences fluctuating demand for its title lending products throughout the year. Historically, the highest demand exists in the fourth quarter of each fiscal year, with approximately 31% of annual loan originations occurring in this period. Also, the Company has historically experienced a reduction of 9% to 14% in title loans receivable during the first quarter of each fiscal year, primarily associated with customers’ receipts of tax refund checks. Accordingly, the Company typically experiences a higher use of cash in the fourth quarter while generating more cash in the first quarter (exclusive of any other capital usage). Due to the seasonal nature of the business, results of operations for any fiscal quarter are not necessarily indicative of the results of operations that may be achieved for the full fiscal year.

Significant Accounting Policies

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the consumer finance industry. The following is a description of significant accounting policies used in preparing the Consolidated Financial Statements.

Principles of Consolidation

TMX Finance LLC is a single member Delaware limited liability company that, through its subsidiaries, is engaged primarily in the origination and servicing of automobile title loans. TMX Finance LLC has 13 wholly-owned subsidiaries: TitleMax of Alabama, Inc., TitleMax of Georgia, Inc., TitleMax of Illinois, Inc., TitleMax of Mississippi, Inc., TitleMax of Missouri, Inc., TitleMax of South Carolina, Inc., TitleMax of Tennessee, Inc. and TitleMax of Virginia, Inc. (collectively the “Title-Lending Subsidiaries”), TitleMax of Texas, Inc. (a credit service organization or CSO), EquityAuto Loan, LLC (“EAL”), TitleMax Funding, Inc. (“Funding”), TitleMax Financing, Inc. (“Financing”), and TitleMax Finance Corporation.

In April 2006, the sole member of TMX Finance LLC formed EAL. The Company consolidated EAL effective January 1, 2010 upon adoption of ASC 810, Consolidation (“ASC 810”). On June 21, 2010, the sole member transferred 100% of his membership interests in EAL to TMX Finance LLC. This transfer between entities under common control has been accounted for at the historical cost of the assets and liabilities transferred. These Consolidated Financial Statements are presented as if the transfer took place as of the earliest period presented.

The Company also had seven wholly-owned payday-lending subsidiaries: CheckMax of Alabama, Inc., CheckMax of Illinois, Inc., CheckMax of Mississippi, Inc., CheckMax of Missouri, Inc., CheckMax of South Carolina, Inc., CheckMax of Tennessee, Inc., and CheckMax of Virginia, Inc. (collectively the “Payday-Lending Subsidiaries”). There were 69 payday-lending stores in operation at December 31, 2007, all in the state of South Carolina. As of April 25, 2008, the Company discontinued all Payday-Lending Subsidiaries. The Payday-Lending Subsidiaries were legally dissolved in June 2010.

The Company is associated with several other entities that it must evaluate as potential variable interest entities. TY Investments (“TYI”) is owned by the sole member of TMX Finance LLC. TYI owns certain real estate that is leased to the Company. Parker-Young (“PY”) is owned 50% by the sole member of TMX Finance LLC. PY owns certain real estate that is leased to the Company. The Company evaluated these entities and determined that the Company does not have a variable interest and that neither has characteristics of a variable interest entity pursuant to ASC 810. Both entities have sufficient equity at risk

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(1)	Nature of Business and Significant Accounting Policies (continued)

without the need for any additional subordinated financial support. The Company has therefore determined that TYI and PY are not variable interest entities. TitleMax Aviation, Inc., a Delaware corporation (“Aviation”), and TitleMax Construction, LLC (“Construction”) are other entities evaluated as variable interest entities. Aviation is owned by the sole member of TMX Finance LLC and has two aircraft and related debt. Both aircraft are used in the business. The Company and certain subsidiaries guarantee certain debt of Aviation. Construction is owned by the sole member and directly handles the store improvement work for TMX Finance LLC and its subsidiaries. Aviation and Construction have been determined by the Company to be variable interest entities and non-controlling interests. In some situations, variable interest entities are required to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. After considering the relevant facts, the Company determined that it is the primary beneficiary of Aviation and Construction, and these entities have been consolidated.

The Consolidated Financial Statements include the accounts of the Company, its wholly-owned subsidiaries, Aviation, and Construction (collectively referred to as the “Companies”). All significant transactions and balances between the Companies are eliminated in the Consolidated Financial Statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses and the valuation of repossessed assets.

Cash and Cash Equivalents

The Companies maintain amounts in bank accounts which, at times, may exceed federally insured limits. The Companies have not experienced losses in such accounts. Management believes the Companies’ exposure to credit risk is minimal for these accounts.

Loan Losses

Provisions for loan losses are charged to income in amounts sufficient to maintain an adequate allowance for loan losses. All title loans receivable are evaluated collectively for impairment. Factors used in assessing the overall adequacy of the allowance and the resulting provision for loan losses include loan loss experience, contractual delinquency of title loans receivable, the value of underlying collateral, economic and other qualitative considerations and management’s judgment. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. The Companies’ average loan size is between $1,000 and $1,100. The Companies charge-off an account when the customer is 61 days contractually past due. Charge-offs on title loans receivable are equal to the loan balance less an estimated amount of recovery.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(1)	Nature of Business and Significant Accounting Policies (continued)

Loan Origination Costs

Direct costs incurred for the origination of loans, which consist mainly of employee-related costs, are deferred and recognized as a reduction of the related interest and fee income over the average life of the loan using a method that approximates the interest method.

Repossessed Assets

The Companies may initiate repossession proceedings according to the respective state law if an account becomes past due. Repossessed collateral is valued at the lower of the receivable balance of the loan prior to repossession or estimated net realizable value. Management estimates net realizable value as the projected cash value upon liquidation less costs to sell the related collateral.

Property, Equipment and Aircraft

Property, equipment and aircraft held and used are carried at cost. Depreciation of property, equipment and aircraft is provided by the straight-line method over the estimated useful lives of the assets, as shown in the chart below. Leasehold improvements are amortized using the straight-line method over the lesser of the useful lives of the improvements or the life of the lease. Repairs and maintenance are expensed as incurred.

Useful Lives (years)
Computers and software	3
Furniture and fixtures	7
Leasehold improvements	5
Signs	5
Vehicles	5
Aircraft	15
Building	30
Capital lease assets	15

Impairment of Long-Lived Assets

The Companies annually evaluate whether events or circumstances have occurred that indicate the carrying amount of property and equipment may warrant revision or may not be recoverable. When factors indicate that these long-lived assets should be evaluated for possible impairment, the Companies assess the recoverability by determining whether the carrying value of such long-lived assets will be recovered through the future undiscounted cash flows expected from uses of the assets and their eventual disposition. Based on management’s evaluation, the only impairment of the carrying value of long-lived assets was for the aircraft held for sale.

Debt Issuance Costs

Costs incurred to obtain debt financing are amortized over the life of the related debt using the interest method. Amortization is included as a component of interest expense in the Consolidated Statements of Income.

TMX FINANCE LLC

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Notes to Consolidated Financial Statements

(1)	Nature of Business and Significant Accounting Policies (continued)

Income Recognition

Interest and fee income is recognized using the interest method. Accrual of interest and fee income on title loans receivable is discontinued when no payment has been received for 35 days or more pursuant to contractual terms. The accrual of income is not resumed until the account is less than 5 days past due on a contractual basis, at which time management considers collectability to be probable. Effective October 1, 2009, management changed its accounting estimate related to the Companies’ suspension of interest and fee income. Prior to this date, accrual of interest and fee income on title loans receivable was suspended when no payment had been received for 30 days or more pursuant to contractual terms. Based on additional information and analysis of current customer payment trends, management determined that the likelihood of receiving a payment from a customer greatly diminishes when no payment has been received for 35 days. As a result, management revised its policy for the suspension of interest and fee income. The effect of this change in estimate for the year ended December 31, 2009 was an increase in interest receivable and interest and fee income of approximately $2.7 million.

Advertising Costs

The Companies incur advertising costs principally related to advertising on television, the internet, billboards and yellow pages. These costs are expensed as incurred.

Income Taxes and Distributions

The Companies, with the consent of the sole member, elected in prior years to be taxed under sections of the federal and state income tax laws, which provide that, in lieu of corporate income taxes, the sole member separately accounts for the Companies’ items of income, deduction, losses and credits. The Consolidated Financial Statements generally do not include a provision for income taxes as long as these elections remain in effect. Certain subsidiaries operate in states that impose an entity-level tax that is a percentage of income.

While the Companies’ tax status and income tax elections remain in effect, the Companies may occasionally make distributions to the sole member in amounts sufficient to pay some or all of the taxes due on the Companies’ items of income, deductions, losses, and credits which have been allocated for reporting on the sole member’s income tax return. The Companies were not allowed to make distributions to the sole member during the bankruptcy period lasting from April 20, 2009 through April 12, 2010. Upon emergence from bankruptcy, the Companies made a distribution to the sole member in the amount of $38.8 million to pay 2009 federal and state income taxes. In June 2010, the Companies made a distribution to the sole member in the amount of $23.0 million to pay first and second quarter calendar 2010 estimated federal and state income taxes. The Companies anticipate that they will make additional distributions to the sole member to pay calendar 2010 federal and state income taxes. These additional distributions are expected to total approximately $5-$10 million. The Companies may make future distributions to the sole member in addition to those required for income taxes.

In May 2010, the Internal Revenue Service (the “IRS”) initiated an examination of the 2008 income tax return of TitleMax of Georgia, Inc. The examination has been expanded to cover all of the Company’s wholly-owned subsidiaries and Aviation. The IRS has completed its fieldwork and the exam is in its final stages. The estimate of additional sole member distributions for 2010 taxes noted above includes management’s best estimate of personal income taxes, including an estimate for the results of the exam.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(1)	Nature of Business and Significant Accounting Policies (continued)

To the extent that this or any future examinations result in additional taxable income attributed to the sole member, the amount of distributions to the sole member to cover tax payments could be materially higher than the range indicated above.

Employee Equity Option and Phantom Stock Award

The Companies account for share-based employee compensation by measuring all share-based payments to employees using the intrinsic value method and recording the resulting expense in the Consolidated Statements of Income. The Companies measure the liability for grants of phantom stock by using an agreed-upon calculation defined by the terms of the phantom stock award.

Recent Accounting Standards

In August 2009, the Financial Accounting Standards Board (“FASB”) provided clarification on fair value measurements and disclosures. The FASB clarified that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value of such liability using one or more of the techniques described by the new standard. The adoption of this guidance in 2010 did not have a material impact on the Companies’ financial position, results of operations or cash flows.

In January 2010, the FASB amended existing fair value disclosure by requiring additional disclosure of activity within and transfers between the three levels of fair value measurements and additional disclosure about inputs and valuation techniques for fair value measurements using Levels 2 or 3. The new requirements were effective for fiscal years beginning after December 15, 2009, except that disclosures of Level 3 activity were not effective until fiscal years beginning after December 15, 2010. The new standard relates only to additional disclosures of financial information and did not have an impact on the Companies’ financial position, results of operations or cash flows.

The FASB issued ASC 810 (formerly referenced as SFAS No. 167, Amendments to FASB Interpretation No. 46(R)). This standard amends the Codification’s guidance on consolidation of variable interest entities to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. The adoption of this guidance in 2010 did not have a material impact on the Companies’ financial position, results of operations or cash flows.

In July 2010, the FASB issued ASU No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. This standard amends the Codification’s guidance on receivables by requiring more robust and disaggregated disclosure about the credit quality of an entity’s loans and its allowance for loan losses. The disclosures required as of the end of a reporting period were adopted in 2010, which significantly expanded the existing disclosure requirements but did not have any impact on the Companies’ financial position, results of operations or cash flows. The amendments that

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(1)	Nature of Business and Significant Accounting Policies (continued)

require disclosures about activity that occurs during a reporting period are effective for periods beginning on or after December 15, 2010 and are not expected to have an impact on the Companies’ financial position, results of operations or cash flows.

In May 2011, the FASB issued ASU No. 2011-04 to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between accounting principles generally accepted in the United States of America and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is not expected to have an impact on the Company’s financial position, results of operations or cash flows.

(2)	Chapter 11 Bankruptcy Filing

On April 20, 2009, the Company and all of its wholly-owned Title-Lending Subsidiaries, Funding, Financing and CheckMax (collectively the “Debtors”) filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in the Southern District of Georgia. The filing occurred due to the inability to reach an agreement to extend the $255 million term loan agreement or to obtain replacement financing with a new lender. During the pendency of the bankruptcy proceedings, the Debtors continued to operate business as Debtors-in-Possession, which required the use of lenders’ “cash collateral” (the cash and other funds which were encumbered by liens in favor of the lenders). In order to use that cash collateral, the Debtors sought and obtained permission from the Bankruptcy Court through a series of nine cash collateral orders. As a condition to using the cash collateral, the cash collateral orders required payments of principal and interest toward outstanding debt. All of the payments of principal and interest ordered by the Bankruptcy Court were made on time and in full.

The Debtors exited bankruptcy protection on April 12, 2010. At the conclusion of the bankruptcy case, the Debtors’ pre-petition lending group provided a new $126.5 million two-year credit facility and the sole member retained 100% ownership of the Debtors. No creditors were impaired as a result of the proceedings, and the Debtors did not qualify for fresh start reporting. The unpaid interest of $0.8 million on the notes payable to individuals was capitalized into new notes with new terms. The pre-petition unsecured creditors were paid with interest in accordance with the direction of the Bankruptcy Court. The notes payable to individuals are personally guaranteed by the Debtors’ sole member and were amended upon emergence from bankruptcy.

(3)	Concentration of Credit Risk

The Companies’ portfolios of automobile title loans receivable are with consumers living primarily in Georgia, Alabama, South Carolina, Tennessee, Missouri, Mississippi, Virginia, Texas and Illinois. Consequently, such consumers’ abilities to honor their contracts may be affected by economic conditions in these areas. The Companies are exposed to a concentration of credit risk inherent in providing alternate financing to borrowers who cannot obtain traditional bank financing. In the event of default of the title loans receivable, the Companies have access to automobiles supporting these title loans receivable through repossession. As of December 31, 2010, all title loans receivable were collateralized by the related consumers’ automobiles. The ability to repossess collateral mitigates this risk. At December 31, 2010,

TMX FINANCE LLC

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Notes to Consolidated Financial Statements

(3)	Concentration of Credit Risk (continued)

approximately 45%, 19% and 14% of title loans receivable were in Georgia, Alabama and Tennessee, respectively. The 24-month title loans originated in South Carolina, Missouri and Illinois represent approximately 22% of title loans receivable at December 31, 2010.

The Companies also have a risk that their customers will seek protection from creditors by filing under the bankruptcy laws. When a customer files bankruptcy, the Companies must cease collection efforts and petition the Bankruptcy Court to obtain their collateral or establish a court-approved bankruptcy plan involving the Companies and all other creditors of the customer. It is the Companies’ experience that such plans can take an extended period of time to conclude and usually involve a reduction in the interest rate from the rate in the contract to a court-approved rate.

(4)	Credit Quality Information and Allowance for Losses on Title Loans Receivable

The Company utilizes a variety of underwriting criteria to specifically monitor the performance of its title loans receivable and maintains an allowance at a level estimated to be adequate to absorb loan losses inherent in the portfolio. The portfolio includes balances outstanding from all title loans, including short-term single payment loans and multi-payment installment loans. The allowance for losses on title loans receivable offsets the outstanding title loan receivable amounts in the Consolidated Balance Sheets.

The Company does not stratify the title loan portfolio when evaluating performance of the loans. Rather, the total portfolio is assessed for losses based on contractual delinquency, the value of underlying collateral, economic and other qualitative considerations and management’s judgment. The Company uses historical collection performance adjusted for recent portfolio performance trends to develop the expected loss rates used to establish the allowance. Increases in the allowance are recorded as provision for loan losses in the consolidated statements of income. The Company charges-off an account when the customer is 61 days contractually past due. Charge-offs on title loans receivable are equal to the loan balance (including interest and fee) less an estimated amount of recovery. Recoveries on losses previously charged to the allowance are credited to the allowance when collected.

Delinquency experience of title loans receivable at December 31, 2010 and 2009 was as follows:

(Dollars in thousands)	2010	2009
1-30 days past due	$36,278	$25,764
31-60 days past due	7,512	5,988

Total past due	43,790	31,752
Current	316,535	251,165

Total	$360,325	$282,917

Accrual of interest and fee income on title loans receivable is discontinued when no payment has been received for 35 days or more. The accrual of income is not resumed until the account is less than 5 days past due on a contractual basis, at which time management considers collectability to be probable. Title loans receivable in non-accrual status at December 31, 2010 and 2009 were as follows:

(Dollars in thousands)	2010	2009
Nonaccrual loans	$31,887	$22,092

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(4)	Credit Quality Information and Allowance for Losses on Title Loans Receivable (continued)

Changes in the allowance for loan losses for years ended December 31, 2010, 2009 and 2008 were as follows:

(Dollars in thousands)	2010	2009	2008
Beginning balance	$40,280	$29,885	$21,369
Provision for loan losses	63,932	51,184	45,318
Charge-offs	(70,932)	(54,457)	(46,780)
Recoveries	18,768	13,668	9,978

Ending balance	$52,048	$40,280	$29,885

(5)	Property, Equipment and Aircraft

Property, equipment and aircraft at December 31, 2010 and 2009 consisted of the following:

(Dollars in thousands)	2010	2009
Leasehold improvements	$30,758	$27,101
Signs	12,516	9,500
Furniture and fixtures	10,427	8,824
Computers and software	9,459	6,033
Aircraft	23,101	5,444
Assets not placed in service	7,408	1,457
Assets under capital leases	2,240	2,240
Land	30	-
Building	120	-
Vehicles	284	284

Subtotal	96,343	60,883
Accumulated depreciation and amortization	(41,633)	(31,801)

Net property, equipment and aircraft	$54,710	$29,082

(6)	Aircraft Held for Sale

In October 2007, Aviation purchased a Gulfstream aircraft at a cost of approximately $19.8 million. The aircraft was leased to an unrelated company under an operating lease beginning in October 2007 and expiring in July 2008. After the expiration of this lease, the Companies reclassified the aircraft as held for sale. Depreciation on the aircraft was no longer recorded after the decision to place it for sale. Under the operating lease, revenues were $822,000 during the year ended December 31, 2008.

Assets held for sale are reported at fair value. Impairments are recognized to the extent that the carrying value exceeds fair value. In determining the fair value of the aircraft, the Companies considered the aircraft market including sales, comparable new aircraft prices, and valuations provided by the financial institution holding the aircraft as collateral. At the time of the decision to sell the aircraft, its carrying amount, net of accumulated depreciation of approximately $494,000, was approximately $19.3 million. Based on management’s consideration and analysis, the fair value of the aircraft was estimated to be $12.7 million and $16.7 million at December 31, 2009 and 2008, respectively, resulting in the Companies recognizing an impairment charge of $4.0 million and $2.6 million for the years ended December 31, 2009 and 2008,

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(6)	Aircraft Held for Sale (continued)

respectively. The Gulfstream aircraft was sold in May 2010 for $12.7 million resulting in a net loss of approximately $142,000. The amounts reflected below are included in other operating expenses on the Consolidated Statements of Income.

The operations of the aircraft held for sale were as follows for the years ended December 31:

(Dollars in thousands)	2010	2009	2008
Lease revenue on aircraft held for sale	$-	$-	$(822)
Depreciation expense	-	-	329
Loss on sale of aircraft, net of selling expenses	13	142	-
Loss due to impairment	-	4,000	2,556
Interest expense	64	214	761

Loss on aircraft held for sale	$77	$4,356	$2,824

(7)	Other Assets

Other assets at December 31, 2010 and 2009 consisted of the following:

(Dollars in thousands)	2010	2009
Repossessed assets	$3,251	$2,403
Restricted cash (a)	750	1,596
Deposits, primarily on leased office space	1,964	1,469
Prepaid expenses	1,313	937
Prepaid rent	1,364	1,200
Sign and supplies inventory	1,065	541
Other	1,111	2,057

Total other assets	$10,818	$10,203

(a)	The Companies were required under the term loan agreement to maintain restricted cash in a separate bank account equal to approximately 110% of the previous month’s interest payment. In addition, the Companies deposited money for the State of Virginia in accounts that were restricted.

(8)	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 2010 and 2009 consisted of the following:

(Dollars in thousands)	2010	2009
Salaries and benefits	$14,577	$13,539
Employee equity option / phantom stock award	9,677	4,011
Interest	17,690	868
Trade payables	3,926	6,912
Rent	2,603	1,784
Professional fees	2,334	771
Taxes payable	3,089	991
Other	1,898	260

Total accounts payable and accrued expenses	$55,794	$29,136

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(9)	Debt and Notes Payable

Debt at December 31, 2010 and 2009 consisted of the following:

(Dollars in thousands)	2010	2009
Senior secured notes, net of discount	$247,935	$-
Term loan	-	151,000

Total debt	$247,935	$151,000

Senior Secured Notes

On June 21, 2010, the Company and Finance (“Issuers”) issued $250 million of Senior Secured Notes (“Notes”) at 99.078% to 31 investors. The Notes mature July 15, 2015 and bear interest at a rate of 13.25% per year, payable semi-annually, in arrears, on July 15 and January 15 of each year, beginning on January 15, 2011. The discount of approximately $2.3 million is being amortized over the life of the Notes as a component of interest expense. The amortization of discount was $0.2 million for the year ended December 31, 2010. In connection with the issuance of the Notes, the Company capitalized approximately $17.2 million in issuance costs, which primarily consisted of underwriting fees, legal and other professional expenses. The issuance costs are being amortized over the life of the Notes as a component of interest expense. The amortization of issuance costs was $1.8 million for the year ended December 31, 2010.

The Issuers may, at their option, redeem some or all of the Notes on or after July 15, 2013 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date.

Year	Percentage
2013	106.625%
2014 and thereafter	100.000%

Prior to July 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of 113.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date if:

•	such redemption is made with the proceeds of one or more equity offerings;

•	at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption; and

•	the redemption occurs within 90 days of such equity offering.

The Company must make excess cash flow offers in the first quarter of 2012 and each year thereafter for the lesser of $30 million or 75% of excess cash flow as defined in the Notes. The redemption offer price is 102% of the principal amount of the Notes.

The Issuers entered into a registration rights agreement and are required to file a registration statement to exchange the Notes for substantially identical registrable notes. The Issuers are required to use reasonable efforts to cause the registration to be effective under the Securities Act of 1933 within 330 days after the

TMX FINANCE LLC

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Notes to Consolidated Financial Statements

(9)	Debt and Notes Payable (continued)

date of the indenture and to cause the exchange offer to be consummated within 30 business days of an effective registration statement. If the Issuers default on their registration obligations, additional interest will accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days immediately following the date of such default. The additional interest will increase by 0.25% per annum at the beginning of each subsequent 90-day period, not to exceed 1.0% per annum.

The Notes require the Issuers to post Consolidated Financial Statements and Management Discussion and Analysis of Financial Condition and Results of Operations on its website or with the Securities and Exchange Commission within 60 days of each quarter end and within 90 days of each year end. In addition, the Issuers must provide current reports for material items and must hold and participate in quarterly conference calls with holders of the Notes.

The Notes allow the Issuers to obtain a $25 million secured revolving line of credit that is equal in priority with the Notes. The Issuers may incur unsecured indebtedness subject to certain restrictions in the Notes. In addition, the Notes contain covenants that restrict transactions with affiliates, distributions to the sole member, compensation for the sole member and relatives, the incurrence of liens, the issuance of dividends, and the sale of assets. According to these covenants, effective July 1, 2010, general distributions to the sole member are permitted under certain circumstances and are limited based on certain restrictions as defined in the Notes. At December 31, 2010, the remaining availability of such distributions to the sole member was $6.1 million under the terms of the Notes.

A portion of the proceeds of the Notes was used to repay existing indebtedness. Such indebtedness included the two-year credit facility provided by the Companies’ pre-petition lending group in the amount of $123.5 million, two notes payable to the sole member totaling $4.3 million, $2.9 million payable to the sole member and $1.4 million payable to Aviation for expenses in excess of limits imposed by bankruptcy restrictions.

In May 2010, prior to the issuance of the Notes, the Company entered into an agreement to obtain a bridge loan facility in the amount of $40 million, to be drawn in increments of $10 million. This agreement required a $1 million commitment fee and resulted in an additional $149,000 of expenses for legal and professional fees. The Company did not make any borrowings in connection with the bridge loan facility and all costs were charged to expense.

Term Loan

The Companies had a $255 million term loan with a financial institution that expired on April 20, 2009. The interest rate prior to bankruptcy for Tranche A was LIBOR plus 2.5% and for Tranche B was LIBOR plus 10%. The Companies were unable to reach an agreement to refinance the outstanding debt balance of $164 million and filed for Chapter 11 bankruptcy protection on April 20, 2009. During bankruptcy, the Companies continued to pay interest at the default interest rate. The interest rate for Tranche A was LIBOR plus 5.5% and Tranche B was LIBOR plus 13%. The Companies repaid $13 million of principal before the end of 2009 that paid down Tranche B. No payment was made toward Tranche A. The balance at December 31, 2009 was $140 million in Tranche A and $11 million in Tranche B for a total of $151 million. The term loan agreement was collateralized by all existing and future assets, contracts, and interests of the Companies. Certain of the Companies guaranteed certain debt of the term loan agreement.

TMX FINANCE LLC

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Notes to Consolidated Financial Statements

(9)	Debt and Notes Payable (continued)

Prior to emergence from bankruptcy on April 12, 2010, the Companies paid an additional $3 million of principal. The Companies emerged from bankruptcy with an amended credit agreement. Upon emergence, the Companies paid approximately $21.5 million of principal. The remaining balance of approximately $126.5 million was repaid upon issuance of the senior secured notes in June 2010. Interest payments on the term loan were calculated at the rate of LIBOR plus 11% and were due monthly. The agreement contained both positive and negative covenants including a restriction of one new store per quarter. In addition, the Companies had to comply with several financial reporting covenants including tangible net worth, debt service coverage ratio, monthly collection percentage, monthly principal collection percentage, leverage ratio, collateral recovery rate, debt to EBITDA ratio, monthly loss rate, consumer loan delinquency rate, excess spread percentage and a limitation on capital expenditures.

Notes Payable

Notes payable at December 31, 2010 and 2009 were as follows:

(Dollars in thousands)	2010	2009
Note payable to bank (a)	$-	$12,944
Notes payable to individuals (b)	572	2,000
Note payable to bank (c)	418	441

Total notes payable	$990	$15,385

(a)	The note payable to bank was fully repaid in May 2010 when the aircraft was sold.

(b)	Pursuant to the bankruptcy order, interest was accrued but not paid on notes payable to individuals during the bankruptcy proceedings. Upon emergence from bankruptcy on April 12, 2010, new notes were issued to include all past due interest and remaining principal totaling approximately $2.3 million. Interest is payable monthly at 16% and principal is payable through 2012.

(c)	The note payable to bank is payable by Aviation and expires on December 25, 2012. The interest rate on the note was 5.25% and 4.0% at December 31, 2010 and 2009, respectively.

Notes Payable to Related Parties

Notes payable to related parties at December 31, 2010 and 2009 were as follows:

(Dollars in thousands)	2010	2009
Notes payable to sole member (a)	$20,892	$7,789
Note payable to officer (b)	1,464	2,000

Total notes payable to related parties	$22,356	$9,789

(a)	The notes payable to sole member includes a note of $3.3 million payable in monthly installments of $35,000 and interest at a fixed rate of 6.35%, with a final payment of $2.1 million due in October 2015. The notes payable to sole member also includes three notes totaling $17.6 million and bearing interest ranging from 12% to 14% related to the acquisition of an aircraft in November 2010. At December 31, 2009, there were two additional promissory notes payable to the sole member in the amounts of $3.2 million and $1.1 million. These notes were repaid in June 2010.

TMX FINANCE LLC

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Notes to Consolidated Financial Statements

(9)	Debt and Notes Payable (continued)

(b)	The note payable to officer incurs interest at 20% and principal is payable through July 2012.

Debt maturities during each of the years ending December 31 are as follows:

(Dollars in thousands)	2011	2012	2013	2014	2015	Total
Note payable to sole member	$9,461	$3,478	$2,777	$2,863	$2,313	$20,892
Note payable to officer	-	1,464	-	-	-	1,464
Notes payable to individuals	-	572	-	-	-	572
Note payable to bank	29	389	-	-	-	418
Senior secured notes payable	-	-	-	-	250,000	250,000

Total	$9,490	$5,903	$2,777	$2,863	$252,313	$273,346

Guarantees

Aircraft

The sole member has a note payable to a finance company originating from the purchase of an aircraft. The note payable is unconditionally and absolutely guaranteed by the Companies other than Funding and TitleMax of Missouri, Inc. The note payable is collateralized by a security interest in the aircraft and requires performance under the guarantee if there is a default on the note payable and the collateral and sole member’s guarantee are not sufficient to pay the entire amount of the note. The maximum potential amount of future, undiscounted payments for the note is $4.3 million. The current carrying amount of the related liability at December 31, 2010 is $3.3 million.

Senior Secured Notes

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Issuers and each of their existing and future domestic restricted subsidiaries, other than immaterial subsidiaries. This guarantee arose from the issuance of bonds for the purpose of additional financing. The Notes are secured by first-priority liens on substantially all of the Issuers’ assets and require performance under the guarantee if there is a default on the bonds. Under this guarantee, the maximum potential amount of future, undiscounted payments is $417.8 million. The current carrying amount of the related liability at December 31, 2010 is $247.9 million. The Issuers received external credit ratings of B+ from Standard and Poor’s and B2 from Moody’s in June 2010.

(10)	Employee Equity Option and Phantom Stock Award

The Companies entered into an employment agreement, which included an equity option, with an officer of the Companies in October 2007 with subsequent amendments in May 2008 and April 2009. On June 1, 2010, the terms of the officer’s employment were amended to replace the equity option with a phantom stock award. The phantom stock award was fully vested on the date of grant and expires on December 31, 2011. The officer has the right to receive a cash payment from the Company equal to the difference, if positive, obtained by subtracting $2 million from 3% of the fair value of the Company, based on an agreed-upon calculation. The calculation is equal to 3.2 multiplied by the consolidated earnings before interest,

TMX FINANCE LLC

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Notes to Consolidated Financial Statements

(10) Employee Equity Option and Phantom Stock Award (continued)

taxes, depreciation and amortization of the Company and its wholly-owned subsidiaries for the calendar year ended immediately prior to the commencement of the month in which the payment event occurs.

In June 2010, the terms of the executive officer’s employment agreement were amended to replace the equity option with a phantom stock award. The incremental increases in the reported value of these awards of $5.7 million, $3.2 million and $0.8 million are included in salaries and related expenses in the Consolidated Statements of Income for the year ended December 31, 2010, 2009 and 2008, respectively. The total calculated values of $9.7 million and $4.0 million are included in accounts payable and accrued expenses in the Consolidated Balance Sheets at December 31, 2010 and December 31, 2009, respectively.

(11)	Employees’ Incentive Savings Plan

The Companies have a 401(k) Employees’ Incentive Savings Plan that covers all employees who have completed six months of service. The Companies’ match of employee contributions is discretionary and determined annually. In 2008 and 2007, employee contributions were matched 100% up to $500 for each year of service up to 5 years of service or a maximum employer contribution of $2,500 per year per employee. Beginning January 1, 2009, the Companies initiated a new matching program whereby eligible employees’ contributions are matched 50% by the Companies up to 6% of the employees’ earnings. The cost of such contributions totaled approximately $500,000, $320,000 and $442,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

(12)	Fair Value Measurement and Fair Value of Financial Instruments

Fair value is the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The fair value hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The only asset or liability of the Companies that is measured at fair value on a recurring basis is the aircraft sold on May 18, 2010. Assets measured at fair value on a recurring basis are summarized below:

(Dollars in thousands)	Active Markets For Identical Assets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
December 31, 2009	$-	$-	$12,700

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(12) Fair Value Measurement and Fair Value of Financial Instruments (continued)

The fair value of the aircraft is categorized as Level 3 in the fair value hierarchy as the Companies do not have access to quoted market prices. The value has been determined by management based on expected cash flows from the sale of the aircraft. The assessed valuation was determined using data, including but not limited to, information received from our aircraft financing lender and comparable sales of similar aircraft.

Recurring fair value measurement using significant unobservable inputs (Level 3) consisted of the aircraft held for sale at December 31, 2009 and 2008. Changes are summarized below:

(Dollars in thousands)	2009	2008
Beginning balance	$16,700	$19,256
Losses included in earnings	(4,000)	(2,556)

Ending balance	$12,700	$16,700

The Companies have adopted the Accounting Standards Codification ASC 820-10. ASC 820-10 applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820-10 requires disclosure that establishes a framework for measuring fair value within generally accepted accounting principles and expands disclosure about fair value measurements. This standard enables a reader of consolidated financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The standard requires that assets and liabilities carried at fair value be classified and disclosed in one of the three categories.

In determining the appropriate levels, the Companies perform a detailed analysis of the assets and liabilities that are subject to ASC 820-10. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

The Companies have loans that are transferred to repossessed assets and are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

The following table presents the repossessed assets value carried on the Consolidated Balance Sheet by level within the fair value hierarchy (as described above) as of December 31, 2010 and 2009, for which a nonrecurring change in fair value has been recorded:

(Dollars in thousands)	Total	Active Markets For Identical Assets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total Losses
Repossessed assets – 2010	$3,251	$-	$-	$3,251	$971
Repossessed assets – 2009	$2,403	$-	$-	$2,403	$783

The fair value of repossessed assets was determined based on comparable recent sales and adjusted for various factors, including age of the vehicle and known changes in the market and in the collateral.

The Companies’ financial instruments consist primarily of cash and cash equivalents, title loans receivable, notes receivable, notes payable, senior secured notes and the term loan agreement (at December 31, 2009).

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(10) Employee Equity Option and Phantom Stock Award (continued)

For all such instruments, other than the term loan and the senior secured notes, the carrying amounts in the Consolidated Financial Statements approximate their fair values. Title loans receivable are originated at prevailing market rates. Given the short-term nature of these loans, they are continually repriced at current market rates.

The fair values of term loan and other notes payable are estimated based on rates currently available for debt with similar terms and remaining maturities. The fair value of the senior secured notes is based on the market yield on trades of the notes at December 31, 2010. The estimated fair values of the Companies’ financial instruments are as follows:

	2010		2009
(Dollars in thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	$53,585	$53,585	$27,008	$27,008
Restricted cash	750	750	1,596	1,596
Title loans receivable, net	310,416	310,416	243,797	243,797
Note receivable from sole member	1,967	1,967	-	-
Term loan	-	-	151,000	139,694
Senior secured notes, net	247,935	293,718	-	-
Notes payable	990	990	15,385	15,385
Notes payable to related parties	22,356	22,356	9,789	9,789

(13)	Related Party Transactions

The Companies lease the corporate office from PY and various retail spaces from TYI and certain employees. Rental payments paid to these entities for operating leases amounted to approximately $0.8 million, $0.8 million and $1.8 million for the years ended December 31, 2010, 2009 and 2008, respectively.

The Companies also lease several retail spaces under capital lease agreements from certain employees with total payments of $99,000 $131,000 and $30,000 for the years ended December 31, 2010, 2009 and 2008, respectively. The terms of the agreements are 15 years.

Interest expense on notes payable to related parties totaled $0.9 million, $0.6 million, and $1.4 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Related to the aircraft purchased in November 2010, the Company loaned the sole member $2.0 million at 12% interest, due in November 2014.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(14)	Commitments

Operating Lease Commitments

The Companies lease retail space under non-cancelable agreements that require various minimum annual rent payments plus the payment of property taxes and insurance. In addition, the Companies lease certain equipment under non-cancelable operating lease agreements, which require set rent payments and payments of property taxes. Future minimum rental commitments under all non-cancelable operating leases with terms of one year or more are due in calendar years ending December 31 as follows:

(Dollars in thousands) Year Ending December 31,	Related Party	Other	Total
2011	$794	$22,387	$23,181
2012	695	18,845	19,540
2013	418	15,060	15,478
2014	243	12,013	12,256
2015	51	9,368	9,419
Thereafter	51	24,300	24,351

Total obligations under operating leases	$2,252	$101,973	$104,225

The total rent expense was approximately $22.2 million, $22.1 million and $22.8 million, respectively, for the years ended December 31, 2010, 2009 and 2008. Included in rent was rent from discontinued operations of approximately $0.4 million for the year ended December 31, 2008. Rent expense is recorded on a straight-line basis over the life of the lease.

Capital Lease Commitments

The Companies lease several retail spaces under capital lease agreements with terms of 15 years. Future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 2010, are due in calendar years ending December 31 as follows:

(Dollars in thousands) Year Ending December 31,	Related Party	Other	Total
2011	$80	$172	$252
2012	81	175	256
2013	83	178	261
2014	85	182	267
2015	86	186	272
Thereafter	717	1,588	2,305

Subtotal	1,132	2,481	3,613
Less: amount representing interest	(505)	(988)	(1,493)

Total obligations under capital leases	$627	$1,493	$2,120

(15)	Contingencies

The Companies are involved in various legal proceedings. These proceedings are, in the opinion of management, ordinary routine matters incidental to the normal business conducted by the Companies. Legal proceedings brought against the Companies include allegations of violations of state or federal consumer

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(15)	Contingencies (continued)

protections and disputes regarding repossessions. TitleMax of Tennessee, Inc. is a party to a class action lawsuit certified in the state of Tennessee alleging that the entity charged excessive interest rates between August 2003 and August 2004. TitleMax of South Carolina, Inc. is a party to a putative class action lawsuit alleging loan unconscionability and the unconscionability of the contract arbitration provision. In the opinion of management, an appropriate accrual of $0.9 million has been established related to the above referenced legal matters. Outcomes of such proceedings are not expected to have a material adverse effect on the Companies’ consolidated financial position, results of operations, or cash flows.

(16)	Discontinued Operations

In January 2008, the Companies decided to discontinue payday-lending operations. On April 25, 2008, the Companies completed the liquidation of the entire payday-lending portfolio and ceased operating Payday-Lending Subsidiaries. The liquidation consisted of selling approximately 65% of the portfolio to other payday lenders. The remaining portfolio was subject to normal collection practices with any uncollected balances charged-off by December 31, 2008. The Companies received recoveries of previously charged-off balances during 2009. The following table summarizes results from discontinued operations of Payday-Lending Subsidiaries for the years ending December 31, 2009 and 2008 (no assets or liabilities were recorded at December 31, 2009 or 2008):

(Dollars in thousands)	2009	2008
Fee income	$-	$3,048
Provision for credit losses	-	(705)

Net fee income	-	2,343
Costs and expenses:
Salaries and related expenses	-	1,599
Occupancy costs	-	569
Depreciation and amortization	-	146
Other operating expenses	(145)	696
Interest	-	125
Loss on disposal of property and equipment	-	1,392

Total expenses	(145)	4,527

Gain (loss) from discontinued operations	$145	$(2,184)

(17)	Guarantor Condensed Consolidating Financial Statements

The payment of principal and interest on senior notes issued in June 2010 is guaranteed by the wholly-owned subsidiaries of the Company (the “Subsidiary Guarantors”). It is not guaranteed by Construction or Aviation (the “Non-Guarantor Subsidiaries”). The separate financial statements of the Subsidiary Guarantors are not included herein because the Subsidiary Guarantors are the Company’s wholly-owned consolidated subsidiaries and are jointly, severally, fully and unconditionally liable for the obligations represented by the senior notes. The Company believes that the consolidating financial information for the Company, the combined Subsidiary Guarantors and the combined Non-Guarantor Subsidiaries provide information that is more meaningful in understanding the financial position of the Subsidiary Guarantors than separate financial statements of the Subsidiary Guarantors.

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(17) Guarantor Condensed Consolidating Financial Statements (continued)

The following consolidating financial statements present consolidating financial data for the Company (on a parent-only basis), the combined Subsidiary Guarantors, the combined Non-Guarantor Subsidiaries, an elimination column for adjustments to arrive at the information for the Companies on a consolidated basis and the Companies on a consolidated basis as of December 31, 2010 and 2009 and for each of the years in the three year period ended December 31, 2010. Investments in subsidiaries are accounted for by the Company using the equity method for purposes of this presentation. Results of operations of subsidiaries are therefore reflected in the parent company’s investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

Consolidating Balance Sheet

December 31, 2010

(Dollars in Thousands)

	Parent Company	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets
Cash and cash equivalents	$-	$53,585	$-	$-	$53,585

Title loans receivable	-	360,325	-	-	360,325
Allowance for loan losses	-	(52,048)	-	-	(52,048)
Unamortized loan origination costs	-	2,139	-	-	2,139

Title loans receivable, net	-	310,416	-	-	310,416

Interest receivable	-	23,435	-	-	23,435
Property, equipment and aircraft, net	-	32,765	21,945	-	54,710
Debt issuance costs, net of accumulated amortization	15,400	-	-	-	15,400
Other assets	14	9,484	1,320	-	10,818
Note receivable from sole member	1,967	-	-	-	1,967
Investment in affiliates	398,838	-	-	(398,838)	-

Total Assets	$416,219	$429,685	$23,265	$(398,838)	$470,331

Liabilities and Equity
Debt	$247,935	$-	$-	$-	$247,935
Notes payable	571	-	419	-	990
Notes payable to related parties	1,464	-	20,892	-	22,356
Obligations under capital leases	-	2,120	-	-	2,120
Accounts payable and accrued expenses	17,483	37,049	1,262	-	55,794

Total Liabilities	267,453	39,169	22,573	-	329,195

Total member’s equity and non-controlling interests	148,766	390,516	692	(398,838)	141,136

Total Liabilities and Equity	$416,219	$429,685	$23,265	$(398,838)	$470,331

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(17) Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Income

Year Ended December 31, 2010

(Dollars in Thousands)

	Parent Company	Guarantors	Non- Guarantors	Eliminations	Consolidated
Interest and fee income	$-	$389,449	$-	$-	$389,449
Provision for loan losses	-	(63,932)	-	-	(63,932)
Aircraft service revenue	-	-	1,493	(1,493)	-

Net interest and fee income and aircraft service revenue	-	325,517	1,493	(1,493)	325,517

Costs, expenses and other:
Salaries and related expenses	-	115,821	269	-	116,090
Occupancy costs	-	34,793	146		34,939
Other operating expenses	-	61,038	2,458	(1,493)	62,003
Interest, including amortization of debt issuance costs and discount	25,771	(46)	526	-	26,251

Total expenses	25,771	211,606	3,399	(1,493)	239,283

(Loss) income from continuing operations before reorganization items	(25,771)	113,911	(1,906)	-	86,234

Reorganization items:
Professional fees	-	4,548	-	-	4,548

Net (loss) income before equity in income of affiliates	(25,771)	109,363	(1,906)	-	81,686

Equity in income from affiliates	109,363	-	-	(109,363)	-

Net income (loss) attributable to member’s equity after affiliates	$83,592	$109,363	$(1,906)	$(109,363)	$81,686

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(17) Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Cash Flows

Year Ended December 31, 2010

(Dollars in Thousands)

	Parent Company	Guarantors	Non- Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(6,320)	$183,178	$(1,047)	$175,811

Cash Flows from Investing Activities
Net title loans originated	-	(129,572)	-	(129,572)
Purchase of property and equipment	-	(18,588)	(13)	(18,601)
Proceeds from sale of aircraft held for sale, net of selling expenses	-	-	12,700	12,700
Purchase of aircraft	-	-	(17,657)	(17,657)
Issuance of note receivable to sole member	(2,000)	-	-	(2,000)
Receipt of payments on note receivable to sole member	33	-	-	33
Net activity with affiliates	(65,275)	61,685	3,590	-

Net cash used in investing activities	(67,242)	(86,475)	(1,380)	(155,097)

Cash Flows from Financing Activities
Payments on term loan	(151,000)	-	-	(151,000)
Proceeds from senior notes	247,695	-	-	247,695
Proceeds from sole member contributions	-	3,146	420	3,566
Repayments of notes payable and capital leases	(5,938)	(58)	(14,413)	(20,409)
Proceeds from notes payable	-	-	17,750	17,750
Payments of structuring fees and debt issuance costs	(17,195)	-	-	(17,195)
Decrease in restricted cash	-	846	-	846
Distributions to sole member	-	(74,060)	(1,330)	(75,390)

Net cash provided by (used in) financing activities	73,562	(70,126)	2,427	5,863

Net increase in cash and cash equivalents	-	26,577	-	26,577
Cash and cash equivalents at beginning of period	-	27,008	-	27,008

Cash and cash equivalents at end of period	$-	$53,585	$-	$53,585

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(17) Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Balance Sheet

December 31, 2009

(Dollars in Thousands)

	Parent Company	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets
Cash and cash equivalents	$-	$27,008	$-	$-	$27,008
Title loans receivable	-	282,917	-	-	282,917
Allowance for loan losses	-	(40,280)	-	-	(40,280)
Unamortized loan origination costs	-	1,160	-	-	1,160

Title loans receivable, net	-	243,797	-	-	243,797

Interest receivable	-	15,973	-	-	15,973
Property, equipment and aircraft, net	-	24,390	4,692	-	29,082
Aircraft held for sale	-	-	12,700	-	12,700
Other assets	-	9,601	602	-	10,203
Investments in affiliates	295,239	-	-	(295,239)	-

Total Assets	$295,239	$320,769	$17,994	$(295,239)	$338,763

Liabilities and Equity
Debt	$151,000	$-	$-	$-	$151,000
Notes payable	2,000	-	13,385	-	15,385
Notes payable to related parties	5,200	-	4,589	-	9,789
Obligations under capital leases	-	2,179	-	-	2,179
Accounts payable and accrued expenses	826	28,208	102	-	29,136

Total Liabilities	159,026	30,387	18,076	-	207,489

Total member’s equity and non-controlling interests	136,213	290,382	(82)	(295,239)	131,274

Total Liabilities and Equity	$295,239	$320,769	$17,994	$(295,239)	$338,763

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(17) Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Income

Year Ended December 31, 2009

(Dollars in Thousands)

	Parent Company	Guarantors	Non- Guarantors	Eliminations	Consolidated
Interest and fee income	$-	$312,022	$-	$-	$312,022
Provision for loan losses	-	(51,184)	-	-	(51,184)
Aircraft service revenue	-	-	2,097	(2,097)	-

Net interest and fee income and aircraft service revenue	-	260,838	2,097	(2,097)	260,838

Costs, expenses and other:
Salaries and related expenses	-	89,992	242	-	90,234
Occupancy costs	-	33,216	150	-	33,366
Other operating expenses	-	45,563	5,487	(2,097)	48,953
Interest, including amortization of debt issuance costs and discount	10,046	1,379	249	-	11,674

Total expenses	10,046	170,150	6,128	(2,097)	184,227

(Loss) income from continuing operations before reorganization items	(10,046)	90,688	(4,031)	-	76,611

Reorganization items:
Professional fees	-	6,664	-	-	6,664
Interest earned on accumulated cash from Chapter 11 proceeding	-	(9)	-	-	(9)

Total reorganization items	-	6,655	-	-	6,655

Income (loss) before discontinued operations	(10,046)	84,033	(4,031)	-	69,956
Gain from discontinued operations	-	145	-	-	145

Net income (loss) before equity in income of affiliates	(10,046)	84,178	(4,031)	-	70,101
Equity in income of affiliates	84,178	-	-	(84,178)	-

Net income after equity in income of affiliates	$74,132	$84,178	$(4,031)	$(84,178)	$70,101

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(17) Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Cash Flows

Year Ended December 31, 2009

(Dollars in Thousands)

	Parent Company	Guarantors	Non- Guarantors	Consolidated
Net cash (used in) provided by operating activities-continuing operations	$(9,327)	$153,060	$592	$144,325

Net cash used in operating activities-discontinued operations	-	(100)	-	(100)

Cash Flows from Investing Activities-continuing operations
Net title loans originated	-	(91,256)	-	(91,256)
Purchase of property and equipment	-	(4,023)	-	(4,023)
Net activity with affiliates	23,127	(24,595)	1,468	-

Net cash provided by (used in) investing activities-continuing operations	23,127	(119,874)	1,468	(95,279)

Cash Flows from Financing Activities-continuing operations
Repayments of term loan, net	(17,000)	-	-	(17,000)
Increase in restricted cash	-	(685)	-	(685)
Net proceeds from (repayments of) notes payable and capital leases	3,200	(47)	(2,973)	180
Proceeds from sole member contributions	-	1,031	913	1,944
Payments of structuring fees and debt issuance costs	-	(1,500)	-	(1,500)
Distributions to sole member	-	(15,065)	-	(15,065)

Net cash used in financing activities-continuing operations	(13,800)	(16,266)	(2,060)	(32,126)

Net increase in cash and cash equivalents	-	16,820	-	16,820
Cash and cash equivalents at beginning of period	-	10,188	-	10,188

Cash and cash equivalents at end of period	$-	$27,008	$-	$27,008

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(17) Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Income

Year Ended December 31, 2008

(Dollars in Thousands)

	Parent Company	Guarantors	Non- Guarantors	Eliminations	Consolidated
Interest and fee income	$-	$262,635	$-	$-	$262,635
Provision for loan losses	-	(45,318)	-	-	(45,318)
Aircraft service revenue	-	-	2,980	(2,980)	-

Net interest and fee income and aircraft service revenue	-	217,317	2,980	(2,980)	217,317

Costs, expenses and other:
Salaries and related expenses	-	77,745	301	-	78,046
Occupancy costs	-	32,546	152	-	32,698
Other operating expenses	-	51,002	4,235	(2,980)	52,257
Interest, including amortization of debt issuance costs and discount	12,968	49	269	-	13,286

Total expenses	12,968	161,342	4,957	(2,980)	176,287

(Loss) income before discontinued operations	(12,968)	55,975	(1,977)	-	41,030

Loss from discontinued operations	-	(2,184)	-	-	(2,184)

Net (loss) income before equity in income of affiliates	(12,968)	53,791	(1,977)	-	38,846
Equity in income of affiliates	53,791	-	-	(53,791)	-

Net income (loss) after equity in income of affiliates	$40,823	$53,791	$(1,977)	$(53,791)	$38,846

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(17) Guarantor Condensed Consolidating Financial Statements (continued)

Consolidating Statement of Cash Flows

Year Ended December 31, 2008

(Dollars in Thousands)

	Parent Company	Guarantors	Non- Guarantors	Consolidated
Net cash (used in) provided by operating activities-continuing operations	$(9,402)	$112,772	$1,816	$105,186

Net cash provided by operating activities-discontinued operations	-	22	-	22

Cash Flows from Investing Activities-continuing operations
Net title loans originated	-	(69,416)	-	(69,416)
Purchase of property and equipment	-	(10,370)	(329)	(10,699)
Net activity with affiliates	15,721	(15,936)	215	-
Proceeds from sale of other assets	-	22	-	22

Net cash provided by (used in) investing activities-continuing operations	15,721	(95,700)	(114)	(80,093)

Net cash provided by investing activities-discontinued operations	-	4,569	-	4,569

Cash Flows from Financing Activities-continuing operations
Repayments of term loan, net	(3,220)	-	-	(3,220)
Decrease in restricted cash	-	404	-	404
Net repayments of notes payable and capital leases	-	(14)	(1,702)	(1,716)
Proceeds from sole member contributions	-	2,653	-	2,653
Payments of structuring fees and debt issuance costs	(3,099)	-	-	(3,099)
Distributions to sole member	-	(22,738)	-	(22,738)

Net cash used in financing activities-continuing operations	(6,319)	(19,695)	(1,702)	(27,716)

Net increase in cash and cash equivalents	-	1,968	-	1,968
Cash and cash equivalents at beginning of period	-	8,220	-	8,220

Cash and cash equivalents at end of period	$-	$10,188	$-	$10,188

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(18)	Consolidation of EAL

In April 2006, the sole member of TMX Finance LLC formed EAL. On June 21, 2010, the sole member transferred 100% of his membership interests in EAL to TMX Finance LLC. This transfer between entities under common control has been accounted for at the historical cost of the assets and liabilities transferred. These Consolidated Financial Statements are presented as if the transfer took place as of the earliest period presented. The impact of the retrospective adjustment to reflect the consolidation of EAL as of the earliest period presented is as follows:

(Dollars in thousands)	Before Consolidation	After Consolidation
Consolidated Balance Sheets

As of December 31, 2007
Total member’s equity and non-controlling interests	$58,840	$60,380
As of December 31, 2008
Total assets	$281,007	$283,648
Total liabilities	208,441	208,550
Total member’s equity and non-controlling interests	72,566	75,098

As of December 31, 2009
Total assets	$338,173	$338,763
Total liabilities	209,227	207,489
Total member’s equity and non-controlling interests	128,946	131,274

Consolidated Statements of Income
For the year ended December 31, 2008
Net interest and fee income	$216,884	$217,317
Total expenses	174,194	176,287
Income before discontinued operations	42,690	41,030
Net income attributable to member’s equity	42,483	40,823

For the year ended December 31, 2009
Net interest and fee income	$259,721	$260,838
Total expenses	181,875	184,227
Income before discontinued operations	71,191	69,956
Net income attributable to member’s equity	75,367	74,132

Consolidated Statements of Cash Flows
For the year ended December 31, 2008
Net cash provided by operating activities-continuing operations	$105,853	$105,186
Net cash used in investing activities-continuing operations	(78,159)	(80,093)
Net cash used in financing activities-continuing operations	(30,369)	(27,716)
Net increase in cash and cash equivalents	1,916	1,968
For the year ended December 31, 2009
Net cash provided by operating activities-continuing operations	$144,200	$144,325
Net cash used in investing activities-continuing operations	(94,134)	(95,279)
Net cash used in financing activities-continuing operations	(33,157)	(32,126)
Net increase in cash and cash equivalents	16,809	16,820

TMX FINANCE LLC

AND AFFILIATES

Notes to Consolidated Financial Statements

(19)	Subsequent Events

In January 2011, the Company made a $2.0 million distribution to the sole member, as permitted under the terms of the Notes.

In February 2011, three notes payable to the sole member were refinanced into one note payable to the sole member with a principal balance of $17.4 million, due December 2015, and bearing interest at 10%.

On May 2, 2011, the Company closed on an asset purchase agreement (the “Agreement”) with Cashback Title Loans, Inc. (“Cashback”) in which the Company acquired all the title loans related to 19 Cashback locations in Nevada. Cashback assigned to the Company all leases related to the 19 Cashback locations and the Company acquired all related furniture and fixtures. The purchase price was $6.7 million. The Company previously made deposits totaling $4.5 million (included in other assets on the Consolidated Balance Sheet as of December 31, 2010) to Cashback. The remainder of the purchase price was funded in May 2011.

On July 8, 2011, the Company closed on an asset purchase agreement with Mid-America Credit, Inc., Midwest General Finance Corp., and Rainbow Loan Company (the “Sellers”) in which the Company acquired all the title loans related to 8 locations in Missouri and 6 locations in Nevada. The Sellers assigned to the Company all leases related to the 14 locations and the Company acquired all related furniture and fixtures. The purchase price was $1.6 million.

These transactions are part of the Company’s growth strategy as they expand the Company’s number of stores and provide a presence in a new market.

TMX FINANCE LLC

TITLEMAX FINANCE CORPORATION

Offer to Exchange up to

$60,000,000

13.25% Senior Secured Notes due 2015

which have been registered under the

Securities Act of 1933

For any and all outstanding unregistered

13.25% Senior Secured Notes due 2015

PROSPECTUS

                    , 2011

.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification	of Directors and Officers

Delaware Corporations

Section 145 of the Delaware General Corporation Law, or the “DGCL,” provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 also provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in defense of any claim, issue or matter therein, the director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The certificates of incorporation and bylaws of each of TitleMax Finance Corporation, TitleMax of Illinois, Inc., TitleMax of Mississippi, Inc., TitleMax of Missouri, Inc., TitleMax of Virginia, Inc., and TitleMax of Texas, Inc. are silent regarding indemnification of directors and officers.

Section 102(b)(7) of the DGCL provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (4) for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation of TitleMax of Missouri, Inc. states that no director shall have any personal responsibility to the corporation or its shareholders for monetary damages arising out of any breach of duty of care or other duty as a director except for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the laws.

The certificates of incorporation of each of TitleMax Finance Corporation, TitleMax of Illinois, Inc., TitleMax of Mississippi, Inc., TitleMax of Virginia, Inc., and TitleMax of Texas, Inc. are silent regarding limitation of liability of their respective directors to the corporation or its stockholders for for monetary damages for breach of fiduciary duty as a director.

Delaware LLCs

TMX Finance LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the “DLLC Act,” provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

The limited liability company agreement of TMX Finance LLC provides that, to the fullest extent permitted by the DLLC Act, TMX Finance LLC shall indemnify its members, managers, and officers from and against all costs of defense (including reasonable fees), judgments, fines, and amounts paid in settlement suffered by a member, manager, or officer because such person was made party to an action because the member or manager is or was a manager or an officer of TMX Finance LLC or an officer, director, partner, or manager of another entity at the request of TMX Finance LLC, and make advances for expenses to such member, manager, and officers with respect to such matters to the maximum extent permitted applicable law.

Section 18-1101 of the DLLC Act provides that a limited liability company agreement may expand, restrict, or eliminate a manager or other person’s duties to the company or another person; however, a limited liability company agreement may not eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The certificate of formation of TMX Finance LLC is silent concerning any expansion, restriction, or elimination of a manager’s or other person’s duties to the company or another person.

Alabama Corporations

Section 8.52 of the Alabama Business Corporation Act, or the “ABCA” provides that a corporation must indemnify a director who is successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he or she was a party because he or she is or was a director of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.

Section 8.51 of the ABCA provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) the individual conducted himself or herself in good faith; (2) the individual reasonably believed: (a) in the case of conduct in his or her official capacity with the corporation, that the conduct was in the best interests of the corporation; and (b) in all other cases, that the conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. Section 8.51 further provides that a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which he or she was adjudged liable to the corporation or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her.

Notwithstanding the foregoing, Section 8.54 of the ABCA provides that the court conducting the proceeding or another court of competent jurisdiction, upon application by a director, may order that the director be indemnified (1) if the director is entitled to mandatory indemnification or (2) if, in consideration of all relevant circumstances, the court determines that the director is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met and even if the director has been adjudged liable; provided, however that if the director has been adjudged so liable, the indemnification is limited to reasonable expenses incurred.

Section 8.56 of the ABCA provides that an officer of a corporation who is not a director is entitled to mandatory indemnification to the same extent as a director. Further, a corporation may indemnify and may advance expenses to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director.

The articles of incorporation and bylaws of TitleMax of Alabama, Inc. are silent regarding indemnification of directors and officers.

Section 2.02 of the ABCA provides that a corporation may, in its articles of incorporation eliminate or limit the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 8.33 (pertaining to unlawful distributions); (4) an intentional violation of criminal law; or (5) a breach of the director’s duty of loyalty to the corporation or its shareholders.

The articles of incorporation of TitleMax of Alabama, Inc. are silent regarding elimination or limitation of personal liability of directors and officers.

Florida Corporations

Section 0850 of the Florida Business Corporation Act, or the “Florida Act,” provides that a corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 0850 of the Florida Act further provides that a corporation may indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Indemnification under this section is authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. No indemnification may be made under this subsection of the Florida Act in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 0850 of the Florida Act also provides that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the subsections above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Notwithstanding the foregoing, Section 0850 lastly provides that the court conducting the proceeding or another court of competent jurisdiction, upon application by a director, officer, employee or agent of a corporation, may order indemnification and advancement of expenses if it determines that: (1) the director, officer, employee, or agent is entitled to mandatory indemnification; (2) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its authority to advance expenses or indemnify directors beyond what is required by statute; or (3) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in this section.

The articles of incorporation and bylaws of TitleMax Funding, Inc. are silent regarding indemnification of directors and officers.

Section 0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure to perform constitutes: (1) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) an unlawful distribution; (4) in a proceeding by or in the right of the corporation or a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right someone other than the corporation or a shareholder, recklessness or an act or omission that was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Section 0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless: the director breached or failed to perform his or her duties as a director and such breach or failure constitutes: (1) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either director or indirectly; (3) an unlawful distribution; (4) in a proceeding by or in the right of the corporation or a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right someone other than the corporation or a shareholder, recklessness or an act or commission that was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Georgia Corporations

Section 851 of the Georgia Business Corporation Code, or the “GBCC,” provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Section 851 further provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Section 852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Notwithstanding the foregoing, Section 854 of the GBCC provides that the court conducting the proceeding or another court of competent jurisdiction, upon application by a director, may order indemnification or advance for expenses (1) if the director is entitled to indemnification pursuant to the GBCC or (2) if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met and even if the director has been adjudged liable; provided, however, that if the director has been adjudged so liable, the indemnification is limited to reasonable expenses incurred.

Section 857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation (1) to the same extent as a director; and (2) if he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability arising out of conduct that constitutes: (a) appropriation of any business opportunity of the corporation; (b) acts or omissions that involve intentional misconduct or a knowing violation of law; (c) unlawful distribution; or (d) receipt of an improper personal benefit. Section 857 further provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 852 and may apply to a court under Section 854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

The articles of incorporation of TitleMax of Georgia, Inc. provide for indemnification of directors, officers, employees and agents to the extent permitted by the GBCC. The bylaws of Title Max of Georgia, Inc. are silent as to indemnification of directors and officers.

Subsection (b)(4) of Section 202 of the GBCC provides that a corporation may, in its certificate of incorporation, eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for: (1) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability related to unlawful distributions; or (4) any transaction from which the director received an improper personal benefit, provided that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The articles of incorporation of TitleMax of Georgia, Inc. limit personal liability of directors to the same extent as the GBCC.

Georgia LLCs

Section 306 of the Georgia Limited Liability Company Act, or the “GLLCA,” provides that subject to the standards and restrictions, if any, set forth in the articles of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that a limited liability company may not indemnify any member or manager for (1) claims or damages arising out of his or her intentional misconduct or knowing violation of the law or (2) any transaction for which such person received a personal benefit in violation or breach of any provision of a written operating agreement.

The limited liability company agreement of EquityAuto Loan, LLC, or “EAL,” provides that, to the fullest extent permitted by the GLLCA, EAL shall indemnify its members, managers, and officers from and against all costs of defense (including reasonable fees), judgments, fines, and amounts paid in settlement suffered by a member, manager, or officer as a result of such person becoming a party to an action due to his status with EAL.

Section 305 of the GLLCA provides that a member’s or manager’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the articles of organization or a written operating agreement; provided, however, that no such provision shall eliminate or limited the liability of a member or manager: (1) for intentional misconduct or a knowing violation of law; or (2) for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

The articles of organization and the limited liability company agreement of EAL are silent regarding elimination or limitation of personal liability of directors and officers.

South Carolina Corporations

Section 8-510 of the South Carolina Business Corporation Act of 1988, or the “SCBCA,” provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation; and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8-510 further provides that a corporation may not indemnify a director under this section: (1) in connection with a proceedings by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 8-520 of the SCBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Notwithstanding the foregoing, Section 8-540 of the SCBCA provides that the court conducting the proceeding or another court of competent jurisdiction, upon application by a director, may order that the director be indemnified (1) if such director is entitled to mandatory indemnification or (2) if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met and even if such director has been adjudged liable; provided, however that if the director has been adjudged so liable, the indemnification is limited to reasonable expenses incurred.

Section 8-560 of the SCBCA provides that, unless a corporation’s articles of incorporation provide otherwise, (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 8-520 to the same extent as a director; (2) the corporation may indemnify and advance expenses under this subchapter to an officer, employee, or agent of the corporation who is not a director to the same extent as a director; and (3) a corporation also may indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

The articles of incorporation and bylaws of TitleMax of South Carolina, Inc. are silent regarding indemnification of directors and officers.

Subsection (e) of Section 2-102 of the SCBCA provides that certain corporations (a corporation (1) that has a class of voting shares registered with the Securities and Exchange Commission or another federal agency under Section 12 of the Securities Exchange Act of 1934; (2) that has gross assets at the end of its most recent fiscal year totaling 25 million dollars or more; or (3) having 500 or more shareholders of any class of stock) may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of the law; (3) for liability relating to unlawful distributions); or (4) for any transaction from which the director derived an improper personal benefit. Subsection (e) further provides that such a provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective.

The articles of incorporation and bylaws of TitleMax of South Carolina, Inc. are silent regarding elimination or limitation of personal liability of directors and officers.

Tennessee Corporations

Section 18-502 of the Tennessee Business Corporation Act, or the “TBCA,” provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Subsection (d), however, provides that, in actions brought by or in the right of the corporation, no indemnification may be made if the director is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, if he or she is adjudged liable on the basis that a personal benefit was improperly received.

Section 18-503 of the TBCA provides that, in cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of his or her status as a director of a corporation, the corporation shall indemnify the director against reasonable expenses incurred in connection with the proceeding. Notwithstanding the foregoing, Section 18-505 of the TBCA provides that the court conducting the proceeding or another court of competent jurisdiction, upon application by a director, may order that the director be indemnified if (1) such director is entitled to mandatory indemnification or (2) in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met and even if such director has been adjudged liable; provided, however that if the director has been adjudged so liable, the indemnification is limited to reasonable expenses incurred.

Section 18-507 of the TBCA provides that (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 18-503 to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent provided by its charter, bylaws, general or specific action of its board of directors, or contract.

The charter and bylaws of TitleMax of Tennessee, Inc. are silent regarding indemnification of directors and officers.

Subsection (b)(3) of Section 12-102 of the TBCA provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that a corporation shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for liability related to unlawful distributions. Subsection (b)(3) further provides that such a provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provisions become effective.

The charter of TitleMax of Tennessee, Inc. limits personal liability of directors to the same extent as the TBCA. The charter further provides that, if the TBCA is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided in the charter, shall be limited to the fullest extent permitted by such amendment. The bylaws of TitleMax of Tennessee, Inc. are silent regarding elimination or limitation of the personal liability of directors and officers.

Insurance

We maintain insurance covering the officers, directors, managers and members of the Company, the co-issuer, the guarantors and certain other persons with regard to liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 21. Exhibits	and Financial Statement Schedules

(a) Exhibits:

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedules:

None.

Item 22. Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TMX FINANCE LLC

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Manager

POWER OF ATTORNEY

The undersigned managers and officers of TMX Finance LLC hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Manager (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President and Manager

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

/s/ Edward J. Hawie Edward J. Hawie	Manager

/s/ Charles E. Izlar Charles E. Izlar	Manager

/s/ John G. Kennedy, III John G. Kennedy, III	Manager

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16 , 2011.

TITLEMAX FINANCE CORPORATION

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax Finance Corporation hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

EQUITYAUTO LOAN, LLC

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Manager

POWER OF ATTORNEY

The undersigned managers and officers of EquityAuto Loan, LLC hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX FUNDING, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax Funding, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF ALABAMA, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Alabama, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF ARIZONA, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Arizona, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF GEORGIA, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Georgia, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF ILLINOIS, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Illinois, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF MISSISSIPPI, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Mississippi, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF MISSOURI, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Missouri, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF NEVADA, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Nevada, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF SOUTH CAROLINA, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of South Carolina, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF TENNESSEE, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Tennessee, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF TEXAS, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Texas, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TITLEMAX OF VIRGINIA, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TitleMax of Virginia, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TMX CREDIT, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TMX Credit, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on September 16, 2011.

TMX FINANCE OF FLORIDA, INC.

By:	/s/ Tracy Young
Tracy Young
Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned managers and officers of TMX Finance of Florida, Inc. hereby constitute and appoint John W. Robinson, III, Donald E. Thomas and E.M. Thomas IV, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2011:

Name	Title

/s/ Tracy Young Tracy Young	Chief Executive Officer and Sole Director (principal executive officer)

/s/ John W. Robinson, III John W. Robinson, III	President

/s/ Donald E. Thomas Donald E. Thomas	Chief Financial Officer (principal financial officer)

/s/ Brian Judge Brian Judge	Chief Accounting Officer (principal accounting officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Formation of TMX Finance LLC, dated September 25, 2003 (exhibit 3.1 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.2	First Amendment to the Certificate of Formation of TMX Finance LLC, dated June 18, 2010 (exhibit 3.2 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.3	Amended and Restated Operating Agreement of TMX Finance LLC, dated June 21, 2010 (exhibit 3.3 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.4	Certificate of Incorporation of TitleMax Finance Corporation, dated June 9, 2010 (exhibit 3.4 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.5	Bylaws of TitleMax Finance Corporation, dated June 10, 2010 (exhibit 3.5 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.6	Articles of Organization of EquityAuto Loan, LLC, dated October 30, 2000 (exhibit 3.6 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.7	First Amendment to the Articles of Organization of EquityAuto Loan, LLC, dated April 10, 2006 (exhibit 3.7 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.8	Operating Agreement of EquityAuto Loan, LLC, dated January 10, 2008 (exhibit 3.8 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.9	Second Amended and Restated Articles of Incorporation of TitleMax Funding, Inc. dated April 22, 2005 (exhibit 3.9 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.10	Amended and Restated Bylaws of TitleMax Funding, Inc. dated December 9, 2008 (exhibit 3.10 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.11	Articles of Incorporation of TitleMax of Alabama, Inc., dated June 1, 2000 (exhibit 3.11 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.12	First Amendment to the Articles of Incorporation of TitleMax of Alabama, Inc. dated July 17, 2003 (exhibit 3.12 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

Exhibit No.	Description of Exhibit

3.13	Amended and Restated Bylaws of TitleMax of Alabama, Inc. dated December 9, 2008 (exhibit 3.13 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.14	Certificate of Incorporation of TitleMax of Arizona, Inc. dated November 11, 2010

3.15	Bylaws of TitleMax of Arizona, Inc. dated December 10, 2010

3.16	Articles of Incorporation of TitleMax of Georgia, Inc., dated May 4, 2000 (exhibit 3.14 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.17	First Amendment to the Articles of Incorporation of TitleMax of Georgia, Inc. dated November 14, 2001 (exhibit 3.15 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.18	Amended and Restated Bylaws of TitleMax of Georgia, Inc. dated December 9, 2008 (exhibit 3.16 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.19	Certificate of Incorporation of TitleMax of Illinois, Inc. dated October 12, 2006 (exhibit 3.17 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.20	Amended and Restated Bylaws of TitleMax of Illinois, Inc. dated December 9, 2008 (exhibit 3.18 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.21	Certificate of Incorporation of TitleMax of Mississippi, Inc., dated May 2, 2005 (exhibit 3.19 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.22	Amended and Restated Bylaws of TitleMax of Mississippi, Inc. dated December 9, 2008 (exhibit 3.20 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.23	Certificate of Incorporation of TitleMax of Missouri, Inc. dated October 12, 2006 (exhibit 3.21 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.24	Amended and Restated Bylaws of TitleMax of Missouri, Inc. dated December 9, 2008 (exhibit 3.22 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.25	Certificate of Incorporation of TitleMax of Nevada, Inc. dated October 8, 2010

3.26	Amended and Restated Bylaws of TitleMax of Nevada, Inc. dated November 3, 2010

Exhibit No.	Description of Exhibit

3.27	Articles of Incorporation of TitleMax of South Carolina, Inc. dated November 21, 2001 (exhibit 3.23 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.28	Amended and Restated Bylaws of TitleMax of South Carolina, Inc. dated December 9, 2008 (exhibit 3.24 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.29	Charter of TitleMax of Tennessee, Inc. dated October 31, 2001 (exhibit 3.25 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.30	Amended and Restated Bylaws of TitleMax of Tennessee, Inc. dated December 9, 2008 (exhibit 3.26 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.31	Certificate of Incorporation of TitleMax of Virginia, Inc. dated October 12, 2006 (exhibit 3.27 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.32	Amended and Restated Bylaws of TitleMax of Virginia, Inc. dated December 9, 2008 (exhibit 3.28 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.33	Certificate of Incorporation of TitleMax of Texas, Inc. dated December 14, 2007 (exhibit 3.29 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.34	Amended and Restated Bylaws of TitleMax of Texas, Inc. dated December 9, 2008 (exhibit 3.30 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

3.35	Certificate of Incorporation of TMX Credit, Inc. dated April 7, 2011

3.36	First Amendment to the Certificate of Incorporation of TMX Credit, Inc. dated August 16, 2011

3.37	Amended and Restated Bylaws of TMX Credit, Inc. dated August 31, 2011

3.38	Certificate of Incorporation of TMX Finance of Florida, Inc. dated November 18, 2010

3.39	Bylaws of TMX Finance of Florida, Inc. dated December 10, 2010

4.1	Indenture, dated June 21, 2010, among TMX Finance LLC and TitleMax Finance Corporation as Issuers, the guarantors party thereto, and Wells Fargo Bank, National Association as Trustee and Collateral Agent, including the guarantee and the form of 13.25% senior secured note due 2015 (exhibit 4.1 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

Exhibit No.	Description of Exhibit

4.2	First Supplemental Indenture, dated May 13, 2011, among TMX Finance LLC and TitleMax Finance Corporation as Issuers, the guarantors party thereto, and Wells Fargo Bank, National Association as Trustee and Collateral Agent, including the guarantee and the form of 13.25% senior secured note due 2015

4.3	Registration Rights Agreement, dated July 22, 2011, among TMX Finance LLC, TitleMax Finance Corporation and Jefferies & Company, Inc. as Representative of the Initial Purchasers named therein (exhibit 4.4 to TMX Finance LLC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 is incorporated herein by this reference)

5.1	Legality Opinion of Alston & Bird LLP

8.1	Tax Opinion of Alston & Bird LLP

10.1*	Amended and Restated Employment Contract dated June 6, 2010 by and between TitleMax Holdings, LLC, a Delaware limited liability company, and its various subsidiaries and John W. Robinson, III (exhibit 10.1 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

10.2	Amended and Restated Aircraft Reimbursement Agreement dated October 1, 2010 by and among TitleMax of Georgia, Inc., a Georgia corporation, TitleMax Aviation, Inc., a Delaware corporation, and TMXA, LLC, a Delaware limited liability company (exhibit 10.2 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

10.3	Aircraft Reimbursement Agreement dated January 1, 2011, by and among TitleMax of Georgia, Inc., a Georgia corporation, TitleMax Aviation, Inc., a Delaware corporation, and TMXA, LLC, a Delaware limited liability company (exhibit 10.3 to TMX Finance LLC’s Registration Statement on Form S-4, dated February 14, 2011, is incorporated herein by this reference)

10.4	Non-Exclusive Aircraft Lease Agreement dated January 1, 2011 by and between TitleMax Aviation, Inc. and TitleMax of Georgia, Inc. (exhibit 10.4 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.5	Servicing Agreement dated April 19, 2009 by and between EquityAuto Loan, LLC and TitleMax of Georgia, Inc. (exhibit 10.5 to Amendment No. 2 to TMX Finance LLC’s Registration Statement on Form S-4, dated April 19, 2011, is incorporated herein by this reference)

10.6	Real Estate Lease Agreement dated January 1, 2009 by and between TMX Investments, LLC and TitleMax of Missouri, Inc. (exhibit 10.6 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.7	Real Estate Lease Agreement dated September 1, 2008 by and between TY Investments, LLC and TitleMax of Georgia, Inc. (exhibit 10.7 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.8	Real Estate Lease Agreement dated September 1, 2008 by and between TY Investments, LLC and TitleMax of Georgia, Inc. (exhibit 10.8 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

Exhibit No.	Description of Exhibit

10.9	Sublease Agreement dated August 29, 2008 by and among TitleMax of Georgia, Inc., EquityAuto Loan, LLC, and National Retail Properties LP (exhibit 10.9 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.10	Real Estate Lease Agreement dated September 1, 2008 by and between TY Investments, LLC and TitleMax of Missouri, Inc. (exhibit 10.10 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.11	Real Estate Lease Agreement dated January 1, 2009 by and between TY Investments, LLC and TitleMax of Mississippi, Inc. (exhibit 10.11 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.12	Real Estate Lease Agreement dated August 3, 2007 by and between TY Investments, LLC and TitleMax of Illinois, Inc. (exhibit 10.12 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.13	Real Estate Lease Agreement dated September 1, 2007 by and between TY Investments, LLC and TitleMax of Virginia, Inc. (exhibit 10.13 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.14	Real Estate Lease Agreement dated July 1, 2007 by and between TY Investments, LLC and TitleMax of Georgia, Inc. (exhibit 10.14 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.15	Real Estate Lease Agreement dated September 1, 2007 by and between TY Investments, LLC and TitleMax of Missouri, Inc. (exhibit 10.15 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.16	Real Estate Lease Agreement dated July 21, 2007 by and between TY Investments, LLC and TitleMax of South Carolina, Inc. (exhibit 10.16 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.17	Real Estate Lease Agreement dated November 20, 2007 by and between TY Investments, LLC and TitleMax of Missouri, Inc. (exhibit 10.17 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.18	Real Estate Lease Agreement by and between TY Investments, LLC and TitleMax of South Carolina, Inc. (exhibit 10.18 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.19	Real Estate Lease Agreement dated April 30, 2008 by and between TY Investments, LLC and TitleMax of Georgia, Inc. (exhibit 10.19 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

Exhibit No.	Description of Exhibit

10.20*	Employment Offer Letter of Donald Thomas dated April 20, 2010 (exhibit 10.20 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.21*	Employment Offer Letter of Charles Cole dated July 28, 2009 (exhibit 10.21 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

10.22*	Employment Offer Letter of Otto Biells dated December 14, 2009 (exhibit 10.22 to Amendment No. 1 to TMX Finance LLC’s Registration Statement on Form S-4, dated March 30, 2011, is incorporated herein by this reference)

12.1	Statement of the Computation of the Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of TMX Finance LLC

23.1	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Dixon Hughes Goodman LLP, Independent Registered Public Accounting Firm

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.4	Consent of Alston & Bird LLP (included in Exhibit 8.1)

24.1	Powers of Attorney for the Managers and Officers of TMX Finance LLC (included on its signature page to this Registration Statement)

24.2	Powers of Attorney for the Director and Officers of TitleMax Finance Corporation (included on its signature page to this Registration Statement)

24.3	Powers of Attorney for the Manager and Officers of EquityAuto Loan, LLC (included on its signature page to this Registration Statement)

24.4	Powers of Attorney for the Director and Officers of TitleMax Funding, Inc. (included on its signature page to this Registration Statement)

24.5	Powers of Attorney for the Director and Officers of TitleMax of Alabama, Inc. (included on its signature page to this Registration Statement)

24.6	Powers of Attorney for the Director and Officers of TitleMax of Arizona, Inc. (included on its signature page to this Registration Statement)

24.7	Powers of Attorney for the Director and Officers of TitleMax of Georgia, Inc. (included on its signature page to this Registration Statement)

24.8	Powers of Attorney for the Director and Officers of TitleMax of Illinois, Inc. (included on its signature page to this Registration Statement)

Exhibit No.	Description of Exhibit

24.9	Powers of Attorney for the Director and Officers of TitleMax of Mississippi, Inc. (included on its signature page to this Registration Statement)

24.10	Powers of Attorney for the Director and Officers of TitleMax of Missouri, Inc. (included on its signature page to this Registration Statement)

24.11	Powers of Attorney for the Director and Officers of TitleMax of Nevada, Inc. (included on its signature page to this Registration Statement)

24.12	Powers of Attorney for the Director and Officers of TitleMax of South Carolina, Inc. (included on its signature page to this Registration Statement)

24.13	Powers of Attorney for the Director and Officers of TitleMax of Tennessee, Inc. (included on its signature page to this Registration Statement)

24.14	Powers of Attorney for the Director and Officers of TitleMax of Texas, Inc. (included on its signature page to this Registration Statement)

24.15	Powers of Attorney for the Director and Officers of TitleMax of Virginia, Inc. (included on its signature page to this Registration Statement)

24.16	Powers of Attorney for the Director and Officers of TMX Credit, Inc. (included on its signature page to this Registration Statement)

24.17	Powers of Attorney for the Director and Officers of TMX Finance of Florida, Inc. (included on its signature page to this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with regard to Exhibit 4.1

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner

*	Management contract or compensatory plan or arrangement required to be filed as an exhibit to this report.